Exhibit No. 10.4

Confidential Materials omitted and filed separately with the
Securities and Exchange Commission.  Asterisks denote omissions.

GENOTYPING SERVICES AGREEMENT

This GENOTYPING SERVICES AGREEMENT (the “Agreement”) is made as of the 11 day of March 2003 (the “Effective Date”), by and between Genaissance Pharmaceuticals, Inc., with its principal place of business at Five Science Park, New Haven, CT 06511 (“Genaissance”), and Wayne State University, with offices at 5700 Cass Avenue, Suite 4200, A.A. B., Detroit, MI 48202 (“WSU”).

WHEREAS, on December 16, 2002 WSU issued a Request for Proposal for the provision of Genotyping Services to support its service contract with the Perinatology Research Branch (PRB) of the National Institute of Child Health and Human Development (NICHD);

WHEREAS, on January 9, 2003 Genaissance submitted a Proposal for Wayne State University in Response to the RFP – Genotyping Services;

NOW THEREFORE, in consideration of the premises and of the covenants herein contained, the parties mutually agree as follows:

1.                                       The documents that are listed in the attached Table of Contents and that are attached hereto are hereby made part of the Agreement.

2.                                       Genaissance agrees to perform the Genotyping Services, and WSU agrees to pay for the performance of same, pursuant to the provisions set forth in the attached documents.

IN WITNESS WHEREOF, the parties have caused their duly authorized officer to execute and deliver this Agreement as of the date first set forth above.

GENAISSANCE PHARMACEUTICALS, INC.

By:	/s/ Gerald F. Vovis
Name:	Gerald F. Vovis, Ph.D.
Title:	Executive Vice President and Chief Technology Officer

WAYNE STATE UNIVERSITY

By:	/s/ John L. Davis
Name:	John L. Davis

Title:	Senior Vice President for Finance
and Administration 3/20/03

Table of Contents

Document	Originating Party	Last Revision Date/Party

Wayne State University Request for Proposal for Providing Genotyping Services for 2002/2003	WSU	December 16, 2002

Addendum One (1) to Request for Proposal for Genotyping Services December 16, 2002	WSU	December 30, 2002

Addendum Two (2) to Request for Proposal for Genotyping Services December 16, 2002	WSU	January 07, 2003

Proposal for Wayne State University in Response to RFP – Genotyping Services	GNSC	January 9, 2003

Addendum to Schedule C of Proposal	GNSC	March 11, 2003 WSU and GNSC

Addendum to Addendum 1 (Terms and Conditions) of Proposal	WSU	February 19, 2003/GNSC

Replacement of Addendum 2 (License Agreement) of Proposal	GNSC	March 10, 2003 WSU and GNSC

Addendum 3 to Proposal, Additional Services Comparison of Cohorts Sequence Finishing and Quality Control Analysis of Candidate Genes	GNSC	March 10, 2003 WSU and GNSC

WSU Project Seq Tracking Time line for sequencing and quality control analysis of 200 candidate genes	GNSC	March 7, 2003/GNSC

WSU Project Tracking Time line for genotyping 4,000 DNA samples with an average of [**] SNPs from each of 200 candidate genes	GNSC	January 28, 2003/GNSC

Press Release	GNSC	March 10, 2003 WSU and GNSC

[Attachment 1]

WAYNE STATE UNIVERSITY	Purchasing Department
Division of Business Operations	Detroit, Michigan 48202
(313) 577-3757
FAX (313) 577-3747

December 16, 2002

Attn:  Jeffrey M. Otto, Ph.D., Director
Geniassance Pharmaceuticals
5 Science Park
New Haven, CT  06511
Dear Mr. Otto:

Wayne State University is seeking a Contractor to provide genotyping services.  The Contractor should have the capability to carry out high-throughput genotyping for approximately 4,000 DNA samples for polymorphisms in approximately 200 candidate genes.  We are soliciting information from organizations that have the capability to provide these services.  This service is expected to commence on approximately January 24, 2003.  Wayne State University invites you to participate in the Request for Proposal process.

We have enclosed our Request for Proposal and Specifications for your review and consideration.  If you are interested in participating in this process, please note the proposal due date and place as follows:

Thursday, January 9, 2003 - 4:00 p.m.
Wayne State University
Attn:  Kimberly Tomaszewski, Senior Buyer
RFP - Genotyping Services
5700 Cass Avenue, 4th Floor - Suite 4200 AAB
Detroit, MI 48202

Due to the technical and specific nature of the work proposed in this Request for Proposal, there will be no pre-bid meeting.  Questions that arise as a result of this RFP should be directed in writing to Kimberly Tomaszewski no later than Thursday, January 2, 2003.  Should you have any questions or concerns about this invitation, please contact me at (313) 577-3757 (ac9934@wayne.edu@).  Thank you for your interest in doing business with Wayne State University.

Sincerely,

/s/ Kim

Kimberly Tomaszewski
Senior Buyer

WAYNE STATE UNIVERSITY

REQUEST FOR PROPOSAL

AND SPECIFICATIONS FOR

GENOTYPING SERVICES

No part of this publication may be reproduced, transmitted, transcribed, stored in a retrieval system, or translated into any language in any form by any means without the written permission of
Wayne State University

Wayne State University
Purchasing Department

RFP - Genotyping Services

December 16, 2002

WAYNE STATE UNIVERSITY

REQUEST FOR PROPOSAL
FOR GENOTYPING SERVICES

Note

I.	INTRODUCTION
II.	INFORMATION FOR VENDOR
III.	GENERAL REQUIREMENTS AND GUIDELINES
IV.	STATEMENT / SCOPE OF WORK
V.	Additional Instructions To VENDORS — Business Proposals
VI.	Vendor Qualifications
VII.	SUMMARY OF GENERAL MANDATORY REQUIREMENTS

SCHEDULES
	Schedules A1	Proposal Certification
	Schedules A2	Non-Collusion Affidavit
	Schedule B	Insurance Requirements
	Schedule C	Price Schedule
	Schedule D	Summary Questionnaire
	Schedule E	Representations, Certifications and Other Statement of Offerors or Quoters (vendors)

EXHIBITS TO BE SUBMITTED WITH VENDOR PROPOSAL(S)

	Vendor Exhibit 1	Exceptions/Restricted Services
	Vendor Exhibit 2	Profile/Experience/References
	Vendor Exhibit 3	Service Plan
	Vendor Exhibit 4	Vendor Qualifications
	Vendor Exhibit 5	Small Business Subcontracting Plan

NOTE

Proposals may be subject to public review after contracts have been awarded.  Vendors responding to this proposal are cautioned not to include any proprietary information as part of their proposal unless such proprietary information is carefully identified as such in writing, and the UNIVERSITY accepts, in writing, the information as proprietary.

I.                                         INTRODUCTION

A.                                   Wayne State University (hereafter referred to as UNIVERSITY or WSU) is a comprehensive university with approximately 31,000 students.  This makes the University the third largest in the state.  The graduate school, with nearly 13,000 students, is the largest in Michigan.  There are 14 schools and colleges.  The University offers 355 major subject areas, 128 bachelor, 136 master, and 61 different doctoral degrees plus 30 different certificate, specialist and professional programs.  There are over 202,000 alumni of the UNIVERSITY, many of whom have assumed leadership positions in the communities of southeastern Michigan.  Many successful doctors and health care professionals, lawyers, engineers, educators, business executives and managers, civic leaders, and community members obtained their education at WSU.

In fiscal year 2001, the UNIVERSITY had revenues and year end total assets of approximately $654 million and $1.038 billion, respectively.

In 1994, WSU brought the total number of Carnegie “Research I Universities” to 88.  Of the 3,600 accredited universities in the U.S., this select group offers a broad range of baccalaureate programs while demonstrating a commitment to graduate education and a significant capacity for research.

The Perinatology Research Branch (PRB) was created in response to Sec.  452B of the Public Health Service Act that was passed by Congress and signed into law by the President as part of the NIH Revitalization Act of 1993.  Section 452B states that: “The Director of the National Institute of Child Health and Human Development (NICHD) shall establish and maintain within the Institute an intramural laboratory and clinical research program in obstetrics and gynecology.

B.                                     The Purchasing (PD) Department of the UNIVERSITY is soliciting proposals from qualified professional organizations, hereafter referred to as VENDOR(s), who specialize in providing Genotyping Services of superior quality at competitive pricing, under the direction of the UNIVERSITY’S Perinatology Research Branch of the National Institute (NICHD), as described in the Statement of Work section of the Request For Proposal (RFP).

The UNIVERSITY reserves the right to select one or several service providers for the Genotyping Services under consideration.  Make sure to complete the pricing models as provided on the excel spreadsheets.

This RFP outlines basic requirements as specified in the Scope of Work section of the RFP (Section IV).  Proposals submitted are to be in accordance with the outline and specifications contained herein and are to remain in effect a minimum of 120 days from the date of submission, and may be subject to further extensions as negotiated.  A statement to this effect should be contained in the VENDOR’S cover letter.

VENDOR selected shall have an excellent track record for handling service programs of our size and scope and shall provide the UNIVERSITY with a top priority commitment.

C.                                     The UNIVERSITY reserves the right to accept, reject, modify, and/or negotiate any and all proposals received in conjunction with the RFP.  It reserves the right to waive any defect or informality in the Proposals on the basis of what it considers to be in its best interests.  Any proposal which the UNIVERSITY determines to be incomplete, conditional, obscure, or has irregularities of any kind, may be rejected.  The UNIVERSITY reserves the right to award to the firm, or firms, which in its sole judgment, will best serve its long-term interest.

D.                                    This RFP in no manner obligates the UNIVERSITY to the eventual purchase of any products or services described, implied, or which may be proposed, until confirmed by written agreement, and may be terminated by the UNIVERSITY without penalty or obligation at any time prior to the signing of an Agreement.

E.                                      Expenses for developing and presenting proposals shall be the entire responsibility of the VENDOR and shall not be chargeable to the UNIVERSITY.  All supporting documentation and manuals submitted with this proposal will become the property of the UNIVERSITY unless otherwise requested by the VENDOR, in writing, at the time of submission, and agreed to, in writing, by the UNIVERSITY.

F.                                      All questions concerning this RFP are to be directed to Kimberly Tomaszewski, Senior Buyer at (313) 577-3757, Fax (313) 577-3747 or Email ac9934@wayne.edu or in her absence to Kenneth Doherty, C.P.M., Associate Director, at (313) 577-3756, Email, ac0578@wayne.edu.  Under no circumstances may a VENDOR contact other individuals at the UNIVERSITY, to discuss any aspect of this RFP, unless expressly authorized by the Purchasing Department to do so.

II.                                     INFORMATION FOR VENDOR

A.                                   General

This RFP contains requests for information.  VENDORS, however, in responding to this RFP, are encouraged to provide any additional information they believe relevant.

VENDORS are encouraged to examine all sections of this RFP carefully, in that the degree of interrelationship between sections is high.  Clause headings appearing in this RFP have been inserted for convenience and ready reference.

They do not purport to define, limit or extend the scope of intent of the respective clauses.

Whenever the terms “must” “shall” “will” “is required” or “are required” are used in the RFP, the subject being referred to is to be a required feature of this RFP.  In those cases where mandatory requirements are stated, material failure to meet those requirements could result in disqualification of the VENDOR’S response.  Any deviation or exception from RFP specifications must be clearly identified by the VENDOR in its proposal, specifically under the category “Restricted Services”.  Otherwise, check the box indicating “None” on the Proposal Certification Schedule A.1.

B.                                     Calendar of Events

Activity	Responsibility	Date,
Formal Release of RFP – Genotyping Services 2002/03	Purchasing (PD)	December 16, 2002

Deadline for submission of questions in writing	PD	January 2, 2003

Delivery of Proposals to Purchasing Department	VENDORS.	January 9, 2003 by 4:00 p.m.

Evaluation of Proposals	PD/ET	January 13, 2003

Announcement of Selected Vendor	PD	January 20, 2003

Readiness for Service/Contract Commencement	Vendors	January 24, 2003

The UNIVERSITY will make every effort to adhere to the above schedule.  It is subject however, to time extensions.  This would be in the event that further clarification of responses or terms of contract are in the best interest of the UNIVERSITY and in the event the UNIVERSITY requires more time to assure that the selection of the VENDOR is in accordance with its policies, rules and regulations as well as actual timing needs.

C.                                     Examination of the Request for Proposal

Before submitting proposals, each VENDOR will be held to have examined the UNIVERSITY requirements outlined in the Statement of Work and Technical Information sections, and satisfied itself as to the existing conditions under which it will be obligated to perform in accordance with specifications of this RFP.

No claim for additional compensation will be allowed due to unfamiliarity with the specifications and/or existing conditions.  It shall be understood that the

VENDOR has full knowledge of all of the existing conditions, and accepts them “as is.”

D.                                    Delivery of Proposals:

An original (clearly marked as such) plus nine copies (10 total) of concise proposals in booklet or notebook form with supporting documentation shall be delivered in a sealed envelope or container to the UNIVERSITY Purchasing Department.  The specific format for responses is detailed in Section II E (below).  Proposals and Schedule D, Price Schedule must be signed and the authority of the individual signing must be stated thereon.  For the VENDOR’S convenience, the Price Schedule and Appendices will be provided on diskette using Microsoft Excel version 97.  VENDORS are encouraged to use the disk and return a completed hard copy with their proposal.  All responses are to be addressed to:

ATTN.: Kimberly Tomaszewski
Wayne State University-RFP Genotyping Services
Purchasing Department
5700 Cass Avenue, 4th Floor - Suite 4200 AAB
Detroit, MI 48202

Deadline for receipt of proposals by the Purchasing Department is 4:00 p.m. on January 9, 2003.  Date and time will be stamped on the proposals by the Purchasing Department.  Proposals received after that time will not be accepted.  VENDORS submitting proposals after the due date and time will be required to retrieve the unopened proposals.

E.                                      Proposal Format

Proposals are to be submitted as a booklet or in notebook form with appropriate indices.  Each proposal should be prepared simply and economically, providing a straightforward concise description of the VENDOR’S service, approach and ability to meet the UNIVERSITY’S needs as stated in this RFP.  Schedules and Exhibits must clearly identify and well define:

Schedule Al -	Proposal Certification
Schedule A2 -	Non Collusion Affidavit
Schedule B - Insurance Requirements
Schedule C -	Price Schedule, Summary of Quoted Rates
Schedule D -	Summary Questionnaire
Schedule E -	Representations, Certifications and Other Statement of Offerors or Quoters (Vendors)
Exhibit 1 -	Exceptions/Restrictions; if any (Section II F)
Exhibit 2 -	Profile/Experience/References (Section II G)
Exhibit 3 -	VENDOR Service Plan (Section IV)
Exhibit 4 -	Vendor Qualifications
Exhibit 5 -	Small Business Subcontracting Plan

Care should be exercised in preparation of the proposals since it is the UNIVERSITY’S intent to have the final contract documentation consist of the RFP, VENDOR Proposal, any letters of clarification, and a one or two page enabling Signatory Document.

F.                                      Proposal Evaluation

1.                                       Proposals will be evaluated and award will be based on the VENDOR’S ability to offer the best value (technical quality, past performance and price), and on anticipated quality of service for the following principal elements:

Primary Considerations

•                  Demonstrated ability to perform the genotyping in a reasonable time frame (45 points);

•                  Experience of the personnel in performing the genotyping (35 points);

•                  Facilities and equipment needed to perform the genotyping (20 points);

Additional Considerations

•                  Ability to meet all mandatory requirements and specifications of this RFP;

•                  Cost of Services; Compensation and Fees; (Schedule C);

•                  Financial Strength of the Vendor;

•                  Proposal Documentation / Presentation;

•                  VENDOR’S Experience (Exhibit 2);

•                  VENDOR Profiles/References; (Exhibit 2);

•                  VENDOR Service Plan; (Exhibit 3);

•                  VENDOR Qualifications; (Exhibit 4).

NOTE: Additional Considerations are not stated in order of preference.  However, technical items and past performance will carry greater weight than price.  All factors listed above will be considered in the final selection of a VENDOR.

VENDOR proposals will be evaluated by an evaluation team consisting of members of the UNIVERSITY’S Purchasing Department and the PRB.  A preliminary screening will be used to identify competitive VENDORS who have met the mandatory requirements.  The Purchasing Department may subsequently request selected VENDORS to make a presentation at a set time and date, to clarify information provided in the proposals.  Final consideration, evaluation, and recommendation may be made at this point.  However, the UNIVERSITY reserves the right to take additional time for reference review, site visits and/or proposal negotiations.

2.                                       To qualify for evaluation, a VENDOR’S proposal must be responsive, must have been submitted on time and must materially satisfy all mandatory requirements identified throughout the RFP.  To be considered responsive, a proposal must be reasonable and substantially conform in the judgment of the UNIVERSITY to all of the specified requirements in the RFP.  Any deviation from requirements indicated herein must be stated in the proposal specifically under the category “Restricted Services”, and clearly identified as Exhibit 1.  Otherwise it will be considered that proposals are in strict compliance with all requirements, and any successful VENDOR will be held responsible therefor.

3.                                       If there are portions of any proposal the UNIVERSITY finds unacceptable or otherwise in need of clarification or revision, the UNIVERSITY reserves the right to negotiate with any or all VENDORS.  Should the outcome of evaluations result in a recommendation, any resultant contract shall be subject to the approval of the UNIVERSITY’S General Counsel and be approved and signed by the appropriate UNIVERSITY representative.

4.                                       After notification of acceptance of proposal and the signing of a resultant agreement and/or Purchase Order, the successful VENDOR will be expected to establish and be in a position to provide Genotyping Services commencing on or before January 24, 2003.

G.                                     Vendor Profile, Experience and References

1.                                       Vendor Profile should include:

VENDOR is required to provide both financial and organizational data that demonstrate the size, scope and capability of the Company to handle the UNIVERSITY’S specific requirements specified in this RFP.

VENDOR is required to identify all organizational components and other Companies or Organizations with which it is affiliated.  Include component and other company addresses.  Explain any company relationships that could be construed to be a conflict of interest in doing business with the UNIVERSITY now or in the future.  Indicate any significant past or pending lawsuits or malpractice claims against the VENDOR.

VENDOR must submit independently audited financial statements (one copy only) including its statement of statement of revenues and expenses and year-end balance statements for at least the past three years.  Include most recently available interim statements.  Such financial information will be treated in strict confidence.  Financial information should be submitted, under separate cover, directly to:

Joan M. Gossman, C.P.M.

Wayne State University-RFP Genotyping Services

Purchasing Department

5700 Cass Avenue, Suite 4200, A.A.B.

Detroit, MI 48202

VENDORS who would like their financial statements returned to them must include a self addressed envelope marked “Confidential” with their financial statement.  If VENDOR has already submitted financial statements within 120 days of this RFP, VENDOR may indicate the RFP date and RFP title in the VENDORS cover letter instead of resubmitting these statements.

2.                                       Experience

The successful VENDOR shall be an organization that has an excellent record as a licensed external provider of the Genotyping Services in the type and scope detailed in this RFP.  Accordingly, VENDORS are to state in their proposals their qualifications to meet the RFP specifications in terms of past and current experience with the same or similar requirements.  VENDORS are to focus on experiences with organizations having needs similar to that of the UNIVERSITY.

3.                                       References

VENDORS are to furnish a minimum of three (3) qualified references to support their proposals.  References are to be from organizations that are not part of the VENDOR’S organization and that closely parallel the needs stated in this RFP.  References are to be from organizations that have successfully utilized the products and services which the VENDOR has offered in its proposal(s) (see additional reference information required in Section V, item C).

The references supplied should include the name and address of the organization, the name(s), titles, and the telephone numbers of the persons to be contacted and a general scope of the product or services provided including the approximate annual aggregate dollar volume involved.

III.                                 GENERAL REQUIREMENTS AND GUIDELINES

A.                                   Terms and Conditions

The Proposal response must include a formal copy of any VENDOR’S terms and conditions applicable to this transaction.  Evaluation and acceptance and/or modification of these terms and conditions by the University’s General Counsel is essential prior to the award of the contract.  In the event the VENDOR does not supply terms and conditions with their proposal, the UNIVERSITY’s terms and conditions will govern this transaction.

B.                                     Governing Law (Michigan)

VENDOR agrees that, in the event of a dispute, laws of the State of Michigan will prevail.

C.                                     Non-Discrimination

The parties agree that in the performance of any contract they shall not discriminate in any manner on the basis of race, creed, color, national origin, age, religion, sex, sexual orientation, marital status or handicap protected by law.  Such action shall include, but is not limited to the following: employment, upgrading, demotion, transfer, recruitment or recruitment advertising; layoff or termination; rates of pay or other forms of compensation.  By submitting a proposal, VENDORS certify that they will conform to the provisions of the Federal Civil Rights Action of 1964, as amended.

D.                                    Immigration Reform and Control Act of 1986

By submitting a proposal, the VENDORS certify that they do not and will not during the performance of this contract employ illegal alien workers or otherwise violate the provisions of the federal Immigration Reform and Control Act of 1986.

E.                                      Debarment Status

By submitting a proposal, VENDORS certify that they are not currently debarred from submitting bids on contracts nor are they an agent of any person or entity that is currently debarred from submitting bids on contracts.

F.                                      Indemnification and Hold Harmless

The VENDOR shall defend, indemnify and hold harmless the UNIVERSITY, its officers, employees and agents, against any and all liability of whatever nature which may arise directly or indirectly by reason of the VENDOR’S performance under this Agreement.

G.                                     (This Section Deliberately Left Blank)

H.                                    Early Termination

The UNIVERSITY shall have the right to terminate the contract with the VENDOR without penalty after the UNIVERSITY’S thirty (30) days written notice of termination to the VENDOR under the following circumstances:

1.                                       Default of VENDOR

It shall be considered a default whenever the VENDOR shall:

a.                                       Disregard or violate material provisions of the contract documents or UNIVERSITY instructions, or fail to execute the work according to the agreed upon schedule of completion and/or time of completion specified, including extensions thereof, or fail to reach agreed upon performance results.

b.                                      Declare bankruptcy, become insolvent, or assign company assets for the benefit of creditors.

2.                                       Convenience of the UNIVERSITY

When termination of the contract services is construed by the UNIVERSITY to be in its best interest for serving the community and its students, faculty, and staff.

Note: Any contract cancellation notice shall not relieve the VENDOR of the obligation to deliver and/or perform prior to the effective date of cancellation.

I.                                         Cancellation of Contract by VENDOR

VENDOR must provide a minimum of ninety (90) days written notice of cancellation of contract to the UNIVERSITY regardless of the reason for said termination.  Such notification must be sent to:

Joan M. Gossman, C.P.M.
Wayne State University-RFP Genotyping Services - 2002/03
Purchasing Department
5700 Cass Avenue, Suite 4200, A.A.B.
Detroit, MI 48202

J.                                        Non-Assignment

The agreement shall be between the UNIVERSITY and the VENDOR and the VENDOR shall neither assign nor delegate the agreement, its rights or obligations, or any of its terms without the express written permission of the UNIVERSITY.  This pertains to services performed only.  Financial payments may be assigned at the VENDOR’s discretion

K.                                    Price Schedules

VENDOR is to quote its rates for the products and services in accordance with specifications set forth in this RFP.  Rates and other requested data must be stated on or in the exact format of Schedule C, Price Schedule.  VENDOR shall be responsible for all errors and omissions.  In the event of a discrepancy between the printed document and diskette version, the printed document will govern and supercede those of the diskette version.

Please Note: VENDORS must respond using Schedule C.  Failure to do so may result in disqualification of your Proposal.  VENDORS shall be responsible for all errors and omissions.

L.                                      Pricing Variances

No changes shall be made, nor invoices for extra changes, alterations, modifications, deviations, and extra orders be recognized or paid except upon a written change order from the UNIVERSITY.  The UNIVERSITY will not authorize payment for changes, alterations, modifications, deviations, etc.  that are a result of VENDOR error.

M.                                 Civil Rights Requirements

All VENDORS must be in compliance with the directives of the Michigan Department of Civil Rights.  In addition, Vendors are required to comply with all federal equal opportunity requirements, as stated in Schedule E; Representations, Certifications and Other Statement of Offerors or Quoters (VENDORS).  Vendors must complete the Schedule and return it as part of their Proposal.

N.                                    Non-Collusion Clause

The Non-Collusion Affidavit found in Schedules A.1 and A.2 must be executed as a part of the VENDOR’S proposal.

O.                                    Vendor Payment/Billing Terms

Payments of invoices will be made thirty (30) days after receipt and approval of invoice, by the UNIVERSITY Project Manager, for each month completed.

P.                                      Entire Agreement

An agreement, when fully executed, shall supersede any and all prior and existing agreements, either oral or in writing, and will contain all the covenants and agreements between the parties with respect to the subject matter of this agreement.  Any amendment or modification to this agreement must be in writing and signed by the parties hereto.

Q.                                    Severability

It is understood and agreed that if any part, term, or provision of this agreement is by the courts held to be illegal or in conflict with any law of the State of Michigan, the validity of the remaining portions or provisions shall be construed and enforced as if the Agreement did not contain the particular part, term, or provision held to be invalid.

R.                                     Modification of Service

The UNIVERSITY reserves the right to modify the services during the course of the contract, with concurrence of the VENDOR.  Any changes in pricing and rates proposed by the VENDOR resulting from such changes are subject to acceptance by the UNIVERSITY.

In the event prices and rates cannot be negotiated to the satisfaction of both parties, the contract may be subject to competitive bidding based upon the new specifications.

S.                                      Publicity

VENDORS must refrain from giving any reference to this project, whether in the form of press releases, brochures, photographic coverage, or verbal announcements, without specific written approval from the UNIVERSITY.

T.                                     Independent Contractor

The VENDOR agrees that in all respects its relationship with the UNIVERSITY will be that of an independent contractor, and that it will not act or represent that it is acting as an agent of the UNIVERSITY or incur any obligation on the part of the UNIVERSITY without written authority of the UNIVERSITY.

U.                                    Confidentiality

Proposals could be subject to public review after the contracts have been awarded.  VENDORS responding to this proposal are cautioned not to include any proprietary information as part of their proposal unless such proprietary information is carefully identified as such in writing, and the UNIVERSITY accepts, in writing, the information as proprietary.

V.                                     Insurance Requirements

VENDORS must provide Certificates of Insurance or other evidence that insurance is in place.  If awarded a contract, VENDOR must then provide a Certificate of Insurance naming Wayne State University as the certificate holder.  During the life of the contract, the VENDOR shall maintain the type of insurance as stated in Insurance Provisions (Schedule B) attached and any additional requirements as specified by the UNIVERSITY Office of Risk Management for the VENDOR and assigned licensed VENDOR professionals.

Questions on insurance requirements should be directed to Mr. Homer Isaac, Director of the UNIVERSITY’S Risk Management Department at (313) 577-3110.

W.                                Minority Business

Specify in your proposal whether your company is a certified minority firm.  The University, in accordance with guidelines from the Michigan Minority Business Development Counsel (MMBDC), considers a minority firm as one that is at least 51% owned, operated, and controlled by a minority, or in case of a publicly-owned business, at least 51% of the stock must be owned by a minority.  Such minorities include, but are not limited to:

•	African Americans	•	Hispanic Americans
•	Asian Americans	•	Native Americans
•	Eskimos	•	Aleuts

If the firm is not a minority firm, describe the firm’s partnering relationships (if any) with minority firms and how it plans to support the UNIVERSITY’S goal to award UNIVERSITY business to minority firms.

1.                                       Reporting

The selected firm will identify and fairly consider minority firms for subcontracting opportunities when qualified firms are available to perform a given task in performing for the UNIVERSITY under the resulting agreement.  A Proposed Small Business Subcontracting Plan (DHHS APPENDIX 6-1) must be approved by Joan Gossman, University Director of Purchasing, prior to the award of the contract.  Only the selected VEDNOR will be asked to submit this plan.  The form can be downloaded at shown on http://www.ogam2000.com/smallbus/6%2D1.htm.  In addition, the selected VENDOR must submit a quarterly minority business report to the UNIVERSITY Purchasing Department by the 15th of the month following each calendar quarter; specifically the months of April, July, October, and January.  Such reports should be sent directly to:

Attn: Joan M.  Gossman, C.P.M.

Wayne State University-RFP -Genotyping Services

Purchasing Department

5700 Cass Avenue, Suite 4200, A.A.B.

Detroit, MI 48202

2.                                       Report Detail

Minority business reports must contain, but are not limited to the following:

•                  Minority firm’s name, address, and phone number with which the VENDOR has contracted over the-specified quarterly period

•                  Contact person at the minority firm who has knowledge of the specified information

•                  Type of goods and/or services provided over the specified period of time

•                  Total amount paid to the minority firm as it relates to the UNIVERSITY account

X.                                    Ownership of Documents

Upon completion or termination of any agreement, all documents prepared by the VENDOR, including but not limited to: tracings, drawings, estimates, specifications, field notes, investigations, studies and reports, shall become the property of the UNIVERSITY.  At the UNIVERSITY’S option, such documents will be delivered to the UNIVERSITY Purchasing Department.  The UNIVERSITY acknowledges that the documents are prepared only for the contracted services specified.  Prior to completion of the contracted services, the UNIVERSITY shall have a recognized proprietary interest in the work product of the VENDOR.

IV.                                 STATEMENT / SCOPE OF WORK

A.                                   General Description of the Required Objectives and Desired Results

WSU is soliciting genotyping services in support of their service contract with the PRB of the NICHD.

Ongoing research projects conducted by The PRB of the NICHD include studying the mechanisms of disease responsible for adverse pregnancy outcome and infant morbidity and mortality.  Priority is given to the understanding of the factors that predispose to preterm birth, intrauterine growth retardation, preeclampsia, abruption and other conditions that are collectively referred to as the “Great Obstetrical Syndromes”.

A body of evidence now indicates that several obstetrical syndromes are.  clustered within families suggesting the presence of heritable risk factors.  Moreover, recent evidence derived from DNA linkage studies indicates that a precise genetic locus is linked to pre-eclampsia.  Genetic association studies of candidate genes also indicate that certain polymorphisms are associated with a predisposition for these complications and, in some cases, protection.

Perinatal morbidity and mortality are largely determined by five major complications of pregnancy: preterm labor (PTL), preterm premature rupture of membranes (PROM), small for gestational age (SGA), pre-eclampsia and abruptio placenta.  The perinatal consequences of these disorders along with congenital anomalies account for over 95% of infant mortality (death before the age of one).

Although obstetrical complications have been recognized since antiquity, it is now apparent that they are not discrete disorders and are now collectively referred by the term “the great obstetrical syndromes”.  The features of these syndromes are: 1) multiple etiologies; 2) chronicity; 3) the clinical manifestations (i.e., hypertension, PTL, rupture of membranes or reduced fetal growth) are adaptive in nature; 4) symptomatic treatment of the specific syndrome is ineffective in reducing perinatal morbidity; and 5) clinical presentation depends upon genetic (fetal and/or maternal) and environmental interactions.

The research agenda of the PRB focuses in defining the mechanisms of diseases responsible for “the great obstetrical syndromes” with the goal of improving the pathophysiologic understanding of these disorders, developing methods for the prediction, early diagnosis, and interventions leading to the prevention of these conditions.  These studies require high-throughput genotyping of large numbers of samples.  Currently, WSU houses and supports the PRB research laboratories and PRB investigators undertaking studies on “the great obstetrical syndromes”.  Therefore, WSU seeks a VENDOR capable of genotyping polymorphisms in candidate genes that may be involved in determining normal or abnormal pregnancy outcome.  The VENDOR must have the capability to carry out high-throughput genotyping for approximately 4,000 DNA samples (that have been amplified by the “whole genome amplification” protocol) for polymorphisms in approximately 200 candidate genes.  A successful VENDOR will work closely with the PRB investigators located at WSU to develop and validate assays for known and newly identified polymorphisms.  A successful VENDOR will also demonstrate that the proposed genotyping method(s) can be rapidly and easily adapted to new polymorphisms and are rapidly scaleable to deal with increasing numbers of new polymorphisms.

The PRB located at WSU has begun to use microarray technology to identify candidate genes and is now ready to test whether genetic factors predispose to adverse pregnancy outcome, especially in minority populations.

B.                                     Technical Requirements

Independently, and not as an agent of the Government, the VENDOR shall furnish all qualified personnel, materials, facilities, and equipment to provide the following services to WSU.

(a)                                  General requirements:

1.                                       The VENDOR shall provide detailed quality control and quality assurance (QA/QC) plans.  These should cover sample handling, labeling, and storage, as well as genotyping.  Detail on how the VENDOR will avoid mislabeling of samples during genotyping is particularly important.

2.                                       The VENDOR shall provide an inventory system for tracking of samples during receipt, storage, processing, and shipping.  This system shall include but not be limited to the following information: ID numbers, genotype, results of any quality control tests.  The Project Officer will assign a unique ID number to each specimen provided to the VENDOR; this number shall remain with the sample during processing.  The VENDOR shall provide a list of ID numbers when returning the samples, in both electronic and paper forms.

3.                                       The VENDOR shall provide a plan for data management, including acquisition, storage, backup, and reporting to WSU.  The plan should describe methods to handle the large number of samples with multiple genotypes per sample, including a description of the specific software packages to be used.  The management of electronic data, computer hardware and software, and storage of information generated from the contract should be harmonized with existing WSU information technology capabilities wherever feasible.

(b)                                 The VENDOR shall provide the following services:

1.                                       Provide the PRB investigators designated by WSU with haplotype and allele frequency information for polymorphisms in the candidate genes from different ethnic groups, and assist in identifying suitable polymorphisms for the study.

2.             Design genotyping assays for single nucleotide polymorphisms (SNPs) at specified regions in the human genome.  The VENDOR is required to submit detailed information about assay design and success rates.

3.             Perform the assays on samples provided by WSU.  The samples to be provided by WSU will be genomic DNA that has been amplified using the whole genome amplification (also known as the Primer Extension Preamplification; PEP) method.  The VENDOR should describe in detail the platform or platforms to be used for genotyping.

4.             Input the genotyping data into database tables with a structure specified by WSU.

5.             Perform quality control with negative and positive controls as well as repeating a random subset (30%) of the assays.

6.             Provide WSU with all the raw data (including any gel images or other electronic data) as hard copies and in electronic format.

(c)                                  WSU will provide:

1.             Overall technical direction and an outline of the scope of the specific services required.

2.             PEP-products to be used as templates for genotyping (samples will be assembled in 96-well format and shipped on dry ice; WSU will notify the VENDOR beforehand about the shipment of samples).

3.             Designated WSU appointees, will be available to the VENDOR for consultations.

C.                                     Intellectual Property and Publications

(a)                                  This is a service contract, not a research contract.  Therefore, no data are to be published without the advance consent and approval of WSU, and the funding organization, the NICHD.

(b)                                 The VENDOR shall assert no intellectual property rights with regard to genotyping data derived from the experiments described in this document in section B.  If the VENDOR makes additional public domain assays available during the term of this Contract, WSU will be allowed to include the use of these new assays in this Contract

D.                                    Reporting Requirements

(a)                                  The VENDOR shall inform the designated investigators at WSU via e-mail upon receipt of samples verifying number of samples received, ID numbers and condition

(b)                                 The VENDOR shall send a report on results of genotyping, as specified in the Statement of Work, to designated investigators at WSU within 5 working days of completion

(c)                                  The VENDOR shall send a quarterly detailed progress report of the analysis for each set of samples, including methods used, number of genotypes assayed, and the data for each sample as specified in the Statement of Work

(d)                                 The VENDOR shall inform WSU about quality control experiments performed with each assay.  If the quality control experiments are not within the VENDOR’s specifications, the VENDOR will notify WSU and consult with the WSU.  The VENDOR should provide the results within 40-45 working days from the receipt of PEP-samples from WSU.

(e)                                  A copy of the letter transmitting any of the above items should be sent to the Project Manager, Services in Support of the Perinatology Research

Branch, Wayne State University, C.S.  Mott Center for Human Growth and Development, 275 E.  Hancock, Detroit, MI 48201

V.                                     Additional Instructions To VENDORS – Business Proposals

The Business Proposal must contain sufficient information to allow WSU to perform an analysis of the prices offered for the proposed work.

A.                                   General Instructions

You must provide the following information on the first page of your pricing proposal, Schedule C:

a.                                       RFP Solicitation Name

b.                                      Name and address of offerer

c.                                       Name and telephone number of point of contact

d.                                      The following statement: By submitting this proposal, we grant Wayne State University and authorized representative(s) the right to examine, at any time before award, those records, which include books, documents, accounting procedures and practices, and other data, regardless of type and form or whether such supporting information is specifically referenced or included in the proposal as the basis for pricing, that will permit an adequate evaluation of the proposed price.

e.                                       Date of submission

f.                                         Name, title and signature of authorized representative

As part of the specific information required, you must submit with your proposal, support for each price proposed.

If any of the prices proposed are based on commercial activities or are on the GSA schedule, please provide us with a catalog price list or GSA schedule number, showing the cost of the commercial item.  If you provide a discount to the government, please so indicate.

The minimum quantity of samples will be 50, and the maximum quantity will be 10,000 DNA samples.

B.                                     Past Performance Information

Officers shall submit the following information as part of their business proposal a list of the last three (3) contracts completed during the past three years that are similar in nature to the work required by this solicitation and all contracts currently in process that are similar in nature to the solicitation.  Include the following information for each contract:

a.                                       Name of Contracting Organization

b.                                      Contract Number

c.                                       Contract Type

d.                                      Total Contract Value

e.                                       Description of Requirement

f.                                         Contracting Officer’s Name and Telephone Number

g.                                      Program Manager’s Name and Telephone Number

Each offerer will be evaluated on its performance under existing and prior contracts for similar products or services.  WSU is not required to contact all references provided by the offeror.  Also, references other than those identified by the offeror may be contacted by WSU to obtain additional information that will be used in the evaluation of the offeror’s past performance.

VI.                                 Vendor Qualifications

You are requested to submit a summary of your General Experience, Organizational Experience Related to this RFP, Performance History.  Pertinent Contracts and Grants.  This information should be provided in your Proposal under “Vendor Exhibit 4”, Vendor Qualifications.

1.                                       “General experience” is defined as general background, experience and qualifications of the offeror.  A discussion of proposed resources which can be devoted to the project may be appropriate.

2.             “Organizational experience” is defined as the accomplishment of work, either past or ongoing, which is comparable or related to the effort required by this RFP.  This includes overall offeror or corporate experience, BUT NOT the experience and/or past performance or individuals who are proposed as personnel involved with the Statement of Work in this RFP.

3.             “Performance history” is defined as meeting contract objectives within DELIVERY and PRICE SCHEDULES on efforts, either past or on-going, which is comparable or related to the effort required by this RFP.

4.             “Pertinent contracts” is defined as a listing of each related contract completed within the last three years or currently in process.

5.                                       “Pertinent grants” - list grants supported by the Government that involve similar or related work o that called for in this RFP.  Include the grant number, involved agency, names of the grant specialist and the Science Administrator, identification of the work, and when performed.

6.             “Facilities” - provide a description of the facilities that the VENDOR proposes to use, in the performance of this contract.  The description should include a statement as to whether the facility meets P3 or P4 requirements.

VII.                             SUMMARY OF GENERAL MANDATORY REQUIREMENTS

A.                                   Original clearly marked as such plus nine copies (10 total) of the proposals are required.

B.                                     Proposals and Schedules C & D must be signed and the signing authority stated thereon.

C.                                     Meet absolute deadline for delivery of proposals to the Purchasing Department by 4:00 p.m., January 9, 2003.

D.                                    Proposals remain in effect a minimum of 120 days.  A statement to this effect must be contained in the VENDOR’S cover letter.

E.                                      Any deviation from the RFP requirements must be stated in proposal, under “Restricted Services”.  Otherwise, proposal is held to be in strict compliance with this RFP.

F.                                      VENDOR profile, statement of experience, qualifications, comparative financial statements, and minimum of three qualified references, are required information for the purpose of consideration in this RFP process.

G.                                     VENDOR’S Quotation, Schedule C, is to be completed by VENDOR, signed and submitted with Proposal.  Vendors are encouraged to use the disks provided, and return a completed copy with their proposal.

H.                                    VENDOR agrees to all technical and general requirements and guidelines, additional general provisions, VENDOR service plan specifications, and all other specifications and terms specified in the RFP.

I.                                         Vendor must complete the Proposal Certification and Non-Collusion Affidavit (Schedules Al and A2) as specified, sign and submit as a part of the proposal.

J.                                        Vendor must complete Schedule E, Representations, Certifications and Other Statements of Offerors or Quoters (VENDORS).

K.                                    Provide Certificates of Insurance or other evidence that insurance is in place, which meets or exceeds requirements outlined in Schedule B.

L.                                      Ability to commence full service by January 24, 2003.

FAILURE TO MEET THE MANDATORY REQUIREMENTS MAY RESULT IN
DISQUALIFICATION OF YOUR PROPOSAL

Schedule A.1

PROPOSAL CERTIFICATION

VENDOR is to certify its proposal as to its compliance with the Request for Proposal specifications using the language as stated hereon.

RESPONSE TO WAYNE STATE UNIVERSITY

REQUEST FOR PROPOSAL FOR

PROVIDING GENOTYPING SERVICES FOR 2002 / 2003

DATED: December 16, 2002

AND TO ANY AMENDMENTS, THERETO

The undersigned, duly authorized to represent the persons, firms and corporations joining and participating in the submission of this Proposal states that the Proposal contained herein is complete and is in strict compliance with the requirements of the subject Request for Proposal dated December 16, 2002, except as noted in Exhibit 1, the “Restricted Services/Exceptions to RFP” section of the Proposal.  If there are no modifications, deviations or exceptions, state same as a part of the Proposal Certification Statement:

☐NONE	☐If there are, state YES

This proposal remains in effect for 120 days.

Any notice required under the Agreement shall be personally delivered or mailed by first class or certified mail, with proper postage, prepaid, to the Subject VENDOR at the following address:

Company Name:

Address:

ATTN:

Tax Payer ID:

Submitted by:

Signature

Typed Name

	(Title)	(Date)

NON-COLLUSION AFFIDAVIT

The undersigned, duly authorized to represent the persons; firms and corporations joining and participating in the submission of the foregoing Proposal (such persons, firms and corporations hereinafter being referred to as the “VENDOR”), being duly sworn, on his or her oath, states that to the best of his or her belief and knowledge no person, firm or corporation, nor any person duly representing the same joining and participating in the submission of the foregoing Proposal, has directly or indirectly entered into any agreement or arrangement with any other VENDORS, or with any official of the UNIVERSITY or any employee thereof, or any person, firm or corporation under contract with the UNIVERSITY whereby the VENDOR, in order to induce acceptance of the foregoing Proposal by said UNIVERSITY, has paid or is to pay to any other VENDOR or to any of the aforementioned persons anything of value whatever, and that the VENDOR has not, directly or indirectly entered into any arrangement or agreement with any other VENDOR or VENDORS which tends to or does lessen or destroy free competition in the letting of the contract sought for by the foregoing Proposal.

The VENDOR hereby certifies that neither it, its officers, partners, owners, providers, representatives, employees and parties in interest, including the affiant, have in any way colluded, conspired, connived or agreed, directly or indirectly, with any other proposer, potential proposer, firm or person, in connection with this solicitation, to submit a collusive or sham bid, to refrain from bidding, to manipulate or ascertain the price(s) of other proposers or potential proposers, or to obtain through any unlawful act an advantage over other proposers or the college.

The prices submitted herein have been arrived at in an entirely independent and lawful manner by the proposer without consultation with other proposers or potential proposers or foreknowledge of the prices to be submitted in response to this solicitation by other proposers or potential proposers on the part of the proposer, its officers, partners, owners, providers, representatives, employees or parties in interest, including the affiant.

CONFLICT OF INTEREST

The undersigned proposer and each person signing on behalf of the proposer certifies, and in the case of a sole proprietorship, partnership or corporation, each party thereto certifies as to its own organization, under penalty of perjury, that to the best of their knowledge and belief, no member of the UNIVERSITY, nor any employee, or person, whose salary is payable in whole or in part by the UNIVERSITY, has a direct or indirect financial interest in the award of this Proposal, or in the services to which this Proposal relates, or in any of the profits, real or potential, thereof, except as noted otherwise herein.

Signature

Company Name

Date

Subscribed and sworn to before me this
day of , 2003.
Notary Public in and for the County of , State of .
My commission expires:

Schedule B

INSURANCE REQUIREMENTS

                                                                                                   at its sole expense, shall cause to be issued and maintained in full effect for the term of this agreement, insurance as set forth hereunder:

General Requirements

Type of Insurance		Minimum Requirement
1. Comprehensive General Liability	Bodily Injury	$500,000 each person
$1,000,000 aggregate
	Property Damage	$500,000 each occurrence
$1,000,000 aggregate
Or
$3,000,000 Combined Single Limit (CSL)

2. Comprehensive Automobile Liability Bodily Injury (including hired and non– owned vehicles)	$500,000 each person Property Damage	$1,000,000 each accident $500,000 each accident
or
$3,000,000 Combined Single Limit (CSL)

3. Workers’ Compensation (Employers’ Liability)	Statutory-Michigan	$100,000

Maximum Acceptable Deductibles

Type of Insurance	Deductible

Comprehensive General Liability	$250
Comprehensive Automobile Liability	0
Workers’ Compensation	0

Coverages

1.               All liability policies must be written on an occurrence form.

2.               Comprehensive general liability includes, but is not limited to: consumption or use of products, existence of equipment or machines on location, and contractual obligations to customers.

3.               The Board of Governors, Wayne State University, shall be named as an additional insured, but only as respects to accidents arising out of said contact.

Certificates of Insurance

1.               Certificates of Insurance stating the minimum required coverages must be forwarded to the Office of Risk Management to be verified and, authenticated with the agent and/or insurance company.

2.               Certificates should contain a statement from the insurer that, for this contract, the care, custody or control exclusion is waived.

3.               Certificates shall be issued on a ACORD form or one containing the equivalent wording, and require giving WSU a thirty (30) day written notice of cancellation or material change prior to the normal expiration of coverage.

4.               Revised certificates must be forwarded to the Office of Risk Management thirty (30) days prior to the expiration of any insurance coverage listed on the original certificate.

PRICE SCHEDULE C

SUMMARY OF QUOTED RATES

SCHEDULE C -Price Schedule
Reply to Wayne State University Request for Proposal
For Genotyping Services

NAME OF TEST	UNIT PRICE	ESTIMATED QUANTITY	TOTAL

Alternate proposals for this solicitation are not acceptable”.

The undersigned affirms that the cost of all work is covered by the scope defined in the RFP dated December 16, 2002.  By submitting this proposal, we grant Wayne State University and authorized representative(s) the right to examine, at any time before award, those records, which include books, documents, accounting procedures and practices, and other data, regardless of type and form or whether such supporting information is specifically referenced or included in the proposal as the basis for pricing, that will permit an adequate evaluation of the proposed price

Company Name:

Company Address:

Submitted by:

Signature

Typed Name
	(Title)	(Date)

Phone	( )	fax ( )

Schedule D - Summary Questionnaire

		YES	ALTERNATIVE
1.	Can your company provide services on or before January 24, 2003?

2.	Have you provided three (3) references with specific contact names and phone numbers?’

3.	Did your company provide a certificate of insurance to meet or exceed all our minimum requirements?

4.	Did your company provide the required Proposal Certification and Non– Collusion Affidavit?

5.	Did your company complete and provide the Summary Price Schedule C?

6.	Did your company complete and provide Schedule E, Statement of Representations and Certifications?

7.	Did your company agree to guarantee to maintain a top priority for the UNIVERSITY?

8.	Please complete the following questions:

Total number of employees in your company

Total years in business with this company name

9.	Did your company provide financial information under separate cover to the Director of Purchasing?

10.	Are there any conflicts of interest in doing business with the University?	Yes
No

SCHEDULE E

REPRESENTATIONS, CERTIFICATIONS
AND OTHER STATEMENTS OF
OFFERORS OR QUOTERS (VENDORS)

PART IV - SECTION K
Representations,Certifications, and Other Statements of Offerors or Quoters (Negotiated).

1.  REPRESENTATIONS AND CERTIFICATIONS

1.	FAR 52.203-2	Certification of Independent Price Determination
2.	FAR 52.203-11	Certification and Disclosure Regarding Payments to Influence Certain Federal Transactions (DEVIATION)
3.	FAR 52.204-3	Taxpayer identification
4.	FAR 52.204-5	Women-Owned Business (Other Than Small Business)
5.	FAR 52.204-6	Data Universal Numbering System (DUNS) Number
6.	FAR 52.209-5	Certification Regarding Debarment, Suspension, Proposed Debarment and Other Responsibility Matters
7.	FAR 52.215-6	Place of Performance
8.	FAR 52.219-1	Small Business Program Representations
9.	FAR 52.219-19	Small Business Concern Representation for the Small Business Competitiveness Demonstration Program
10.	FAR 52.219-21	Small Business Size Representation for Targeted Industry Categories Under the Small Business Competitiveness Demonstration Program
11.	FAR 52.219-22	Small Disadvantaged Business Status
12.	FAR 52.222-18	Certification Regarding Knowledge of Child Labor for Listed End Products
13.	FAR 52.222-21	Certification of Nonsegregated Facilities
14.	FAR 52.222-22	Previous Contracts and Compliance Reports
15.	FAR 52.222-25	Affirmative Action Compliance
16.	FAR 52.222-38	Compliance with veterans’ Employment Reporting Requirements
17.	FAR 52.222-48	Exemption From Application of Service Contract Act Provisions
18.	FAR 52.223-4	Recovered Material Certification
19.	FAR 52.223-13	Certification of Toxic Chemical Release Reporting
20.	FAR 52.225-2	Buy American Act Certificate
21.	FAR 52.225-4	Buy American Act-North American Free Trade Agreement—Israeli Trade Act Certificate
22.	FAR 52.225-6	Trade Agreements Certificate
23.	FAR 52.226-2	Historically Black College or University and Minority Institution Representation
24.	FAR 52.227-6	Royalty Information
25.	FAR 52.230-1	Cost Accounting Standards Notices and Certification
26.	—	Certification Regarding Environmental Tobacco Smoke
27.	—	Certification of Institutional Policy on Conflict of Financial Interest
28.	FAR 15.406-2	Certificate of Current Cost or Pricing Data

To Be Completed by the Offeror: (The Representations and Certifications must be executed by an individual authorized to bind the offeror.) The offeror makes the following Representations and Certifications as part of its proposal (check/complete all appropriate boxes or blanks on the.  following pages).

(Name of Offeror)	(RFP No.)

(Signature of Authorized Individual)	(Date)

(Typed Name of Authorized Individual)

Note:  The penalty for making false statements in offers is prescribed in 18 U.S.C 1001.

29.                               52.203-2 CERTIFICATE OF INDEPENDENT PRICE DETERMINATION   (APRIL 1985)

[NOTE: This provision is applicable when a firm-fixed price or fixed-price with economic price adjustment contract is contemplated.]

(a)                                  The offeror certifies that -

(1)                                  The prices in this offer have been arrived at independently, without, for the purpose of restricting competition, any consultation, communication, or agreement with any other offeror or competitor relating to (i) those prices, (ii) the intention to submit an offer, or (iii) the methods or factors used to calculate the prices offered;

(2)                                  The prices in this offer have not been and will not be knowingly disclosed by the offeror, directly or indirectly, to any other offeror or competitor before bid opening (in the case of a sealed bid solicitation) or contract award (in the case of a negotiated solicitation) unless otherwise required by law; and

(3)                                  No attempt has been made or will be made by the offeror to induce any other concern to submit or not to submit an offer for the purpose of restricting competition.

(b)                                 Each signature on the offer is considered to be a certification by the signatory that the signatory-

(1)                                  Is the person in the offeror’s organization responsible for determining the prices being offered in this bid or proposal, and that the signatory has not participated and will not participate in any action contrary tosubparagraphs (a)(1) through (a)(3) above; or

(2)                                                                                  (i)                                     Has been authorized in writing, to act as agent for the following principals in certifying that those principals have not participated, and will not participate in any action contrary to subparagraphs(a)(1) through (a)(3) above

[insert full name of person(s) in the offeror’s organization responsible for determining the prices offered in this bid or proposal, and the title of his or her position in the offeror’s organization];

(ii)                                  As an authorized agent, does certify that the principals named in subdivision (b)(2)(i) above have not participated, and will not participate, in any action contrary to subparagraphs (a)(1) through (a)(3) above; and

(iii)                               As an agent, has not personally participated, and will not participate, in any action contrary to subparagraphs (a)(1) through (a)(3) above.

(c)                                  If the offeror deletes or modifies subparagraph (a)(2) above, the offeror must furnish with its offer a signed statement setting forth in detail the circumstances of the disclosure.

30.                               52.203-11 CERTIFICATION AND DISCLOSURE REGARDING PAYMENTS TO INFLUENCE CERTAIN FEDERAL TRANSACTIONS (DEVIATION)

(a)                                  The definitions and prohibitions contained in the clause, at FAR 52.203-12, Limitations on Payments to Influence Certain Federal Transactions, included in this solicitation, are hereby incorporated by reference in paragraph (b) of this certification.

(b)                                 The offeror, by signing its offer, hereby certifies to the best of his or her knowledge and belief that on or after December 23, 1989 -

(1)                                  No Federal appropriated funds have been paid or will be paid, to any person for influencing or attempting to influence an officer or employee of any agency, a Member of Congress, an officer or employee of Congress, or an employee of a Member of Congress on his or her behalf in connection with the awarding of a contract resulting from this solicitation.

(2)                                  If any funds other than Federal appropriated funds (including profit or fee received under a covered Federal transaction) have been paid, or will be paid, to any person for influencing or attempting to influence an officer or employee of any agency, a Member of Congress, an officer or employee of Congress, or an employee of a Member of Congress on his or her behalf in connection with this solicitation, the offeror shall complete and submit with its offer, OMB Standard Form-LLL, “Disclosure of Lobbying Activities”, to the Contracting Officer, and

(3)                                  He or she will include the language of this certification in all subcontract awards at any tier and require that all recipients of subcontract awards in excess of $100,000 shall certify and disclose accordingly.

(c)                                  Submission of this certification and disclosure is a prerequisite for making or entering into this contract imposed by section 1352, Title 31, United States Code.  Any person who makes an expenditure prohibited under this provision or who fails to file or amend the disclosure form to be filed or amended by this provision, shall be subject to a civil penalty of not less than $10,000, and not more than $100,000, for each such failure.

31.                               52.204-3 TAXPAYER IDENTIFICATION (OCTOBER 1998) (1)

(1)                                  Definitions.

Common parent, as used in this provision, means that corporate entity that owns or controls an affiliated group of corporations that files its Federal income tax returns on a consolidated basis, and of which the offeror is a member.

Taxpayer Identification Number (TIN), as used in this provision, means the number required by the Internal Revenue Service (IRS) to be used by the offeror in reporting income tax and other returns.  The TIN may be either a Social Security Number or an Employer Identification Number.

(2)                                  All offerors must submit the information required in paragraphs (d) through (f) of this provision to comply with debt collection requirements of 31 U.S.C.  7701(c) and 3325(d), reporting requirements of 26 U.S.C.  6041, 6041A, and 6050M, and implementing regulations issued by the IRS.  If the resulting contract is subject to the payment reporting requirements described in Federal Acquisition Regulation (FAR) 4.904, the failure or refusal by the offeror to furnish the information may result in a 31 percent reduction of payments otherwise due under the contract.

(3)                                  The TIN maybe used by the Government to collect and report on any delinquent amounts arising out of the offeror’s relationship with the Government (31 U.S.C.  7701(c)(3)).  If the resulting contract is subject to the payment reporting requirements described in FAR 4.904, the TIN provided hereunder may be matched with IRS records to verify the accuracy of the offeror’s TIN.

(4)                                  Taxpayer Identification Number (TIN).

☐                                    TIN:
☐                                    TIN has been applied for.
☐                                    TIN is not required because:

☐                                    Offeror is a nonresident alien, foreign corporation, or foreign partnership that does not have income effectively connected with the conduct of a trade or business in the United States and does not have an office or place of business or a fiscal paying agent in the United States;

☐                                    Offeror is an agency or instrumentality of a foreign government; [ ] Offeror is an agency or instrumentality of the Federal Government.

(5)                                  Type of organization.

☐ Sole proprietorship;

☒ Partnership;

☐ Corporate entity (not tax-exempt);

☐ Corporate entity (tax-exempt);

☐ Government entity (Federal, State, or local); ☐ Foreign government;

☐ International organization per 26 CFR 1.6049-4;

☐ Other

(6)                                  Common parent.

☐ Offeror is not owned or controlled by a common parent as defined in paragraph (a) of this provision.

☐ Name and TIN of common parent:

Name

TIN

32.                               52.204-5 WOMEN-OWNED BUSINESS (Other-Than Small Business) (MAY 1999)

(a)                                  Definition.  Women-owned business concern, as used in this provision, means a concern that is at least 51 percent owned by one or more women; or in the case of any publicly owned business, at least 51 percent of its stock is owned by one or more women; and whose management and daily business operations are controlled by one or more women.

(b)                                 Representation.  (Complete only if the offeror is a women-owned business concern and has not represented itself as a small business concern in paragraph (b)(1) of FAR 52.219-1, Small Business Program Representations, of this solicitation.]

The offeror represents that it ☐ is a women-owned business concern.

33.                               52.204-.6 DATA UNIVERSAL NUMBERING SYSTEM (DUNS) NUMBER (JUNE 1999)

(a)                                  The offeror shall enter, in the block with its name and address on the cover page of its offer, the annotation “DUNS” followed by the DUNS number that identifies the offeror’s name and address exactly as stated in the offer.  The DUNS number is a nine-digit number assigned by Dun and Bradstreet Information Services.

(b)                                 If the offeror does not have a DUNS number, it should contact Dun and Bradstreet directly to obtain one.  A DUNS number will be provided immediately by telephone at no charge to the offeror.  For information on obtaining a DUNS number, if located within the United States, the offeror should call Dun and Bradstreet at 1-800-333-0505.  The offeror should be prepared to provide the following information:

(1) Company name.
(2) Company address.
(3) Company telephone number.  (4) Line of business.
(5) Chief executive officer/key manager.
(6) Date the company was started.
(7) Number of people employed by the company.  (8) Company affiliation.

(c)                                  Offerors located outside the United States may obtain the location and phone number of the local Dun and Bradstreet Information Services office from the Internet home page at http://www.customerservice@dnb.com.  If an offeror is unable to locate a local service center, it may send an a-mail to Dun and Bradstreet at globalinfo@mail.dnb.com.

34.          52-.209-5 CERTIFICATION REGARDING DEBARMENT, SUSPENSION, PROPOSED SUSPENSION, PROPOSED DEBARMENT AND OTHER RESPONSIBILITY MATTERS (DECEMBER 2001)

(NOTE: Applies to contracts expected to exceed $100,000.)

(a)                                  (1)                                  The Offeror certifies, to the best of its knowledge and belief, that –

(i)                                     The Offeror and/or any of its Principals -

(A)                              Are ☐, are not ☐ presently debarred, suspended, proposed for debarment, or declared ineligible for the award of contracts by any Federal agency;

(B)                                Have ☐, have not ☐, within a three-year period preceding this offer, been convicted of or had a civil judgment rendered against them for: commission of fraud or a criminal offense in connection with obtaining, attempting to obtain, or performing a public (Federal, state or local) contract or subcontract; violation of Federal or state antitrust statutes relating to the submission of offers; or commission of embezzlement, theft, forgery, bribery, falsification or destruction of records, making false statements, tax evasion, or receiving stolen property; and

(C)                                Are ☐, are not ☐ presently indicted for, or otherwise criminally or civilly charged by a governmental entity with, commission of any of the offenses enumerated in subdivision (a)(1)(i)(B) of this provision.

(ii)                                  The Offeror has ☐, has not ☐, within a three-year period preceding this offer, had one or more contracts terminated for default by any Federal agency.

(2)                                  “Principals” for the purposes of this certification, means officers; directors; owners; partners; and, persons having primary management or supervisory responsibilities within a business entity (e.g., general manager, plant manager, head of a subsidiary, division, or business segment, and similar positions).

THIS CERTIFICATION CONCERNS A MATTER WITHIN THE JURISDICTION OF AN AGENCY OF THE UNITED STATES AND THE MAKING OF A FALSE, FICTITIOUS, OR FRAUDULENT CERTIFICATION MAY RENDER THE MAKER SUBJECT TO PROSECUTION UNDER SECTION 1001, TITLE 18, UNITED STATES CODE.

(b)                                 The Offeror shall provide immediate written notice to the Contracting Officer if, at any time prior to contract award, the Offeror learns that its certification was erroneous when submitted or has become erroneous by reason of changed circumstances.

(c)                                  A certification that any of the items in paragraph (a) of this provision exists will not necessarily result in withholding of an award under this solicitation.  However, the certification will be considered in connection with a determination of the Offeror’s responsibility.  Failure of the Offeror to furnish a certification or provide such additional information as requested by the Contracting Officer may render the Offeror nonresponsible.

(d)                                 Nothing contained in the foregoing shall be construed to require establishment of a system of records in order to render, in good faith, the certification required by paragraph (a) of this provision.  The knowledge and information of an Offeror is not required to exceed that which is normally possessed by a prudent person in the ordinary course of business dealings.

(e)                                  The certification in paragraph (a) of this provision is a material representation of fact upon which reliance was placed when making an award.  If it is later determined that the Offeror knowingly rendered an erroneous certification, in addition to other remedies available to the Government, the Contracting Officer may terminate the contract resulting from this solicitation for default.

35.                               52.215-6 PLACE OF PERFORMANCE (OCTOBER 1997)

(a)                                  The offeror or respondent, in the performance of any contract resulting from this solicitation, ☐ intends, ☐ does not intend (check applicable block) to use one or more plants or facilities located at a different address from the address of the offeror or respondent as indicated in this proposal or response to request for information.

(b)                                 If the offeror or respondent checks “intends” in paragraph (a) of this provision, it shall insert in the following spaces the required information:

Place of Performance (Street Address (City, State, County, Zip Code)	Name and Address of Owner and Operator of the Plant or Facility if Other than Offeror or Respondent

36.                               52.219-1 SMALL BUSINESS PROGRAM REPRESENTATIONS (APRIL 2002)

(Note: This provision applies to solicitations exceeding the micro-purchase threshold when the contract is to be performed in the United States, its territories or possessions, Puerto Rico, the Trust Territory of the Pacific Islands, or the District of Columbia.)

(a)                                  (1)                                  The North American Industry Classification System (NAICS) code for this acquisition is [INSERT NAICS CODE).

(2)                                  The small business size standard is [INSERT SIZE STANDARD1 .

(3)                                  The small business size standard for a concern which submits an offer in its own name, other than on a construction or service contract, but which proposes to furnish a product which it did not itself manufacture, is 500 employees.

(b)                                 Representations.

(1)                                  The offeror represents as part of its offer that it ☐ is, ☐ is not a small business concern.

(2)                                  (Complete only if the offeror represented itself as a small business concern in paragraph (b)(1) of this provision.) The offeror represents, for general statistical purposes, that it ☐ is, ☐ is not a small disadvantaged business concern as defined in 13 CFR 124.1002.

(3)                                  (Complete only if the offeror represented itself as a small business concern in paragraph (b)(1) of this provision.) The offeror represents as part of its offer that it ☐ is, ☐ is not a women-owned small business concern.

(4)                                  (Complete only if the offeror represented itself as a small business concern in paragraph (b)(1) of this provision.) The offeror represents as part of its offer that it ☐ is, ☐ is not a veteran-owned small business concern.

(5)                                  (Complete only if the offeror represented itself as a veteran-owned small business concern in paragraph (b)(4) of this provision.) The offeror represents as part of its offer that it ☐ is, ☐ is not a service-disabled veteran-owned small business concern.

(1)                                  (Complete only if the offeror represented itself a small business concern in paragraph (b)(1) of this provision.) The offeror represents , as a part of its offeror, that

(1)                                  It ☐ is, ☐ is not a HUBZone small business concern listed, on the date of this representation, on the List of Qualified HUBZone Small Business Concerns maintained by the Small business Administration, and no material change in ownership and control, principal office, or HUBZone employee percentage has occurred since it was certified by the Small Business Administration in accordance with 13 CFR part 126; and

(2)                                  It ☐ is, ☐ is not a joint venture that complies with the requirements of 13 CFR part 126, and the representation in paragraph (b) (6) (i) of this provision is accurate for the HUBZone small business concern or concerns that are participating in the joint venture.  (The offeror shall enter the name or names of the HUBZone small business concern or concerns that are participating in the joint venture: ]  Each HUBZone small business concern participating in the joint venture shall submit a separate signed copy of the HUBZone representation.

(c)                                  Definitions.  As used in this provision-

Service-disabled veteran-owned small business concern-

(1)                                  Means a small business concern-

(i)                                     Not less than 51 percent of which is owned by one or more service-disabled veterans or, in the case of any publicly owned business, not less than 51 percent of the stock or which is owned by one or more service-disabled veterans; and

(ii)                                  The Management and daily business operation of which are controlled by one or more servicedisabled veterans or, in the case of a veteran with permanent and severe disability, the spouse or permanent caregiver of such veteran.

(2)                                  Service-disabled veteran means a veteran, as defined in 38 U.S.C.  101(2), with a disability that is service connected, as defined in 38 U.S.C.  101(16).

Small business concern, means a concern, including its affiliates, that is independently owned and operated, not dominant in the field of operation in which it is bidding on Government contracts, and qualified as a small business under the criteria in 13 CFR Part 121 and the size standard in paragraph (a) of this provision.

Women-owned small business concern, means a small business concern-

(1)                                  That is at least 51 percent owned by one or more women; or, in the case of any publicly owned business, at least 51 percent of the stock of which is owned by one or more women; and

(2)                                  Whose management and daily business operations are controlled by one or more women.

Veteran-owned small business concern means a small business concern-

(1)                                  Not less than 51 percent of which is owned by one or more veterans (as defined at 38 U.S.  C.  101(2)) or, in the case of any publicly owned business, not less than 51 percent of the stock of which is owned by one or more veterans; and

(2)                                  The management and daily business operations of which are controlled by one or more veterans.

(d)                                 Notice.

(1)                                  If this solicitation is for supplies and has been set aside, in whole or in part, for small business concerns, then the clause in this solicitation providing notice of the set-aside contains restrictions on the source of the end items to be furnished.

(2)                                  Under 15 U.S.C.  645(d), any person who misrepresents a firm’s status as a small, HUBZone small, small disadvantaged, or women-owned small business concern in order to obtain a contract to be awarded under the preference programs established pursuant to section 8(a), 8(d), 9, or 15 of the Small Business Act or any other provision of Federal law that specifically references section 8(d) for a definition of program eligibility, shall

(i)                                     Be punished by imposition of fine, imprisonment, or both;

(ii)                                  Be subject to administrative remedies, including suspension and debarment; and

(iii)                               Be ineligible for participation in programs conducted under the authority of the Act.

37.                               52.219-19 SMALL BUSINESS CONCERN REPRESENTATION FOR THE SMALL BUSINESS COMPETITIVENESS DEMONSTRATION PROGRAM (OCTOBER 2000)

(This representation must be completed if the acquisition is for one of the four designated industry groups of the Small Business Competitiveness Demonstration Program specified in FAR 19.1005(a) (includes Construction Contracts under NAICS codes that comprise Industry Subsectors 233, 234 and 235].)

(a)                                  Definition

“Emerging small business” as used in this solicitation, means a small business concern whose size is no greater than 50 percent of the numerical size standard applicable to the North American Industry Classification System (NAICS) code assigned to a contracting opportunity.

(b)                                 (Complete only if offeror has represented itself under the provision at FAR 52.219-1 as a small business concern under the size standards of this solicitation.)

The Offeror ☐ is, ☐ is not an emerging small business.

(c)                                  (Complete only if the Offeror is a small business or an emerging small business, indicating its size range.)

Offeror’s number of employees for the past twelve months (check this column if size standard stated in solicitation is expressed in terms of number of employees) or Offeror’s average annual gross revenue for the last 3 fiscal years (Check this column if size standard stated in solicitation is expressed in terms of annual receipts).  (Check one of the following.)

Number of Employees	Average Annual Gross Revenues

☐ 50 or fewer	☐ $1 million or less
☐ 51-100	☐ $1,000,001 - $2 million
☐ 101-250	☐ $2,000,001 - $3.5 million
☐ 251- 500	☐ $3,500,001 - $5 million
☐ 501 - 750	☐ $5,000,001 - $10 million
☐ 751-1,000	☐ $10,000,001 - $17 million
☐ Over 1,000	☐ Over $17 million

38.  52.219-21 SMALL BUSINESS SIZE REPRESENTATION FOR TARGETED INDUSTRY CATEGORIES UNDER THE SMALL BUSINESS COMPETITIVENESS DEMONSTRATION PROGRAM (MAY 1999)

(Complete only if the Offeror has represented itself under the provision 52.219-1 as a small business concern under the size standards of this solicitation.)

(NOTE: This representation must be completed if this solicitation covers one of the ten targeted industry categories under the Small Business Competitiveness Demonstration Program and if the offeror has certified itself under the clause at FAR 52.219-1 to be a small business concern under the size standards of this solicitation).

Offeror’s number of employees for the past twelve months (check this column if size standard stated in solicitation is expressed in terms of number of employees) or Offeror’s average annual gross revenue for the last three fiscal years (check this column if size standard stated in solicitation is expressed in terms of annual receipts).  (Check one of the following.)

Number of Employees	Average Annual Gross Revenues

☐ 50 or fewer	☐ $1 million or less
☐ 51-100	☐ $1,000,001- $2 million
☐ 101-250	☐ $2,000,001 - $3.5 million
☐ 251-500	☐ $3,500,001 - $5 million
☐ 501-750	☐ $5,000,001 - $10 million
☐ 751-1,000	☐ $10,000,001 - $17 million
☐ Over 1,000	☐ Over $17 million

The ten targeted industries are as follows:

Product Service Code	SIC Code	Description

G004	8742	Counseling/Training/Social Rehabilitation Services
J099	7699	Maintenance, Repair and Rebuilding of Equipment (Office Machines, Text Processing Systems & Visible Record Equipment)
K099	7699	Modification of Equipment (misc.)
Q210	8099,8742	General Health Care Services
R406	8742	Policy Review/Development Services
R497	7299	Personal Services
6505	2833,2834	Drugs and Biologics
	2835,2836
7045	3572,3695	ADP Supplies
	5065
7110	5021	Office Furniture
7510	5112	Office Supplies

39.  52.219-22 SMALL DISADVANTAGED BUSINESS STATUS

(Note: This applies to competitive solicitations over $100,000 under the SIC Major Groups for which a price evaluation adjustment is applicable.)

(a)                                  General.  This provision is used to assess an offeror’s small disadvantaged business status for the purpose of obtaining a benefit on this solicitation.  Status as a small business and status as a small disadvantaged business for general statistical purposes is covered by the provision at FAR 52.219-1, Small Business Program Representation.

(b)                                 Representations

(1)                                  General.  The offeror represents, as part of its offer, that it is a small business under the size standard applicable to this acquisition; and either–

☐            (i)             It has received certification by the Small Business Administration as a small disadvantaged business concern consistent with 13 CFR 124, Subpart B; and

(A)                              No material change in disadvantaged ownership and control has occurred since its certification;

(B)                                Where the concern is owned by one or more disadvantaged individuals, the net worth of each individual upon whom the certification is based does not exceed $750,000 after taking into account the applicable exclusions set forth at 13 CFR 124.104(c)(2); and

(C)                                It is identified, on the date of its representation, as a certified small disadvantaged business concern in the database maintained by the Small Business Administration (PRO Net); or

☐            (ii)          It has submitted a completed application to the Small Business Administration or a Private Certifier to be certified as a small disadvantaged business concern in accordance with 13 CFR 124, Subpart B, and a decision on that application is pending, and that no material change in disadvantaged ownership and control has occurred since its application was submitted.

(2)                                  ☐                                    For Joint Ventures.  The offeror represents, as part of its offer, that it is a joint venture that complies with the requirements at 13 CFR 124.1002(f) and that the representation in paragraph (b)(1) of this provision is accurate for the small disadvantaged business concern that is participating in the joint venture.  [The offeror shall enter the name of the small disadvantaged business concern that is participating in the joint venture:                     ]

(c)                                  Penalties and Remedies.  Anyone who misrepresents any aspects of the disadvantaged status of a concern for the purposes of securing a contract or subcontract shall:

(1)                                  Be punished by imposition of a fine, imprisonment, or both;

(2)                                  Be subject to administrative remedies, including suspension and debarment; and

(3)                                  Be ineligible for participation in programs conducted under the authority of the Small Business Act.

Alternate I (OCTOBER 1998)

(Note: Applies when price evaluation adjustment for small disadvantaged business concerns is authorized on a regional basis.  Designated regions by Major SIC Category can be found at http://www.arnet.pov/Referencestsdbadjustments.htm.  Currently, this includes SIC Major Industry Groups 15, 16, 17 which are all construction related groups.)

As prescribed in 19.306(b), add the following paragraph (b)(3) to the basic provision:

(3)                                  Address.  The offeror represents that its address          is,          is not in a region for which a small disadvantaged business procurement mechanism is authorized and its address has not changed since its certification as a small disadvantaged business concern or submission of its application for certification.  The list of authorized small disadvantaged business procurement mechanisms and regions is posted at http://www.arnet.gov/References/sdbadiustments.htm  The offeror shall use the list in effect on the date of this solicitation.  “Address,” as used in this provision, means the address of the offeror as listed on the Small Business Administration’s register of small disadvantaged business concerns or the address on the completed application that the concern has submitted to the Small Business Administration or a Private Certifier in accordance with 13 CFR part 124, subpart B.  For joint ventures, “address” refers to the address of the small disadvantaged business concern that is participating in the joint venture.

40.                               52.222-i8 CERTIFICATION REGARDING KNOWLEDGE OF CHILD LABOR FOR LISTED END PRODUCTS (MAY 2001)

(Applies to all contracts for supplies over $2,500.  See FAR 22.1503 for more information)

1.  Definition.

Forced or indentured child labor means all work or service-

(1)                                  Exacted from any person under the age of 18 under the menace of any penalty for its nonperformance and for which the worker does not offer himself voluntarily; or

(2)                                  Performed by any person under the age of 18 pursuant to a contract the enforcement of which can be accomplished by process or penalties.

2.                                       Listed end products.  The following end product(s) being acquired under this solicitation is (are) included in the List of Products Requiring Contractor Certification as to Forced or Indentured Child Labor, identified by their country of origin.  There is a reasonable basis to believe that listed end products from the listed countries of origin may have been mined, produced, or manufactured by forced or indentured child labor.

Listed End Product

Listed Countries of Origin

3.                                       Certification.  The Government will not make award to an offeror unless the offeror, by checking the appropriate block, certifies to either paragraph (c) (1) or paragraph (c) (2) of this provision.

☐            (1)          The offeror will not supply any end product listed in paragraph (b) of this provision that was mined, produced, or manufactured in a corresponding country as listed for that end product.

☐            (2)          The offeror may supply an end product listed in paragraph (b) of this provision that was mined, produced, or manufactured in the corresponding country as listed for that product.  The offeror certifies that it has made a good faith effort to determine whether forced or indentured child labor was used to mine, produce, or manufacture such end product.  On the basis of those efforts, the offeror certifies that it is not aware of any such use of child labor.

13.  52.222-21  CERTIFICATION OF NONSEGREGATED FACILITIES (FEBRUARY 1999)

(a)                                  Segregated facilities, as used in this clause, means any waiting rooms, work areas, rest rooms and wash rooms, restaurants and other eating areas, time clocks, locker rooms and other storage or dressing areas, parking lots, drinking fountains, recreation or entertainment areas, transportation, and housing facilities provided for employees, that are segregated by explicit directive or are in fact segregated on the basis of race, color, religion, sex, or national origin because of written or oral policies or employee custom.  The term does not include separate or single-user rest rooms or necessary dressing or sleeping areas provided to assure privacy between the sexes.

(b)                                 The Contractor agrees that it does not and will not maintain or provide for its employees any segregated facilities at any of its establishments, and that it does not and will not permit its employees to perform their services at any location under its control where segregated facilities are maintained.  The Contractor agrees that a breach of this clause is a violation of the Equal Opportunity clause in this contract.

(c)                                  The Contractor shall include this clause in every subcontract and purchase order that is subject to the Equal Opportunity clause of this contract.

14.  52.222-22 PREVIOUS CONTRACTS AND COMPLIANCE REPORTS (FEBRUARY 1999)

The offeror represents that -

(a)                                  It ☐ has, ☐ has not participated in a previous contract or subcontract subject to the Equal Opportunity clause of this solicitation;

(b)                                 It ☐ has, ☐ has not, filed all required compliance reports; and

(c)                                  Representations indicating submission of required compliance reports, signed by proposed subcontractors, will be obtained before subcontract awards.

15.  52.222-25 AFFIRMATIVE ACTION COMPLIANCE (APRIL 1984)

The offeror represents that (a) it ☐ has developed and has on file, ☐ has not developed and does not have on file, at each establishment, affirmative action programs required by the rules and regulations of the Secretary of Labor (41 CFR 60-1 and 60-2), or (b) it ☐ has not previously had contracts subject to the written affirmative action programs requirement of the rules and regulations of the Secretary of Labor.

16.  52.222-38 COMPLIANCE WITH VETERANS’ EMPLOYMENT REPORTING REQUIREMENTS (DECEMBER 2001)

By submission of its offer, the offeror represents that, if it is subject to the reporting requirements of 38 U.S.C.  4212(d) (i.e., if it has any contract containing Federal Acquisition Regulation clause 52.222-37, Employment Reports on Special Disabled Veterans, Veterans of the Vietnam Era, and Other Eligible Veterans), it has submitted the most recent VETS100 Report required by that clause.

17.  52.222-48 EXEMPTION FROM APPLICATION OF SERVICE CONTRACT ACT PROVISIONS FOR CONTRACTS FOR MAINTENANCE, CALIBRATION, AND/OR REPAIR OF CERTAIN INFORMATION TECHNOLOGY, SCIENTIFIC AND MEDICAL AND/OR OFFICE AND BUSINESS EQUIPMENT–CONTRACTOR CERTIFICATION (AUGUST 1996)

(NOTE: This clause is applicable to all solicitations and resultant contracts calling for maintenance, calibration, and/or repair of information technology, scientific and medical, and office and business equipment if the contracting officer determines that the resultant contract may be exempt from Service Contract Act coverage).

(a)                                  The following certification shall be checked:

CERTIFICATION

The offeror certifies ☐, does not certify ☐ that: (1) The items of equipment to be serviced under this contract are commercial items which are used regularly for other than Government purposes, and are sold or traded by the Contractor in substantial quantities to the general public in the course of normal business operations; (2) The contract services are furnished at prices which are, or are based on, established catalog or market prices for the maintenance, calibration, and/or repair of certain information technology, scientific and medical, and/or office and business equipment.  An “established catalog price” is a price (including discount price) recorded in a catalog, price list schedule, or other verifiable and established record that is regularly maintained by the manufacturer or the Contractor and is either published or otherwise available for inspection by customers.  An “established market price” is a current price, established in the usual course of ordinary and usual trade between buyers and sellers free to bargain, which can be substantiated by data from sources independent of the manufacturer or Contractor; and (3) The Contractor utilizes the same compensation (wage and fringe benefits) plan for all service employees performing work under the contract as the Contractor uses for equivalent employees servicing the same equipment of commercial customers.

(b)                                 If a negative certification is made and a Service Contract Act wage determination is not attached to the solicitation, the Contractor shall notify the Contracting Officer as soon as possible.

(c)                                  Failure to execute the certification in paragraph (a) of this clause onto contact the Contracting Officer as required in paragraph (b) of this clause may render the bid or offer nonresponsive.

18.  52.223-4  RECOVERED MATERIAL CERTIFICATION (OCTOBER 1997)

(This certification is applicable in solicitations that are for, or specify the use, of recovered materials.)

As required by the Resource Conservation and Recovery Act of 1976 (42 U.S.C.  6962(c)(3)(A)(i)), the offeror certifies, by signing this offer, that the percentage of recovered materials to be used in the performance of the contract will be at least the amount required by the applicable contract specifications.

19.  52.223-13  CERTIFICATION OF TOXIC CHEMICAL RELEASE REPORTING (OCTOBER 2000)

NOTE: This certification is applicable for all solicitations for competitive contracts expected to exceed $100,000 (including all options) and competitive 8(a) contracts.  It is not applicable to acquisitions of commercial items, or to contracts where the contractor’s facilities are located outside the United States (the “United States” includes any state of the United States, the District of Columbia, the Commonwealth of Puerto Rico, Guam, American Samoa, the United States Virgin Islands, the Northern Mariana Islands, and any other territory or possession over which the United States has jurisdiction)

(a)                                  Submission of this certification is a prerequisite for making or entering into this contract imposed by Executive Order 12969, August 8, 1995.

(b)                                 By signing this offer, the offeror certifies that-

(1)                                  As the owner or operator of facilities that will be used in the performance -of this contract that are subject to the filing and reporting requirements described in section 313 of the Emergency Planning and Community Right-to-Know Act of 1986 (EPCRA) (42 U.S.C.  11023) and section 6607 of the Pollution Prevention Act of 1990 (PPA) (42 U.S.C.  13106), the offeror will file and continue to file for such facilities for the life of the contract the Toxic Chemical Release Inventory Form (Form R) as described in sections 313(a) and (g) of EPCRA and section 6607 of PPA; or

(2)                                  None of its owned or operated facilities to be used in the performance of this contract is subject to the Form R filing and reporting requirements because each such facility is exempt for at least one of the following reasons: (Check each block that is applicable.)

☐            (i)                       The facility does not manufacture, process, or otherwise use any toxic chemicals listed under section 313(c) of EPCRA, 42 U.S.C.  11023(c);

☐            (ii)                    The facility does not have 10 or more full-time employees as specified in section 313(b)(1)(A) of EPCRA, 42 U.S.C.  11023(b)(1)(A);

☐            (iii)                 The facility does not meet the reporting thresholds of toxic chemicals established under section 313(f) of EPCRA, 42 U.S.C.  11023(f) (including the alternate thresholds at 40 CFR 372.27, provided an appropriate certification form- has been filed with EPA);

☐            (iv)                The facility does not fall within Standard Industrial Classification Code (SIC) major groups 20 through 39 or their corresponding North American Industry Classification System (NAICS) sectors 31 through 33; or

☐            (v)                   The facility is not located within any State of the United States, the District of Columbia, the Commonwealth of Puerto Rico, Guam, American Samoa, the United States Virgin Islands, the Northern Mariana-Islands, or any other territory or possession over which the United States has jurisdiction.

20.  52.225-2  BUY AMERICAN ACT CERTIFICATE (MAY 2002)

[Note: This provision is applicable for all requirements EXCEPT for 1) foreign contracts or 2) when one of the following two provisions (52.225-4, Buy American Act–North American Free Trade Agreement—Israeli Trade Act Certificate, or 52.225-6, Trade Agreements Certificate) apply.

(a)                                  The offeror certifies that each end product, except those listed in paragraph (b) of this provision, is a domestic end product as defined in the clause of this solicitation entitled `Buy American Act—Supplies” and that the offeror has considered components of unknown origin to have been mined, produced, or manufactured outside the United States.  The offeror shall list as foreign end products those end products manufactured in the United States that do not qualify as domestic end products.

(b)                                 Foreign End Products:

Line Item No.:
Country of Origin:
                                                (List as necessary)

(c)                                  The Government will evaluate offers in accordance with the policies and procedures of Part 25 of the Federal Acquisition Regulation.

21.  52.225-4  BUY AMERICAN ACT NORTH AMERICAN FREE TRADE AGREEMENT—ISRAELI TRADE ACT CERTIFICATE (MAY 2002)

[Note: This provision is applicable for requirements with a value of $25,000 or more but less than $169,000 EXCEPT for 1) foreign acquisitions or 2) acquisitions that are exempt from NAFTA and the Israeli Trade Act.  (See FAR 25.401).]

(a)                                  The offeror certifies that each end product, except those listed in paragraph (b) or (c) of this provision, is a domestic end product (as defined in the clause of this solicitation entitled, `Buy American Act—North American Free Trade Agreement–Israeli Trade Act”) and that the offeror has considered components of unknown origin to have been mined, produced, or manufactured outside the United States.

(b)                                 The offeror certifies that the following supplies are NAFTA country end products or Israeli end products as defined in the clause of this solicitation entitled, `Buy American Act—North American Free Trade Agreement—Israeli Trade Act”:

NAFTA Country or Israeli End Products:

Line Item No.:
Country of Origin:

(List as necessary)

(c)                                  The offeror shall list those supplies that are foreign end products (other than those listed in paragraph (b) of this provision) as defined in the clause of this solicitation entitled, “Buy American Act—North American Free Trade Agreement—Israeli Trade Act.” The offeror shall list as other foreign end products those end products manufactured in the United States that do not qualify as domestic end products.

Other Foreign End Products
Line Item No.:
Country of Origin:

(List as necessary)

(d)                                 The Government will evaluate offers in accordance with the policies and procedures of Part 25 of the Federal Acquisition Regulation.

ALTERNATE I (MAY 2002) As prescribed in 25.1101(b)(2)(ii), substitute the following paragraph (b) for paragraph (b) of the basic provision:

[Note: Applies when the acquisition value is $25,000 or more but is less than $50,000.]

(b)                                 The offeror certifies that the following supplies are Canadian end products as defined in the clause of this solicitation entitled `Buy American Act—North American Free Trade Agreement—Israeli Trade Act”:

Canadian End Products:
Line Item No.:

(List as necessary)

ALTERNATE II (MAY 2002) As prescribed in 25.1101(b)(2)(iii), substitute the following paragraph (b) for paragraph (b) of the basic provision:

[Note: Applies when the acquisition value is $50,000 or more, but is less than $56,190.]

(b)                                 The offeror certifies that the following supplies are Canadian end products or Israeli end products as defined in the clause of this solicitation entitled `Buy American Act-North American Free Trade Agreement—Israeli Trade Act”:

Canadian or Israeli End Products
Line Item No.:
Country of Origin:
                                                (List as necessary)

22.  52.225-6  TRADE AGREEMENTS CERTIFICATE - (MAY 2002)

(Note: This provision is applicable for acquisitions valued at $169,000 or more, if the Trade Agreement Act applies.  (See FAR 25.401 and 25.403).]

(a)                                  The offeror certifies that each end product, except those listed in paragraph (b) of this provision, is a U.S.-made, designated country, Caribbean Basin country, or NAFTA country end product, as defined in the clause of this solicitation entitled “Trade Agreements.”

(b)                                 The offeror shall list as other end products those supplies that are not U.S: made, designated country, Caribbean Basin country, or NAFTA country end products.

Other End Products
Line Item No.:
Country of Origin:

(List as necessary)

(c)                                  The Government will evaluate offers in accordance with the policies and procedures of Part 25 of the Federal Acquisition Regulation.  For line items subject to the Trade Agreements Act, the Government will evaluate offers of U.S: made, designated country, Caribbean Basin country, or NAFTA country end products without regard to the restrictions of the Buy American Act.  The Government will consider for award only offers of U.S.-made, designated country, Caribbean Basin country, or NAFTA country end products unless the Contracting Officer determines that there are no offers for those products or that the offers for those products are insufficient to fulfill the requirements of this solicitation.

23.  52.226-2.  HISTORICALLY BLACK COLLEGE OR UNIVERSITY AND MINORITY INSTITUTION REPRESENTATION - (MAY 2001)

(a)                                  Definitions.  As used in this provision-

Historically Black College or University means an institution determined by the Secretary of Education to meet the requirements of 34 CFR 608.2.  For the Department of Defense, the National Aeronautics and Space Administration, and the Coast Guard, the term also includes any nonprofit research institution that was an integral part of such a college or university before November 14, 1986.

Minority Institution means an institution of higher education meeting the requirements of Section 1046(3) of the Higher Education Act of 1965 (20 U.S.C.  1067k, including a Hispanic-serving institution of higher education, as defined in Section 316(b)(1) of the Act (20 U.S.C.  I101a.)).

(b)                                 Representation.  The offeror represents that it-

☐ is ☐ is not a Historically Black College or University;
☐ is ☐ is not a Minority Institution.

24.  52.227-6  ROYALTY INFORMATION - (APRIL 1984)

(a)                                  Cost or charges for royalties.  When the response to this solicitation contains costs or charges for royalties totaling more than $250, the following information shall be included in the response relating to each separate item of royalty or license fee:

(1)                                  Name and address of licensor.

(2)                                  Date of license agreement.

(3)                                  Patent numbers, patent application serial numbers or other basis on which the royalty is payable.

(4)                                  Brief description, including any part or model numbers of each contract item or component on which the royalty is payable.

(5)                                  Percentage or dollar rate of royalty per unit.

(6)                                  Unit price of contract item.

(7)                                  Number of units.

(8)                                  Total dollar amount of royalties.

(b)                                 Copies of current licenses.  In addition, if specifically requested by the Contracting officer before execution of the contract, the offeror shall furnish a copy of the current license agreement and an identification of applicable claims of specific patents.

(NOTE: Alternate I, below, is applicable for communication services and facilities by a common carrier.)

ALTERNATE I (APRIL 1984), 52.227-6 ROYALTY INFORMATION, (APRIL 1984)

Substitute the following for the introductory portion of paragraph (a) of the basic clause:

When the response to this solicitation covers charges for special construction or special assembly that contain costs or charges for royalties totaling more than $250, the following information shall be included in the response relating to each separate item of royalty or license fee:

25.  52.230-1  COST ACCOUNTING STANDARDS NOTICES AND CERTIFICATION (JUNE 2000)

Note: This notice does not apply to small businesses or foreign governments.  This notice is in three parts, identified by Roman numerals I through III.

Offerors shall examine each part and provide the requested information in order to determine Cost Accounting Standards (CAS) requirements applicable to any, resultant contract.

If the offeror is an educational institution, Part II does not apply unless the contemplated contract will be subject to full or modified CAS-coverage pursuant to 48 CFR 9903.201-2(C)(5) or 9903.2012(c)(6), respectively.

I.                                         Disclosure Statement – Cost Accounting Practices and Certification

(a)                                  Any contract in excess of $500,000 resulting from this solicitation will be subject to the requirements of the Cost Accounting Standards Board (48 CFR Chapter 99), except for those contracts which are exempt as specified in 9903.201-1.

(b)                                 Any offeror submitting a proposal which, if accepted, will result in a contract subject to the requirements of 48 CFR Chapter 99 must, as a condition of contracting, submit a Disclosure Statement as required by 9903.202.  When required, the Disclosure Statement must be submitted as a part of the offeror’s proposal under this solicitation unless the offeror has already submitted a Disclosure Statement disclosing the practices used in connection with the pricing of this proposal.  If an applicable Disclosure Statement has already been submitted, the offeror may satisfy the requirement for submission by providing the information requested in paragraph (c) of Part I of this provision.

CAUTION: In the absence of specific regulations or agreement, a practice disclosed in a Disclosure Statement shall not, by virtue of such disclosure, be deemed to be a proper, approved, or agreed-to practice for pricing proposals or accumulating and reporting contract performance cost data.

(c)                                  Check the appropriate box below:

☐            (1)          Certificate of Concurrent Submission of Disclosure Statement.

The offeror hereby certifies that, as part of the offer, copies of the Disclosure Statement have been submitted as follows:

(i)                                     original and one copy to the cognizant Administrative Contracting Officer (ACO), or cognizant Federal agency official authorized to act in that capacity (Federal official), as applicable, and;

(ii)                                  one copy to the cognizant Federal auditor.

(Disclosure must be on Form No.  CASB DS-1 or CASB DS-2, as applicable..  Forms may be obtained from the cognizant ACO or Federal official and/or from the looseleaf version of the Federal Acquisition Regulation).

Date of Disclosure Statement:
Name and Address of Cognizant ACO or Federal Official Where Filed:

The offeror further certifies that the practices used in estimating costs in pricing this proposal are consistent with the cost accounting practices disclosed in the Disclosure Statement.

☐            (2)          Certificate of Previously Submitted Disclosure Statement.

The offeror hereby certifies that the required Disclosure Statement was filed as follows:

Date of Disclosure Statement:
Name and Address of Cognizant ACO or Federal Official Where Filed:

The offeror further certifies that the practices used in estimating costs in pricing this proposal are consistent with the cost accounting practices disclosed in the applicable Disclosure Statement.

☐            (3)          Certificate of Monetary Exemption.

The offeror hereby certifies that the offeror together with all divisions, subsidiaries, and affiliates under common control, did not receive net awards of negotiated prime contracts and subcontracts subject to CAS totaling more than $50 million or more in the cost accounting period immediately preceding the period in which this proposal was submitted.  The offeror further certifies that if such status changes before an award resulting from this proposal, the offeror will advise the Contracting Officer immediately.

☐            (4)          Certificate of Interim Exemption.

The offeror hereby certifies that:

(I)  the offeror first exceeded the monetary exemption or disclosure, as defined in (3) of this subsection, in the cost accounting period immediately preceding the period in which this offer was submitted, and

(ii) in accordance with 48 CFR 9903.202-1, the offeror is not yet required to submit a Disclosure Statement.  The offeror further certifies that if an award resulting from this proposal has not been made within 90 days after the end of that period, the offeror will immediately submit a revised certificate to the Contracting Officer, in the form specified under subparagraph (c)(1) or (c)(2) of Part I of this provision, ass appropriate, to verify submission of a completed Disclosure Statement.

CAUTION: Offerors currently required to disclose because they were awarded a CAS covered prime contract or subcontract of $50 million or more in the current cost accounting period may not claim this exemption (4).  Further, the exemption applies only in connection with proposals submitted before expiration of the 90-day period following the cost accounting period in which the monetary exemption was exceeded.

☐            (5)          Certificate of Disclosure Statement Due Date by Educational Institution.  (ALTERNATE I - APRIL 1996)

If the offeror is an educational institution that, under the transition provisions of 48 CFR 9903202-1(f), is or will be required to submit a Disclosure Statement after receipt of this award, the offeror hereby certifies that (check one and complete):

☐            (i)             A Disclosure Statement filing Due Date of                      has been established with the cognizant Federal agency.

☐            (ii)          The Disclosure Statement will be submitted within the 6-month period ending                      months after receipt of this award.

Name and Address of Cognizant ACO or Federal Official Where Disclosure Statement is to be Filed:

II.  Cost Accounting Standards — Eligibility for Modified Contract Coverage

If the offeror is eligible to use the modified provisions of 48 CFR 9903.201-2(b) and elects to do so, the offeror shall indicate by checking the box below.  Checking the box below shall mean that the resultant contract is subject to the Disclosure and Consistency of Cost Accounting Practices clause in lieu of the Cost Accounting Standards clause.

☐                                    The offeror hereby claims an exemption from the Cost Accounting Standards clause under the provisions of 48 CFR 9903.201-2(b) and certifies that the offeror is eligible for use of the Disclosure and Consistency of Cost Accounting Practices clause because during the cost accounting period immediately preceding the period in which this proposal was submitted, the offeror received less than $50 million in awards of CAS covered prime contracts and subcontracts.  The offeror further certifies that if such status changes before an award resulting from this proposal, the offeror will advise the Contracting Officer immediately.

CAUTION: An offeror may not claim the above eligibility for modified contract coverage if this proposal is expected to result in the award of a CAS-covered contract of $50 million or more or if, during its current cost accounting period, the offeror has been awarded a single CAS-covered prime contract or subcontract of $50 million or more.

III.  Additional Cost Accounting Standards Applicable to Existing Contracts

The offeror shall indicate below whether award of the contemplated contract would, in accordance with subparagraph (a)(3) of the Cost Accounting Standards Clause, require a change in established cost accounting practices affecting existing contracts and subcontracts.

☐ YES	☐ NO

26.  CERTIFICATION REGARDING ENVIRONMENTAL TOBACCO SMOKE (DECEMBER 1994)

(Note: This certification applies only to those contract which contain provisions for children’s services.  The offeror’s signature on the face page of these Representations and Certifications constitutes certification by the submitting organization of its compliance with the Act.)

Public Law 103-227, also known as the Pro-Children Act of 1994 (Act), requires that smoking not be permitted in any portion of any indoor facility owned or leased or contracted for by an entity and used routinely or regularly for the provision of health, day care, early childhood development services, education or library services to children under the age of 18, if the services are funded by Federal programs either directly or through State or local governments, by Federal grant, contract, loan, or loan guarantee.  The law also applies to children’s services that are provided in indoor facilities that are constructed, operated, or maintained with such federal funds.  The law does not apply to children’s services provided in private residences; portions of facilities used for inpatient drug or alcohol treatment; service providers whose sole source of applicable federal funds is Medicare or Medicaid; or facilities where WIC coupons are redeemed.  Failure to comply with the provisions of the law may result in the imposition of a civil monetary penalty of up to $1,000 for each violation and/or the imposition of an administrative compliance order on the responsible entity.

By signing this certification, the offeror/contractor (for acquisitions) or applicant/grantee (for grants) certifies that the submitting organization will comply with the requirements of the Act and will not allow smoking within any portion of any indoor facility used for the provision of services for children as defined by the Act.

The submitting organization agrees that it will require that the language of this certification be included in any subawards which contain provisions for children’s services and that all subrecipients shall certify accordingly.

27.  CERTIFICATION OF INSTITUTIONAL POLICY ON CONFLICT OF FINANCIAL INTEREST (OCTOBER 1995)

(Note: This certification is applicable to Research and Development (R&D) Contracts.  However, this certification does not apply to SBIR-Phase I contractors.)

By submission of its offer, the offeror certifies that:

(1)                                  A written and enforced administrative process to identify and manage, reduce or eliminate conflicting financial interest with respect to all research projects for which funding is sought from the NIH is ☐, is not ☐ currently in effect.

(2)                                  Should a process not be in effect at the time of the submission of its offer, the offeror certifies that it will, no later than 30 days subsequent to submission of its offer or prior to award, whichever is earlier, notify the Contracting Officer of the establishment of a written and enforced financial conflict of interest policy.

28.  15.406-2  CERTIFICATE OF CURRENT COST OR PRICING DATA

(When cost or pricing data are required in accordance with FAR 15.406-2, the Contracting Officer will request that the offeror complete, execute, and submit to the Contracting Officer a certification in the format shown in the following Certificate of Current Cost or Pricing Data.  The certification shall be submitted only at the time negotiations are concluded.  Offerors should complete the certificate and return it when requested by the Contracting Officer.)

This is to certify that, to the best of my knowledge and belief, the cost or pricing data (as defined in section 15.401 of the Federal Acquisition Regulation (FAR) and required under FAR subsection 15.403-4) submitted, either actually or by specific identification in writing, to the Contracting Officer or to the Contracting Officer’s representative in support of          * are accurate, complete, and current as of          **.

This certification includes the cost or pricing data supporting any advance agreements and forward pricing rate agreements between the offeror and the Government that are part of the proposal.

Firm

Signature Name Title

Date of execution***

*                                         Identify the proposal, request for price adjustment, or other submission involved, giving the appropriate identifying number (e.g., RFP No.)

**                                  Insert the day, month, and year when price negotiations were concluded and price agreement was reached, or, if applicable, an earlier date agreed upon between the parties that is as close as practicable to the date of agreement on price.

***                           Insert the day, month, and year of signing, which should be as close as practicable to the date when the price negotiations were concluded and the contract price was agreed to.

(End of Certificate)

[Attachment 2]

WAYNE STATE UNIVERSITY	Purchasing Department
Detroit, Michigan 48202
(313) 577-3734
FAX (313) 577-3747

December 30, 2002

Addendum One (1) To
Request for Proposal
for Genotyping Services
December 16, 2002

The following are clarifications resulting from the questions regarding our Request for Proposal for Genotyping Services.  The individual questions posed and University Answers / Clarifications are listed below:

Question 1                                    Pertaining to Section IV, B, b in the RFP that states “b) The VENDOR shall provide the following services:  1) Provide the PRB investigators designated by WSU with haplotype and allele frequency information for polymorphisms in the candidate genes from different ethnic groups, and assist in identifying suitable polymorpisms for the study.”, our questions are as follows: * Is this information expected to be obtained from the public databases? * If this information is not available in the public databases, what is expected of the vendor? Should the vendor propose to develop this information for the public SNPs as part of the contract? * We have developed proprietary sequence variation information, including frequency and haplotypes, for over 5,000 genes.  If the investigators wish to gain access to this information for use in the proposed project, a separate agreement dealing with intellectual proprietary and confidentiality will have to be negotiated with us.

Answer 1                                             In response to your question, we would like to suggest that you provide, in your proposal, two different situations, where: a) only information available in public data bases will be used, and b) company-generated information would be used.  In addition, please compare the two options and clarify the IP issues involved.  We would need as much information as possible to be able to evaluate both options from many different aspects (legal, intellectual, scientific, cost etc.).

Question 2                                    We understand that 200 genes have been chosen for this study.  What specific information is available on the 200 genes?  Are they in the public domain?  How many polymorphisms are there in the 200 genes?  Are the sequences known and provided?

Answer 2                                             We will provide the list of genes with our response to the public (January 3) with the understanding that the list is not necessarily final, i.e. possibly subject to change.

Yes, the genes are in the public domain.

This is one of the tasks that we are asking the VENDOR to help us with.  The number of polymorphisms to be typed at a specific locus will depend on the informativeness of the polymorphisms (see below).

Gene sequences are in the databases.  These are all well-known genes with known function.  VENDOR is expected to get gene sequences from databases and evaluate the usefulness of known polymorphisms for our study.  We expect that something like 4 polymorphisms per gene would be studied, but this depends on haplotype information (haplotype blocks) and we expect VENDOR to help us in selecting the best suited polymorphisms.

Question 3                                    For the 4000 specimens, is pedigree and ethnicity information provided?

Answer 3                                             This is a case-control study.  Ethnicity is available.

Question 4                                    Is the PEP-amplified DNA sufficient in quantity for downstream genotyping?  Can we assume the Vendor is not responsible for deficiencies in template integrity?

Answer 4                                             Yes.  Extensive testing has been done.

Question 5                                    We understand that the proposal is due Jan. 9.  We find this an unreasonable deadline in view of the amount of information that must be assembled for the proposal.  Can this date be extended?

Answer 5                                             We’re sorry, but we will be unable to extend the deadline.

Question 6                                    What is the time frame for the project (a one-year or three-year project)?  In other words, when do you expect to finish the project?

Answer 6                                             We hope that this part (200 genes, 4000 samples) could be completed in about 6 months.  Additional work might come after that.

Question 7                                    Is this RFP a small business set aside (limited to small business only)?

Answer 7                                             Our RFP was originally sent to small businesses, but we are not limiting the applicants or the selected VENDOR to being a small business.

Question 8                                    Do you have preference to the type of SNP genotyping for this RFP?

Answer 8                                             The VENDOR should select the most efficient and reliable method and justify that.

Question 9                                    WSU will provide DNA samples assembled in 96-well format.  How much DNA at what concentration you will include in each well?

Answer 9                                             The material (as specified in the RFP) is PEP (Primer Extension Preamplified) DNA.

PLEASE NOTE:  In the RFP, we made references to an Excel spreadsheet and disk.  However, after first drafting the RFP, we decided not to use a complicated spreadsheet, but rather to allow each Vendor the latitude to provide pricing using the simple table in Schedule C as a guideline.  However, we neglected to delete references to the spreadsheet and disk.  Please disregard them!

As a reminder, in order for Proposals to be considered, they must be received by the University on the due date and place as follows:

Thursday, January 9, 2003 - 4:00 p.m.
Wayne State University
Attn: Kimberly Tomaszewski, Senior Buyer
RFP - Genotyping Services
5700 Cass Avenue, Suite 4200 AAB
Detroit, MI 48202

If you have questions on this Addendum or on any other aspects of the Request for Proposal, please call either Kimberly Tomaszewski, Senior Buyer at (313) 577-3757, Fax (313) 577-3747, email ac9934@wayne.edu, or in her absence Kenneth Doherty, C.P.M., Associate Director, at (313) 577-3756, email ac0578@wayne.edu.

Thank you,

Kenneth Doherty
Associate Director of Purchasing

[Attachment 3]

WAYNE STATE UNIVERSITY	Purchasing Department
Detroit, Michigan 48202
(313) 577-3734
FAX (313) 577-3747

January 07, 2003

Addendum Number Two (2) To
Request for Proposal
for Genotyping Services
December 16, 2002

The following are additional clarifications resulting from questions regarding our Request for Proposal for Genotyping Services.  The individual questions posed and University Answers / Clarifications are listed below.  We number these as 10 - 14 in order to pick up from Addendum One; which addressed questions 1 - 9.

Question 10                             Please clarify the number of SNPs to be determined and the time-line.  Based on Answer 2 and Answer 6 in the communication dated December 30, 2002, and information in the RFP, the Vendor would need to perform approximately 4.16 million SNPs in 6 months (200 genes X 4 SNPs per gene X 4000 DNAs X 30% repeat analyses).  Is this correct?

Answer 10                                      Yes, that is correct.

Question 11                             Could you please estimate of approximately how many hours of labor effort (both professional and technical) would be required for this contract?  This labor effort estimation is commonly provided in government RFPs.

Answer 11                                      Extremely difficult to estimate, since most of the procedures used by most VENDORS are highly automated.  Depends on the technology and methodology used for genotyping.

Question 12                             It would be difficult for us to estimate how many professional labor hours would be required for the Vendor to “evalutate the usefulness of the known polymorphisms for our (WSU) study”.  To do this properly, the Vendor must become familiar with the current and related literature in studies which are similar to the WSU study.  Would more details on the project be provided to the Vendor than the brief background provided on page 13 of the RFP?

Answer 12                                      Polymorphisms used in genetic association studies are usually selected based on their informativeness (frequency in the population) and known functional consequences.  Since we provide the list of candidate genes, more deteails on the condition might not be that useful.  Our samples contain about 250 cases per clinical group.

Question 13                             Do you anticipate making one single award or multiple awards as a result of this RFP?

Answer 13                                      ????????????

Question 14                             If a Vendor does not have a propriatory database with haplotype data, would use of public databases suffice, or would the Vendor be at a disadvantage compared to another Vendor with this resource?

Answer 10                                      Depends on cost associated with getting such information.  Difficult to answer at this time.

As a reminder, in order for Proposals to be considered, they must be received by the University on the due date and place as follows:

Thursday, January 9, 2003 - 4:00 p.m.
Wayne State University
Attn:  Kimberly Tomaszewski, Senior Buyer
RFP - Genotyping Services
5700 Cass Avenue, Suite 4200 AAB
Detroit, MI 48202

If you have questions on this Addendum or on any other aspects of the Request for Proposal, please call either Kimberly Tomaszewski, Senior Buyer at (313) 577-3757, Fax (313) 577-3747, email ac9934@wayne.edu, or in her absence Kenneth Doherty, C.P.M., Associate Director, at (313) 577-3756, email ac0578@wayne.edu.

Thank you,

Kenneth Doherty
Associate Director of Purchasing

[Attachment 4]

7 January 2003

Joan M. Grossman, C.P.M.
Wayne State University
Purchasing Department
4th floor, Suite 4200 AAB
5700 Cass Avenue
Detroit, MI 48202

Re:                               RFP Genotyping Services
DUNS number: 78-949-7310

Dear Ms. Grossman:

We are responding to the above referenced RFP.  As per the instructions in the Request for Proposal and Specifications for Genotyping Services, we are submitting the following information:

•                  Genaissance’s profile as described in Exhibit 2, which is part of the proposal being submitted in response to the above referenced RFP.

•                  Genaissance’s annual report for 2001, containing independently audited financial statements of the Company’s revenues and expenses and year-end balance statements for the last three years.

•                  Genaissance’s Third Quarter Form 10-Q for fiscal 2002.

Should you have any questions about our financial information, please do not hesitate to contact us.

Sincerely,

/s/ Gerald F. Vovis
Executive Vice President
Chief Technology Officer

Enclosures

7 January 2003

Kimberly Tomaszewski
Senior Buyer
Wayne State University
Purchasing Department
4th floor, Suite 4200 AAB
5700 Cass Avenue
Detroit, MI 48202

Re:                               RFP Genotyping Services
DUNS number: 78-949-7310

Dear Ms. Tomaszewski:

Please find enclosed one original (marked as such) and nine copies of our proposal being submitted in response to the above referenced RFP.  Our proposal is in accordance with the outline and applications contained therein, except as detailed in Exhibit 1. The proposal remains in effect for 120 days from 9th January 2003 and is subject to further extensions as may be negotiated between Wayne State University (WSU) and Genaissance.

We have already generated over three million genotypes in our facility and, hence, can easily handle the size and scope of the proposed project.  We are prepared to begin the proposed work on or before 24th January 2003 and will provide WSU with a top priority commitment.

Genaissance is financially strong with over $8 million dollars of revenue projected for fiscal 2002 and a projected ending year balance of cash, cash equivalents and marketable securities totaling at least $33 million, which is sufficient to meet the company’s goal of cash breakeven in 2005.  The Company’s audited financials for 2002 are scheduled for release in February 2003.

Genaissance considers our prices for doing genotyping services to be confidential and, hence, the prices for the Company’s services that are listed on Schedule C are proprietary information.

Genaissance is not a certified minority firm but it is a small business firm.

Should you have any questions about our proposal, please do not hesitate to contact us.

Sincerely,

/s/ Gerald F. Vovis
Executive Vice President
Chief Technology Officer

Enclosures

Schedule A.2

NON-COLLUSION AFFIDAVIT

The undersigned, duly authorized to represent the persons; firms and corporations joining and participating in the submission of the foregoing Proposal (such persons, firms and corporations hereinafter being referred to as the “VENDOR”), being duly sworn, on his or her oath, states that to the best of his or her belief and knowledge no person, firm or corporation, nor any person duly representing the same joining and participating in the submission of the foregoing Proposal, has directly or indirectly entered into any agreement or arrangement with any other VENDORS, or with any official of the UNIVERSITY or any employee thereof, or any person, firm or corporation under contract with the UNIVERSITY whereby the VENDOR, in order to induce acceptance of the foregoing Proposal by said UNIVERSITY, has paid or is to pay to any other VENDOR or to any of the aforementioned persons anything of value whatever, and that the VENDOR has not, directly or indirectly entered into any arrangement or agreement with any other VENDOR or VENDORS which tends to or does lessen or destroy free competition in the letting of the contract sought for by the foregoing Proposal.

The VENDOR hereby certifies that neither it, its officers, partners, owners, providers, representatives, employees and parties in interest, including the affiant, have in any way colluded, conspired, connived or agreed, directly or indirectly, with any other proposer, potential proposer, firm or person, in connection with this solicitation, to submit a collusive or sham bid, to refrain from bidding, to manipulate or ascertain the price(s) of other proposers or potential proposers, or to obtain through any unlawful act an advantage over other proposers or the college.

The prices submitted herein have been arrived at in an entirely independent and lawful manner by the proposer without consultation with other proposers or potential proposers or foreknowledge of the prices to be submitted in response to this solicitation by other proposers or potential proposers on the part of the proposer, its officers, partners, owners, providers, representatives, employees or parties in interest, including the affiant.

CONFLICT OF INTEREST

The undersigned proposer and each person signing on behalf of the proposer certifies, and in the case of a sole proprietorship, partnership or corporation, each party thereto certifies as to its own organization, under penalty of perjury, that to the best of their knowledge and belief, no member of the UNIVERSITY, nor any employee, or person, whose salary is payable in whole or in part by the UNIVERSITY, has a direct or indirect financial interest in the award of this Proposal, or in the services to which this Proposal relates, or in any of the profits, real or potential, thereof, except as noted otherwise herein.

Signature	/s/ Gerald F. Vovis
Company Name	Genaissance Pharmaceuticals, Inc.
Date	January 7, 2003

/s/ [illegible]
Subscribed and sworn to before me this 7th day of January, 2003.

Notary Public in and for the County of New Haven, State of Connecticut.  My commission expires:  July 31, 2007

Schedule A.1

PROPOSAL CERTIFICATION

VENDOR is to certify its proposal as to its compliance with the Request for Proposal specifications using the language as stated hereon.

RESPONSE TO WAYNE STATE UNIVERSITY
REQUEST FOR PROPOSAL FOR
PROVIDING GENOTYPING SERVICES FOR 2002 / 2003
DATED: December 16, 2002

AND TO ANY AMENDMENTS, THERETO

The undersigned, duly authorized to represent the persons, firms and corporations joining and participating in the submission of this Proposal states that the Proposal contained herein is complete and is in strict compliance with the requirements of the subject Request for Proposal dated December 16, 2002, except as noted in Exhibit 1, the “Restricted Services/Exceptions to RFP” section of the Proposal.  If there are no modifications, deviations or exceptions, state same as a part of the Proposal Certification Statement:

☐    NONE        ☒    If there are, state YES

This proposal remains in effect for 120 days.

Any notice required under the Agreement shall be personally delivered or mailed by first class or certified mail, with proper postage, prepaid, to the Subject VENDOR at the following address:

Company Name:	Genaissance Pharmaceuticals, Inc.

Address:	5 Science Park

New Haven, CT 06511

ATTN:	Gerald F. Vovis, Ph.D.

Tax Payer ID:	06-1338846

Submitted by:

Signature	/s/ Gerald F. Vovis, Ph.D.

Typed Name	Gerald F. Vovis, Ph.D.

	Title:	Executive Vice President Chief Technology Officer	January 7, 2003
	(Title)		(Date)

INSURANCE REQUIREMENTS

Genaissance Pharmaceuticals, Inc., at its sole expense, shall cause to be issued and maintained in full effect for the term of this agreement, insurance as set forth hereunder:

General Requirements

Type of Insurance			Minimum Requirement

1.	Comprehensive General Liability	Bodily Injury	$500,000 each person
$1,000,000 aggregate
		Property Damage	$500,000 each occurrence
$1,000,000 aggregate
Or
$3,000,000 Combined Single Limit (CSL)

2.	Comprehensive Automobile Liability Bodily Injury	$500,000 each person
	(including hired and non-owned vehicles)		$1,000,000 each accident
		Property Damage	$500,000 each accident
Or
$3,000,000 Combined Single Limit (CSL)

3.	Workers’ Compensation	Statutory-Michigan	$100,000
(Employers’ Liability)

Maximum Acceptable Deductibles

Type of Insurance	Deductible

Comprehensive General Liability	$250
Comprehensive Automobile Liability	0
Workers’ Compensation	0

Coverages

1.	All liability policies must be written on an occurrence form.

2.	Comprehensive general liability includes, but is not limited to: consumption or use of products, existence of equipment or machines on location, and contractual obligations to customers.

3.	The Board of Governors, Wayne State University, shall be named as an additional insured, but only as respects to accidents arising out of said contact.

Certificates of Insurance

1.	Certificates of Insurance stating the minimum required coverages must be forwarded to the Office of Risk Management to be verified and, authenticated with the agent and/or insurance company.

2.	Certificates should contain a statement from the insurer that, for this contract, the care, custody or control exclusion is waived.

3.

Certificates shall be issued on a ACORD form or one containing the equivalent wording, and require giving WSU a thirty (30) day written notice of cancellation or material change prior to the normal expiration of  coverage.

4.	Revised certificates must be forwarded to the Office of Risk Management thirty (30) days prior to the expiration of any insurance coverage listed on the original certificate.

Client #: 765                                                                                                                                                                                                                         GENAISSANCE

ACORD™ CERTIFICATE OF LIABILITY INSURANCE	DATE (MM/DD/YYYY) 01/07/03
PRODUCER IA) William Gallagher Assoc. Insurance Brokers, Inc. 200 State Street, 13th Floor Boston, MA 02109-2694

THIS CERTIFICATE IS ISSUED AS A MATTER OF INFORMATION ONLY AND CONFERS NO RIGHTS UPON THE CERTIFICATE HOLDER.  THIS CERTIFICATE DOES NOT AMEND, EXTEND OR ALTER THE COVERAGE AFFORDED BY THE POLICIES BELOW.

INSURERS AFFORDING COVERAGE	NAIC #
INSURED Genaissance Pharmaceuticals, Inc. Five Science Park New Haven, CT 06511	INSURER A: Federal Insurance Company
INSURER B: National Fire Insurance of Hartford
INSURER C:
INSURER D:
INSURER E:
COVERAGES

THE POLICIES OF INSURANCE LISTED BELOW HAVE BEEN ISSUED TO THE INSURED NAMED ABOVE FOR THE POLICY PERIOD INDICATED.  NOTWITHSTANDING ANY REQUIREMENT, TERM OR CONDITION OF ANY CONTRACT OR OTHER DOCUMENT WITH RESPECT TO WHICH THIS CERTIFICATE MAY BE ISSUED OR MAY PERTAIN, THE INSURANCE AFFORDED BY THE POLICIES DESCRIBED HEREIN IS SUBJECT TO ALL THE TERMS, EXCLUSIONS AND CONDITIONS OF SUCH POLICIES.  AGGREGATE LIMITS SHOWN MAY HAVE BEEN REDUCED BY PAID CLAIMS.

INSR LTR	ADD’L INSRD	TYPE OF INSURANCE	POLICY NUMBER	POLICY EFFECTIVE DATE (MM/DD/YY)	POLICY EXPIRATION DATE (MM/DD/YY)	LIMITS
A	GENERAL LIABILITY ☒ COMMERCIAL GENERAL LIABILITY ☐ ☐ CLAIMS MADE ☒ OCCUR ☐ ☐ GEN’L AGGREGATE LIMIT APPLIES PER: ☐ POLICY ☐ PROJECT ☐ LOC	35387209	01/01/03	09/01/03	EACH OCCURRENCE	$1,000,000
DAMAGE TO RENTED PREMISES (Ea occurrence)	$Included
MED EXP (Any one person)	$10,000
PERSONAL & ADV INJURY	$1,000,000
GENERAL AGGREGATE	$2,000,000
PRODUCTS – COMP/OP AGG	$Excluded

A	AUTOMOBILE LIABILITY ☐ ANY AUTO ☐ ALL OWNED AUTOS ☐ SCHEDULED AUTOS ☒ HIRED AUTOS ☒ NON-OWNED AUTOS ☐ ☐	73510560	01/01/03	09/01/03	COMBINED SINGLE LIMIT (Ea accident)	$1,000,000
BODILY INJURY (Per person)	$
BODILY INJURY (Per accident)	$
PROPERTY DAMAGE	$
PROPERTY DAMAGE	$

GARAGE LIABILITY ☐ ANY AUTO ☐	AUTO ONLY – EA ACCIDENT
OTHER THAN AUTO ONLY:	EA ACC AGG	$
$

A	EXCESS/UMBRELLA LIABILITY ☒ OCCUR ☐ CLAIMS MADE ☐ DEDUCTIBLE ☐ RETENTION $	79790690	01/01/03	09/01/03	EACH OCCURRENCE	$5,000,000
AGGREGATE	$5,000,000
$
$
$

B	WORKERS COMPENSATION AND EMPLOYERS’ LIABILITY ANY PROPRIETOR/PARTNER/ EXECUTIVE OFFICER/MEMBER EXCLUDED? If yes, describe under SPECIAL PROVISIONS below	WC181880796	01/01/03	09/01/03	☒	WC STATU-TORY LIMITS	OTH-ER
E.L. EACH ACCIDENT	$500,000
E.L. DISEASE – EA EMPLOYEE	$500,000
E.L. DISEASE – POLICY LIMIT	$500,000
OTHER

DESCRIPTION OF OPERATIONS/LOCATIONS/VEHICLES/EXCLUSIONS ADDED BY ENDORSEMENT/SPECIAL PROVISIONS
The Board of Governors of Wayne State University and Wayne State University are additional insured as respects to accidents arising out of contract with Genaissance Pharmaceuticals, Inc.

CERTIFICATE HOLDER	CANCELLATION
Wayne State University Detroit, MI 48202

SHOULD ANY OF THE ABOVE DESCRIBED POLICIES BE CANCELLED BEFORE THE EXPIRATION DATE THEREOF, THE ISSUING INSURER WILL ENDEAVOR TO MAIL 30 DAYS WRITTEN NOTICE TO THE CERTIFICATE HOLDER NAMED TO THE LEFT, BUT FAILURE TO DO SO SHALL IMPOSE NO OBLIGATION OR LIABILITY OF ANY KIND UPON THE INSURER, ITS AGENTS OR REPRESENTATIVES.

AUTHORIZED REPRESENTATIVE
/s/ [illegible]

IMPORTANT

If the certificate holder is an ADDITIONAL INSURED, the policy(ies) must be endorsed.  A statement on this certificate does not confer rights to the certificate holder in lieu of such endorsement(s).

If SUBROGATION IS WAIVED, subject to the terms and conditions of the policy, certain policies may require an endorsement.  A statement on this certificate does not confer rights to the certificate holder in lieu of such endorsement(s).

DISCLAIMER

The Certificate of Insurance on the reverse side of this form does not constitute a contract between the issuing insurer(s), authorized representative or producer, and the certificate holder, nor does it affirmatively or negatively amend, extend or alter the coverage afforded by the policies listed thereon.

SCHEDULE C - Price Schedule
Reply to Wayne State University Request for Proposal
For Genotyping Services

The following price schedule is based on a project size of 4,000 DNA samples genotyped with 800 SNP assays (200 genes with 4 SNPs each), with a random selection of 30% of the assays run a second time and delivery of [**]% of the total possible data.  Genaissance estimates a turnaround time of 20 weeks to complete this proposed project.  Changes in either the number of DNA samples or in the number of SNP assays may necessitate changes in the pricing schedule.

Name of Test	Unit Price		Estimated Quantity		Total
DNA Plating Fee	$	[**]	4,000		$	[**]
DNA QC Fee	$	[**]	4,000		$	[**]
Assay Development Fee	$	[**]	800		$	[**]
Delivered Genotype Fee	$	[**]	[**] Million	*	$	[**]
Project Total					$	[**]	†

*                                         [**]% of (800 SNP assays x 4,000 DNA samples) plus an additional [**]% for randomly repeated assays as requested.

†                                          This price is an estimate based upon the anticipated number of genotypes that will be delivered.  The actual project cost will likely be different, as it will be based on the total number of genotypes delivered multiplied by the per genotype fee of $[**].

The PRB investigators requested haplotype and allele frequency information for public polymorphisms.  In order to provide such information, all of the polymorphisms in a candidate gene should be genotyped on the same panel of individuals of diverse ethnic background.  From such information, haplotypes could then be built for various diverse populations.  Genaissance has constructed a reference panel consisting of individuals whose four grandparents had the same ethnic background.  The panel, which the Company uses to discover its proprietary polymorphisms and build haplotypes, consists of the following:

•             Eighty-two unrelated individuals:

•                       21 Caucasians of Western European extraction;

•                       20 African-Americans;

•                       20 Asians;

Confidential and Proprietary

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•                       18 Hispanic/Latinos; and

•                       3 Native Americans.

•             Eleven related individuals:

•                       6 Caucasians (4 grandparents) and

•                       5 African-Americans (2 parents).

•             Three controls:

•                       1 chimpanzee;

•                       1 gorilla; and

•                       1 negative control.

The cost to generate a genotype for each individual in the reference panel is $[**].  Genaissance would then build the haplotypes from the resulting information using its proprietary HAP™ Builder technology and know-how.

Alternate proposals for this solicitation are not acceptable.  As requested in your Addendum to Request for Proposal for Genotyping Services of December 16, 2002 (Question and Answer 1), we are providing an alternate proposal, in which Genaissance proprietary SNPs and haplotypes (referred to herein as HAP™ Markers) would be used in the proposed project.

An Alternate Proposal for Genotyping

Use of Genaissance’s Proprietary HAP™ Markers.  If WSU decides to use Genaissance’s proprietary HAP™ Markers, the work would proceed as follows.  The PRB investigators would identify the candidate genes to be genotyped and supply Genaissance with the list of candidate genes and the ethnic background of the patients to be genotyped.  Genaissance would then use its proprietary HAP™ Database to select the minimum number of SNPs (both proprietary to Genaissance and in the public domain) that are needed to capture 80% to 90% of the haplotype diversity present in this patient population.  The exact percentage would be decided upon in discussions between the PRB investigators, WSU and Genaissance.  In recent large-scale projects, Genaissance has used an average of [**] SNPs per candidate gene to capture 90% of the haplotype diversity present in the Caucasian population.

Genaissance would then design and validate assays for the selected SNPs.  If validated assays could not be developed for any of the SNPs, Genaissance would consult with the PRB investigators regarding whether any replacement SNPs should be selected to meet the goal of capturing the agreed upon percentage of haplotype diversity present in the patient population.  Genaissance would design and validate assays for any replacement SNPs.  Once assays have been designed and validated for all selected SNPs, Genaissance would genotype each of the

2

selected SNPs in the patient samples, deduce haplotypes from the resultant genotypes for each gene and each patient using Genaissance’s proprietary HAP™ Builder technology and know-how, and supply the resultant genotypes and haplotypes for each patient to WSU.

The choice of this alternate proposal would require the execution of a license agreement between [**] and Genaissance (see tab labeled: Addendum 2, License Agreement), under which Genaissance would grant [**] a license to use Genaissance’s [**] in exchange for [**].  In addition, the License Agreement contains confidentiality obligations [**].

Because of the expanded nature of the project in this alternate proposal, 30 weeks would be required for completion of this proposed project.  The price schedule for this alternate proposal is as follows.

Name of Test	Unit Price		Estimated Quantity		Total
DNA Plating Fee	$	[**]	4,000		$	[**]
DNA QC Fee	$	[**]	4,000		$	[**]
SNP Selection Fee	$	[**]	200		$	[**]
Assay Development Fee	$	[**]	800		$	[**]
Delivered Genotype Fee	$	[**]	[**] Million	*	$	[**]
HAP™ Building of genes	$	[**]	200		$	[**]
Project Total					$	[**]	†

*                                         [**]% of ([**] SNP assays ([**] SNPs x 200 genes) x 4,000 DNA samples) plus an additional [**]% for randomly repeated assays as requested.

†                                          This price is an estimate based upon the anticipated number of genotypes that will be delivered.  The actual project cost will likely be different, as it will be based on the total number of genotypes delivered multiplied by the per genotype fee of $[**].

The undersigned affirms that the cost of all work is covered by the scope defined in the RFP dated December 16, 2002.  See Vendor Exhibit 1, Exceptions/Restrictions for our reason for removing the section authorizing WSU personnel to determine Genaissance’s costs for doing this proposed project.

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Company Name:	Genaissance Pharmaceuticals, Inc.

Company Address:	Five Science Park New Haven, CT 06511

Submitted by:	Gerald F. Vovis, Ph.D.

Signature:	/s/ Gerald F. Vovis, Ph.D.

Typed Name:	Executive Vice President and Chief Technology Officer		January 7, 2003

	(Title)		(Date)

Phone:	(203) 786-3423	Fax	(203) 492-4475

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Schedule D - Summary Questionnaire

		YES	ALTERNATIVE
1.	Can your company provide services on or before January 24, 2003?	☒

2.	Have you provided three (3) references with specific contact names and phone numbers?	☒

3.	Did your company provide a certificate of insurance to meet or exceed all our minimum requirements?	☒

4.	Did your company provide the required Proposal Certification and Non-Collusion Affidavit?	☒

5.	Did your company complete and provide the Summary Price Schedule C?	☒

6.	Did your company complete and provide Schedule E, Statement of Representations and Certifications?	☒

7.	Did your company agree to guarantee to maintain a top priority for the UNIVERSITY?	☒

8.	Please complete the following questions:	☒

	Total number of employees in your company	105

	Total years in business with this company name	6

9.	Did your company provide financial information under separate cover to the Director of Purchasing?	☒

10.	Are there any conflicts of interest in doing business with the UNIVERSITY?	☐ Yes ☒ No

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SCHEDULE E

REPRESENTATIONS, CERTIFICATIONS
AND OTHER STATEMENTS OF
OFFERORS OR QUOTERS (VENDORS)

PART IV - SECTION K

Representations, Certifications, and Other Statements of Offerors or Quoters (Negotiated).

1.  REPRESENTATIONS AND CERTIFICATIONS

1.	FAR 52.203-2	Certification of Independent Price Determination

2.	FAR 52.203-11	Certification and Disclosure Regarding Payments to Influence Certain Federal Transactions (DEVIATION)

3.	FAR 52.204-3	Taxpayer Ientification

4.	FAR 52.204-5	Women-Owned Business (Other Than Small Business)

5.	FAR 52.204-6	Data Universal Numbering System (DUNS) Number

6.	FAR 52.209-5	Certification Regarding Debarment, Suspension, Proposed Debarment and Other Responsibility Matters

7.	FAR 52.215-6	Place of Performance

8.	FAR 52.219-1	Small Business Program Representations

9.	FAR 52.219-19	Small Business Concern Representation for the Small Business Competitiveness Demonstration Program

10.	FAR 52.219-21	Small Business Size Representation for Targeted Industry Categories Under the Small Business Competitiveness Demonstration Program

11.	FAR 52.219-22	Small Disadvantaged Business Status

12.	FAR 52.222-18	Certification Regarding Knowledge of Child Labor for Listed End Products

13.	FAR 52.222-21	Certification of Nonsegregated Facilities

14.	FAR 52.222-22	Previous Contracts and Compliance Reports

15.	FAR 52.222-25	Affirmative Action Compliance

16.	FAR 52.222-38	Compliance with Veterans’ Employment Reporting Requirements

17.	FAR 52.222-48	Exemption From Application of Service Contract Act Provisions

18.	FAR 52.223-4	Recovered Material Certification

2

19.	FAR 52.223-13	Certification of Toxic Chemical Release Reporting

20.	FAR 52.225-2	Buy American Act Certificate

21.	FAR 52.225-4	Buy American Act-North American Free Trade Agreement — Israeli Trade Act Certificate

22.	FAR 52.225-6	Trade Agreements Certificate

23.	FAR 52.226-2	Historically Black College or University and Minority Institution Representation

24.	FAR 52.227-6	Royalty Information

25.	FAR 52.230-1	Cost Accounting Standards Notices and Certification

26.	—	Certification Regarding Environmental Tobacco Smoke

27.	—	Certification of Institutional Policy on Conflict of Financial Interest

28.	FAR 15.406-2	Certificate of Current Cost or Pricing Data

To Be Completed by the Offeror: (The Representations and Certifications must be executed by an individual authorized to bind the offeror.) The offeror makes the following Representations and Certifications as part of its proposal (check/complete all appropriate boxes or blanks on the following pages).

Genaissance Pharmaceuticals, Inc.	(RFP No.) RFP – Genotyping Services
(Name of Offeror)

/s/ Gerald F. Vovis, Ph.D.	(Date) January 7, 2003
(Signature of Authorized Individual)

Gerald F. Vovis, Ph.D.

(Typed Name of Authorized Individual)

Note:  The penalty for making false statements in offers is prescribed in 18 U.S.C. 1001

29.                               52.203-2  CERTIFICATE OF INDEPENDENT PRICE DETERMINATION  (APRIL 1985)

[NOTE: This provision is applicable when a firm-fixed price or fixed-price with economic price adjustment contract is contemplated.]

(a)                                  The offeror certifies that -

3

(1)                                  The prices in this offer have been arrived at independently, without, for the purpose of restricting competition, any consultation, communication, or agreement with any other offeror or competitor relating to (i) those prices, (ii) the intention to submit an offer, or (iii) the methods or factors used to calculate the prices offered;

(2)                                  The prices in this offer have not been and will not be knowingly disclosed by the offeror, directly or indirectly, to any other offeror or competitor before bid opening (in the case of a sealed bid solicitation) or contract award (in the case of a negotiated solicitation) unless otherwise required by law; and

(3)                                  No attempt has been made or will be made by the offeror to induce any other concern to submit or not to submit an offer for the purpose of restricting competition.

(b)                                 Each signature on the offer is considered to be a certification by the signatory that the signatory—

(1)                                  Is the person in the offeror’s organization responsible for determining the prices being offered in this bid or proposal, and that the signatory has not participated and will not participate in any action contrary to subparagraphs (a)(1) through (a)(3) above; or

(2)                                  (i) Has been authorized in writing, to act as agent for the following principals in certifying that those principals have not participated, and will not participate in any action contrary to subparagraphs (a)(1) through (a)(3) above

Gerald F. Vovis, Ph.D., Executive Vice President and Chief Technology Officer

[insert full name of person(s) in the offeror’s organization responsible for determining the prices offered in this bid or proposal, and the title of his or her position in the offeror’s organization];

(ii)                                  As an authorized agent, does certify that the principals named in subdivision (b)(2)(i) above have not participated, and will not participate, in any action contrary to subparagraphs (a)(1) through (a)(3) above; and

(iii)                               As an agent, has not personally participated, and will not participate, in any action contrary to subparagraphs (a)(1) through (a)(3) above.

4

(c)                                  If the offeror deletes or modifies subparagraph (a)(2) above, the offeror must furnish with its offer a signed statement setting forth in detail the circumstances of the disclosure.

30.                               52.203-11  CERTIFICATION AND DISCLOSURE REGARDING PAYMENTS TO INFLUENCE CERTAIN FEDERAL TRANSACTIONS (DEVIATION)

(a)                                  The definitions and prohibitions contained in the clause, at FAR 52.203-12, Limitations on Payments to Influence Certain Federal Transactions, included in this solicitation, are hereby incorporated by reference in paragraph (b) of this certification.

(b)                                 The offeror, by signing its offer, hereby certifies to the best of his or her knowledge and belief that on or after December 23, 1989 -

(1)                                  No Federal appropriated funds have been paid or will be paid, to any person for influencing or attempting to influence an officer or employee of any agency, a Member of Congress, an officer or employee of Congress, or an employee of a Member of Congress on his or her behalf in connection with the awarding of a contract resulting from this solicitation.

(2)                                  If any funds other than Federal appropriated funds (including profit or fee received under a covered Federal transaction) have been paid, or will be paid, to any person for influencing or attempting to influence an officer or employee of any agency, a Member of Congress, an officer or employee of Congress, or an employee of a Member of Congress on his or her behalf in connection with this solicitation, the offeror shall complete and submit with its offer, OMB Standard Form-LLL, “Disclosure of Lobbying Activities”, to the Contracting Officer, and

(3)                                  He or she will include the language of this certification in all subcontract awards at any tier and require that all recipients of subcontract awards in excess of $100,000 shall certify and disclose accordingly.

(c)                                  Submission of this certification and disclosure is a prerequisite for making or entering into this contract imposed by section 1352, Title 31, United States Code.  Any person who makes an expenditure prohibited under this provision or who fails to file or amend the disclosure form to be filed or amended by this provision, shall be subject to a civil penalty of not less than $10,000, and not more than $100,000, for each such failure.

5

31.                               52.204-3  TAXPAYER IDENTIFICATION (OCTOBER 1998)

(1)                                  Definitions.

Common parent, as used in this provision, means that corporate entity that owns or controls an affiliated group of corporations that files its Federal income tax returns on a consolidated basis, and of which the offeror is a member.

Taxpayer Identification Number (TIN), as used in this provision, means the number required by the Internal Revenue Service (IRS) to be used by the offeror in reporting income tax and other returns.  The TIN may be either a Social Security Number or an Employer Identification Number.

(2)                                  All offerors must submit the information required in paragraphs (d) through (f) of this provision to comply with debt collection requirements of 31 U.S.C. 7701(c) and 3325(d), reporting requirements of 26 U.S.C.  6041, 6041A, and 6050M, and implementing regulations issued by the IRS.  If the resulting contract is subject to the payment reporting requirements described in Federal Acquisition Regulation (FAR) 4.904, the failure or refusal by the offeror to furnish the information may result in a 31 percent reduction of payments otherwise due under the contract.

(3)                                  The TIN may be used by the Government to collect and report on any delinquent amounts arising out of the offeror’s relationship with the Government (31 U.S.C. 7701(c)(3)).  If the resulting contract is subject to the payment reporting requirements described in FAR 4.904, the TIN provided hereunder may be matched with IRS records to verify the accuracy of the offeror’s TIN.

(4)                                  Taxpayer Identification Number (TIN).

☒	TIN: 06-1338846
☐	TIN has been applied for.
☐	TIN is not required because:
☐

Offeror is a nonresident alien, foreign corporation, or foreign partnership that does not have income effectively connected with the conduct of a trade or business in the United States and does not have an office or place of business or a fiscal paying agent in the United States;

☐ Offeror is an agency or instrumentality of a foreign government;
☐ Offeror is an agency or instrumentality of the Federal Government.

(5)                                  Type of organization.

☐	Sole proprietorship;
☐	Partnership;
☒	Corporate entity (not tax-exempt);
☐	Corporate entity (tax-exempt);
☐	Government entity (Federal, State, or local);

6

☐	Foreign government;
☐	International organization per 26 CFR 1.6049-4;
☐	Other

(6)                                  Common parent.

☒	Offeror is not owned or controlled by a common parent as defined in paragraph (a) of this provision.
☐	Name and TIN of common parent:
Name
TIN

32.                               52.204-5  WOMEN-OWNED BUSINESS (Other Than Small Business) (MAY 1999)

(a)                                  Definition.  Women-owned business concern, as used in this provision, means a concern that is at least 51 percent owned by one or more women; or in the case of any publicly owned business, at least 51 percent of its stock is owned by one or more women; and whose management and daily business operations are controlled by one or more women.

(b)                                 Representation.  [Complete only if the offeror is a women-owned business concern and has not represented itself as a small business concern in paragraph (b)(1) of FAR 52.219-1, Small Business Program Representations, of this solicitation.]

The offeror represents that it ☐ is a women-owned business concern.

33.                               52.204-6  DATA UNIVERSAL NUMBERING SYSTEM (DUNS) NUMBER (JUNE 1999)

(a)                                  The offeror shall enter, in the block with its name and address on the cover page of its offer, the annotation “DUNS” followed by the DUNS number that identifies the offeror’s name and address exactly as stated in the offer.  The DUNS number is a nine-digit number assigned by Dun and Bradstreet Information Services.

(b)                                 If the offeror does not have a DUNS number, it should contact Dun and Bradstreet directly to obtain one.  A DUNS number will be provided immediately by telephone at no charge to the offeror.  For information on obtaining a DUNS number, if located within the United States, the offeror should call Dun and Bradstreet at 1-800-333-0505.  The offeror should be prepared to provide the following information:

(1)                                  Company name.

(2)                                  Company address.

(3)                                  Company telephone number.

7

(4)           Line of business.

(5)           Chief executive officer/key manager.

(6)           Date the company was started.

(7)           Number of people employed by the company.

(8)                                  Company affiliation.

(c)                                  Offerors located outside the United States may obtain the location and phone number of the local Dun and Bradstreet Information Services office from the Internet home page at http://www.customerservice@dnb.com.  If an offeror is unable to locate a local service center, it may send an e-mail to Dun and Bradstreet at globalinfo@mail.dnb.com.

34.                               52.209-5  CERTIFICATION REGARDING DEBARMENT, SUSPENSION, PROPOSED AND OTHER RESPONSIBILITY MATTERS (DECEMBER 2001)

(NOTE: Applies to contracts expected to exceed $100,000.)

(a)                                  (1)                                  The Offeror certifies, to the best of its knowledge and belief, that –

(i)                                     The Offeror and/or any of its Principals –

(A)                              Are ☐, are not ☒ presently debarred, suspended, proposed for debarment, or declared ineligible for the award of contracts by any Federal agency;

(B)                                Have ☐, have not ☒, within a three-year period preceding this offer, been convicted of or had a civil judgment rendered against them for: commission of fraud or a criminal offense in connection with obtaining, attempting to obtain, or performing a public (Federal, state or local) contract or subcontract; violation of Federal or state antitrust statutes relating to the submission of offers; or commission of embezzlement, theft, forgery, bribery, falsification or destruction of records, making false statements, tax evasion, or receiving stolen property; and

(C)                                Are ☐, are not ☒ presently indicted for, or otherwise criminally or civilly charged by a governmental entity with, commission of any of the offenses enumerated in subdivision (a)(1)(i)(B) of this provision.

8

(D)                               If the offeror has responded affirmatively, the offeror shall provide additional information if requested by the Contracting Officer; and

(ii)                                  The Offeror has ☐, has not ☒, within a three-year period preceding this offer, had one or more contracts terminated for default by any Federal agency.

(2)                                  “Principals” for the purposes of this certification, means officers; directors; owners; partners; and, persons having primary management or supervisory responsibilities within a business entity (e.g., general manager, plant manager, head of a subsidiary, division, or business segment, and similar positions).

THIS CERTIFICATION CONCERNS A MATTER WITHIN THE JURISDICTION OF AN AGENCY OF THE UNITED STATES AND THE MAKING OF A FALSE, FICTITIOUS, OR FRAUDULENT CERTIFICATION MAY RENDER THE MAKER SUBJECT TO PROSECUTION UNDER SECTION 1001, TITLE 18, UNITED STATES CODE.

(b)                                 The Offeror shall provide immediate written notice to the Contracting Officer if, at any time prior to contract award, the Offeror learns that its certification was erroneous when submitted or has become erroneous by reason of changed circumstances.

(c)                                  A certification that any of the items in paragraph (a) of this provision exists will not necessarily result in withholding of an award under this solicitation.  However, the certification will be considered in connection with a determination of the Offeror’s responsibility.  Failure of the Offeror to furnish a certification or provide such additional information as requested by the Contracting Officer may render the Offeror nonresponsible.

(d)                                 Nothing contained in the foregoing shall be construed to require establishment of a system of records in order to render, in good faith, the certification required by paragraph (a) of this provision.  The knowledge and information of an Offeror is not required to exceed that which is normally possessed by a prudent person in the ordinary course of business dealings.

(e)                                  The certification in paragraph (a) of this provision is a material representation of fact upon which reliance was placed when making an award.  If it is later determined that the Offeror knowingly rendered an erroneous certification, in addition to other remedies available to the Government, the Contracting Officer may terminate the contract resulting from this solicitation for default.

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35.                               52.215-6  PLACE OF PERFORMANCE (OCTOBER 1997)

(a)                                  The offeror or respondent, in the performance of any contract resulting from this solicitation, ☐ intends, ☒ does not intend (check applicable block) to use one or more plants or facilities located at a different addresses from the address of the offeror or respondent as indicated in this proposal or response to request for information.

(b)                                 If the offeror or respondent checks “intends” in paragraph (a) of this provision, it shall insert in the following spaces the required information:

Place of Performance (Street Address (City, State, County, Zip Code)	Name and Address of Owner and Operator of the Plant or Facility if Other than Offeror or Respondent

36.                               52.219-1  SMALL BUSINESS PROGRAM REPRESENTATIONS (APRIL 2002)

(Note: This provision applies to solicitations exceeding the micro-purchase threshold when the contract is to be performed in the United States, its territories or possessions.  Puerto Rico, the Trust Territory of the Pacific Islands, or the District of Columbia.)

(a)                                  (1)                                  The North American Industry Classification System (NAICS) code for this acquisition is [INSERT NAICS CODE].

(2)                                  The small business size standard is [INSERT SIZE; STANDARD]

(3)                                  The small business size standard for a concern which submits an offer in its own name, other than on a construction or service contract; but which proposes to furnish a product which it did not itself manufacture, is 500 employees.

(b)                                 Representations.

(1)                                  The offeror represents as part of its offer that it ☒ is, ☐ is not a small business concern.

(2)                                  (Complete only if the offeror represented itself as a small business concern in paragraph (b)(1) of this provision.)  The offeror represents, for general statistical purposes, that it ☐ is, ☒ is not a small disadvantaged business concern as defined in 13 CFR 124.1002.

(3)                                  (Complete only if the offeror represented itself as a small business concern in paragraph (b)(1) of this provision.)  The offeror represents as part of its offer that it ☐ is, ☒ is not a women-owned small business concern.

(4)                                  (Complete only if the offeror represented itself as a small business concern in paragraph (b)(1) of this provision.)  The offeror represents

10

as part of its offer that it ☐ is, ☒ is not a veteran-owned small business concern.

(5)                                  (Complete only if the offeror represented itself as a veteran-owned small business concern in paragraph (b)(4) of this provision.)  The offeror represents as part of its offer that it ☐ is, ☒ is not a service-disabled veteran-owned small business concern.

(1)                                  (Complete only if the offeror represented itself as a small business concern in paragraph (b) (1) of this provision.)  The offeror represents, as a part of its offeror, that -

(1)                                  It ☐ is, ☒ is not a HUBZone small business concern listed, on the date of this representation, on the List of Qualified HUBZone Small Business Concerns maintained by the Small business Administration, and no material change in ownership and control, principal office, or HUBZone employee percentage has occurred since it was certified by the Small Business Administration in accordance with 13 CFR part 126; and

(2)                                  It ☐ is, ☒ is not a joint venture that complies with the requirements of 13 CFR part 126, and the representation in paragraph (b)(6)(i) of this provision is accurate for the HUBZone small business concern or concerns that are participating in the joint venture.  [The offeror shall enter the name or names of the HUBZone small business concern or concerns that are participating in the joint venture.]  Each HUBZone small business concern participating in the joint venture shall submit a separate signed copy of the HUBZone representation.

(c)                                  Definitions.  As used in this provision—

Service-disabled veteran-owned small business concern—

(1)                                  Means a small business concern—

(i)                                     Not less than 51 percent of which is owned by one or more service-disabled veterans or, in the case of any publicly owned business, not less than 51 percent of the stock or which is owned by one or more service-disabled veterans; and

(ii)                                  The Management and daily business operation of which are controlled by one or more service disabled veterans or, in the case of a veteran with permanent and severe-disability, the spouse or permanent caregiver of such veteran.

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(2)                                  Service-disabled veteran means a veteran, as defined in 38 U.S.C. 101(2), with a disability that is service-connected, as defined in 38 U.S.C. 101(16).

Small business concern, means a concern, including its affiliates, that is independently owned and operated, not dominant in the field of operation in which it is bidding on Government contracts, and qualified as a small business under the criteria in 13 CFR Part 121 and the size standard in paragraph (a) of this provision.

Women-owned small business concern, means a small business concern—

(1)                                  That is at least 51 percent owned by one or more women; or, in the case of any publicly owned business, at least 51 percent of the stock of which is owned by one or more women; and

(2)                                  Whose management and daily business operations are controlled by one or more women.

Veteran-owned small business concern means a small business concern—

(1)                                  Not less than 51 percent of which is owned by one or more veterans (as defined at 38 U.S.C. 101(2)) or, in the case of any publicly owned business, not less than 51 percent of the stock of which is owned by one or more veterans; and

(2)                                  The management and daily business operations of which are controlled by one or more veterans.

(d)                                 Notice.

(1)                                  If this solicitation is for supplies and has been set aside, in whole or in part, for small business concerns, then the clause in this solicitation providing notice of the set-aside contains restrictions on the source of the end items to be furnished.

(2)                                  Under 15 U.S.C. 645(d), any person who misrepresents a firm’s status as a small, HUBZone small, small disadvantaged, or women-owned small business concern in order to obtain a contract to be awarded under the preference programs established pursuant to section 8(a), 8(d), 9, or 15 of the Small Business Act or any other provision of Federal law that specifically references section 8(d) for a definition of program eligibility, shall—

(i)                                     Be punished by imposition of fine, imprisonment, or both;

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(ii)                                  Be subject to administrative remedies, including suspension and debarment; and

(iii)                               Be ineligible for participation in programs conducted under the authority of the Act.

37.                               52.219-19  SMALL BUSINESS CONCERN REPRESENTATION FOR THE SMALL BUSINESS COMPETITIVENESS DEMONSTRATION PROGRAM (OCTOBER 2000)

(This representation must be completed if the acquisition is for one of the four designated industry groups of the Small Business Competitiveness Demonstration Program specified in FAR 19.1005(a) (includes Construction Contracts under NAICS codes that comprise Industry Subsectors 233, 234 and 235].)

(a)                                  Definition

“Emerging small business” as used in this solicitation, means a small business concern whose size is no greater than 50 percent of the numerical size standard applicable to the North American Industry Classification System (NAICS) code assigned to a contracting opportunity.

(b)                                 (Complete only if offeror has represented itself under the provision at FAR 52.219-1 as a small business concern under the size standards of this solicitation.)

The Offeror ☐ is, ☐ is not an emerging small business.

(c)                                  (Complete only if the Offeror is a small business or an emerging small business, indicating its size range.)

Offeror’s number of employees for the past twelve months (check this column if size standard stated in solicitation is expressed in terms of number of employees) or Offeror’s average annual gross revenue for the last 3 fiscal years (Check this column if size standard stated in solicitation is expressed in terms of annual receipts).  (Check one of the following.)

Number of Employees	Average Annual Gross Revenues
☐ 50 or fewer	☐ $1 million or less

☐ 51-100	☐ $1,000,001 – $2 million

☐ 101-250	☐ $2,000,001 – $3.5 million

☐ 251 – 500	☐ $3,500,001 – $5 million

☐ 501 – 750	☐ $5,000,001 – $10 million

☐ 751-1,000	☐ $10,000,001 – $17 million

☐ Over 1,000	☐ Over $17 million

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38.                               52.219-21  SMALL BUSINESS SIZE REPRESENTATION FOR TARGETED INDUSTRY CATEGORIES UNDER THE SMALL BUSINESS COMPETITIVENESS DEMONSTRATION PROGRAM (MAY 1999)

(Complete only if the Offeror has represented itself under the provision 52.219-1 as a small business concern under the size standards of this solicitation.)

(NOTE: This representation must be completed if this solicitation covers one of the ten targeted industry categories under the Small Business Competitiveness Demonstration Program and if the offeror has certified itself under the clause at FAR 52.219-1 to be a small business concern under the size standards of this solicitation).

Offeror’s number of employees for the past twelve months (check this column if size standard stated in solicitation is expressed in terms of number of employees) or Offeror’s average annual gross revenue for the last three fiscal years (check this column if size standard stated in solicitation is expressed in terms of annual receipts).  (Check one of the following.)

Number of Employees	Average Annual Gross Revenues

☐ 50 or fewer	☐ $1 million or less

☐ 51 – 100	☐ $1,000,001 – $2 million

☐ 101 – 250	☐ $2,000,001 – $3.5 million

☐ 251 – 500	☐ $3,500,001 – $5 million

☐ 501 – 750	☐ $5,000,001 – $10 million

☐ 751 – 1,000	☐ $10,000,001 – $17 million

☐ Over 1,000	☐ Over $17 million

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The ten targeted industries are as follows:

Product Service Code	SIC Code	Description
G004	8742	Counseling/Training/Social Rehabilitation Services

J099	7699	Maintenance, Repair and Rebuilding of Equipment (Office Machines, Text Processing Systems & Visible Record Equipment)

K099	7699	Modification of Equipment (misc.)

Q210	8099, 8742	General Health Care Services

R406	8742	Policy Review/Development Services

R497	7299	Personal Services

6505	2833, 2834, 2835, 2836	Drugs and Biologics

7045	3572, 3695	ADP Supplies

7110	5065 5021	Office Furniture

7510	5112	Office Supplies

39.                               52.219-22  SMALL DISADVANTAGED BUSINESS STATUS (OCTOBER 1999)

(Note: This applies to competitive solicitations over $100,000 under the SIC Major Groups for which a price evaluation adjustment is applicable.)

(a)                                  General.  This provision is used to assess an offeror’s small disadvantaged business status for the purpose of obtaining a benefit on this solicitation.  Status as a small business and status as a small disadvantaged business for general statistical purposes is covered by the provision at FAR 52.219-1, Small Business Program Representation.

(b)                                 Representations.

(1)                                  General.  The offeror represents, as part of its offer, that it is a small business under the size standard applicable to this acquisition; and either—

☐(i)                         It has received certification by the Small Business Administration as a small disadvantaged business concern consistent with 13 CFR 124, Subpart B; and

(A)                              No material change in disadvantaged ownership and control has occurred since its certification;

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(B)                                Where the concern is owned by one or more disadvantaged individuals, the net worth of each individual upon whom the certification is based does not exceed $750,000 after taking into account the applicable exclusions set forth at 13 CFR 124.104(c)(2); and

(C)                                It is identified, on the date of its representation, as a certified small disadvantaged business concern in the database maintained by the Small Business Administration (PRONet); or

☐(ii)                      It has submitted a completed application to the Small Business Administration or a Private Certifier to be certified as a small disadvantaged business concern in accordance with 13 CFR 124, Subpart B, and a decision on that application is pending, and that no material change in disadvantaged ownership and control has occurred since its application was submitted.

(2)☐                      For Joint Ventures.  The offeror represents, as part of its offer, that it is a joint venture that complies with the requirements at 13 CFR 124.1002(f) and that the representation in paragraph (b)(1) of this provision is accurate for the small disadvantaged business concern that is participating in the joint venture.  [The offeror shall enter the name of the small disadvantaged business concern that is participating in the joint venture:                         .]

(c)                                  Penalties and Remedies.  Anyone who misrepresents any aspects of the disadvantaged status of a concern for the purposes of securing a contract or subcontract shall:

(1)                                  Be punished by imposition of a fine, imprisonment, or both;

(2)                                  Be subject to administrative remedies, including suspension and debarment; and

(3)                                  Be ineligible for participation in programs conducted under the authority of the Small Business Act.

Alternate I (OCTOBER 1998)

(Note: Applies when price evaluation adjustment for small disadvantaged business concerns is authorized on a regional basis.  Designated regions by Major SIC Category can be found at http://www.arnet.gov/References/sdbadjustments.htm.  Currently, this includes SIC Major Industry Groups 15, 16, 17 which are all construction related groups.)

As prescribed in 19.306(b), add the following paragraph (b)(3) to the basic provision:

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(3)                                  Address.  The offeror represents that its address                     is,                      is not in a region for which a small disadvantaged business procurement mechanism is authorized and its address has not changed since its certification as a small disadvantaged business concern or submission of its application for certification.  The list of authorized small disadvantaged business procurement mechanisms and regions is posted at http://www.arnet.gov/References/sdbadjustments.htm  The offeror shall use the list in effect on the date of this solicitation.  “Address,” as used in this provision, means the address of the offeror as listed on the Small Business Administration’s register of small disadvantaged business concerns or the address on the completed application that the concern has submitted to the Small Business Administration or a Private Certifier in accordance with 13 CFR part 124, subpart B.  For joint ventures, “address” refers to the address of the small disadvantaged business concern that is participating in the joint venture.

40.                               52.222-18  CERTIFICATION REGARDING KNOWLEDGE OF CHILD LABOR FOR LISTED END PRODUCTS (MAY 2001)

(Applies to all contracts for supplies over $2,500.  See FAR 22.1503 for more information)

1.                                       Definition.

Forced or indentured child labor means all work or service—

(1)                                  Exacted from any person under the age of 18 under the menace of any penalty for its nonperformance and for which the worker does not offer himself voluntarily; or

(2)                                  Performed by any person under the age of 18 pursuant to a contract the enforcement of which can be accomplished by process or penalties.

2.                                       Listed end products.  The following end product(s) being acquired under this solicitation is (are) included in the List of Products Requiring Contractor Certification as to Forced or Indentured Child Labor, identified by their country of origin.  There is a reasonable basis to believe that listed end products from the listed countries of origin may have been mined, produced, or manufactured by forced or indentured child labor.

Listed End Product

Listed Countries of Origin

3.                                       Certification.  The Government will not make award to an offeror unless the offeror, by checking the appropriate block, certifies to either paragraph (c)(1) or paragraph (c)(2) of this provision.

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☒(1)                      The offeror will not supply any end product listed in paragraph (b) of this provision that was mined, produced, or manufactured in a corresponding country as listed for that end product.

☐(2)                      The offeror may supply an end product listed in paragraph (b) of this provision that was mined, produced, or manufactured in the corresponding country as listed for that product.  The offeror certifies that it has made a good faith effort to determine whether forced or indentured child labor was used to mine, produce, or manufacture such end product.  On the basis of those efforts, the offeror certifies that it is not aware of any such use of child labor.

13.                               52.222-21  CERTIFICATION OF NONSEGREGATED FACILITIES (FEBRUARY 1999)

(a)                                  Segregated facilities, as used in this clause, means any waiting rooms, work areas, rest rooms and wash rooms, restaurants and other eating areas, time clocks, locker rooms and other storage or dressing areas, parking lots, drinking fountains, recreation or entertainment areas, transportation, and housing facilities provided for employees, that are segregated by explicit directive or are in fact segregated on the basis of race, color, religion, sex, or national origin because of written or oral policies or employee custom.  The term does not include separate or single-user rest rooms or necessary dressing or sleeping areas provided to assure privacy between the sexes.

(b)                                 The Contractor agrees that it does not and will not maintain or provide for its employees any segregated facilities at any of its establishments, and that it does not and will not permit its employees to perform their services at any location under its control where segregated facilities are maintained.  The Contractor agrees that a breach of this clause is a violation of the Equal Opportunity clause in this contract.

(c)                                  The Contractor shall include this clause in every subcontract and purchase order that is subject to the Equal Opportunity clause of this contract.

14.                               52.222-22  PREVIOUS CONTRACTS AND COMPLIANCE REPORTS (FEBRUARY 1999)

The offeror represents that—

(a)                                  It ☒has, ☐ has not participated in a previous contract or subcontract subject to the Equal Opportunity clause of this solicitation;

(b)                                 It ☒ has, ☐ has not, filed all required compliance reports; and

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(c)                                  Representations indicating submission of required compliance reports, signed by proposed subcontractors, will be obtained before subcontract awards.

15.                               52.222-25  AFFIRMATIVE ACTION COMPLIANCE (APRIL 1984)

The offeror represents that (a) it ☒ has developed and has on file, ☐ has not developed and does not have on file, at each establishment, affirmative action programs required by the rules and regulations of the Secretary of Labor (41 CFR 60-1 and 60-2), or (b) it ☐ has not previously had contracts subject to the written affirmative action programs requirement of the rules and regulations of the Secretary of Labor.

16.                               52.222-38  COMPLIANCE WITH VETERANS’ EMPLOYMENT REPORTING REQUIREMENTS (DECEMBER 2001)

By submission of its offer, the offeror represents that, if it is subject to the reporting requirements of 38 U.S.C. 4212(d) (i.e., if it has any contract containing Federal Acquisition Regulation clause 52.222-37, Employment Reports on Special Disabled Veterans, Veterans of the Vietnam Era, and Other Eligible Veterans), it has submitted the most recent VETS-100 Report required by that clause.

17.                               52.222-48  EXEMPTION FROM APPLICATION OF SERVICE CONTRACT ACT PROVISIONS FOR CONTRACTS FOR MAINTENANCE, CALIBRATION, AND/OR REPAIR OF CERTAIN INFORMATION TECHNOLOGY, SCIENTIFIC AND MEDICAL AND/OR OFFICE AND BUSINESS EQUIPMENT—CONTRACTOR CERTIFICATION (AUGUST 1996)

(NOTE: This clause is applicable to all solicitations and resultant contracts calling for maintenance, calibration, and/or repair of information technology, scientific and medical, and office and business equipment if the contracting officer determines that the resultant contract may be exempt from Service Contract Act coverage).

(a)                                  The following certification shall be checked:

CERTIFICATION

The offeror certifies ☒, does not certify ☐ that: (1) The items of equipment to be serviced under this contract are commercial items which are used regularly for other than Government purposes, and are sold or traded by the Contractor in substantial quantities to the general public in the course of normal business operations; (2) The contract services are furnished at prices which are, or are based on, established catalog or market prices for the maintenance, calibration, and/or repair of certain information technology, scientific and medical, and/or office and business equipment.  An “established catalog price” is a price (including discount price) recorded in a catalog, price list schedule, or other verifiable and established record that is regularly maintained by the manufacturer

19

or the Contractor and is either published or otherwise available for inspection by customers.  An “established market price” is a current price, established in the usual course of ordinary and usual trade between buyers and sellers free to bargain, which can be substantiated by data from sources independent of the manufacturer or Contractor; and (3) The Contractor utilizes the same compensation (wage and fringe benefits) plan for all service employees performing work under the contract as the Contractor uses for equivalent employees servicing the same equipment of commercial customers.

(b)                                 If a negative certification is made and a Service Contract Act wage determination is not attached to the solicitation, the Contractor shall notify the Contracting Officer as soon as possible.

(c)                                  Failure to execute the certification in paragraph (a) of this clause or to contact the Contracting Officer as required in paragraph (b) of this clause may render the bid or offer nonresponsive.

18.                               52.223-4  RECOVERED MATERIAL CERTIFICATION (OCTOBER 1997)

(This certification is applicable in solicitations that are for, or specify the use, of recovered materials.)

As required by the Resource Conservation and Recovery Act of 1976 (42 U.S.C.  6962(c)(3)(A)(i)), the offeror certifies, by signing this offer, that the percentage of recovered materials to be used in the performance of the contract will be at least the amount required by the applicable contract specifications.

19.                               52.223-13  CERTIFICATION OF TOXIC CHEMICAL RELEASE REPORTING (OCTOBER 2000)

NOTE: This certification is applicable for all solicitations for competitive contracts expected to exceed $100,000 (including all options) and competitive 8(a) contracts.  It is not applicable to acquisitions of commercial items, or to contracts where the contractor’s facilities are located outside the United States (the “United States” includes any state of the United States, the District of Columbia, the Commonwealth of Puerto Rico, Guam, American Samoa, the United States Virgin Islands, the Northern Mariana Islands, and any other territory or possession over which the United States has jurisdiction)

(a)                                  Submission of this certification is a prerequisite for making or entering into this contract imposed by Executive Order 12969, August 8, 1995.

(b)                                 By signing this offer, the offeror certifies that—

(1)                                  As the owner or operator of facilities that will be used in the performance of this contract that are subject to the filing and reporting requirements

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described in section 313 of the Emergency Planning and Community Right-to-Know Act of 1986 (EPCRA) (42 U.S.C. 11023) and section 6607 of the Pollution Prevention Act of 1990 (PPA) (42 U.S.C. 13106), the offeror will file and continue to file for such facilities for the life of the contract the Toxic Chemical Release Inventory Form (Form R) as described in sections 313(a) and (g) of EPCRA and section 6607 of PPA; or

(2)                                  None of its owned or operated facilities to be used in the performance of this contract is subject to the Form R filing and reporting requirements because each such facility is exempt for at least one of the following reasons: (Check each block that is applicable.)

☒(i)                         The facility does not manufacture, process, or otherwise use any toxic chemicals listed under section 313(c) of EPCRA, 42 U.S.C.  11023(c);

☐(ii)                      The facility does not have 10 or more full-time employees as specified in section 313(b)(1)(A) of EPCRA, 42 U.S.C.  11023(b)(1)(A);

☐(iii)                   The facility does not meet the reporting thresholds of toxic chemicals established under section 313(f) of EPCRA, 42 U.S.C.  11023(f) (including the alternate thresholds at 40 CFR 372.27, provided an appropriate certification form has been filed with EPA);

☐(iv)                  The facility does not fall within Standard Industrial Classification Code (SIC) major groups 20 through 39 or their corresponding North American Industry Classification System (NAICS) sectors 31 through 33; or

☐(v)                     The facility is not located within any State of the United States, the District of Columbia, the Commonwealth of Puerto Rico, Guam, American Samoa, the United States Virgin Islands, the Northern Mariana Islands, or any other territory or possession over which the United States has jurisdiction.

20.                               52.225-2  BUY AMERICAN ACT CERTIFICATE (MAY 2002)

[Note: This provision is applicable for all requirements EXCEPT for 1) foreign contracts or 2) when one of the following two provisions (52.225-4, Buy American Act—North American Free Trade Agreement—Israeli Trade Act Certificate, or 52.225-6, Trade Agreements Certificate) apply.

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(a)                                  The offeror certifies that each end product, except those listed in paragraph (b) of this provision, is a domestic end product as defined in the clause of this solicitation entitled “Buy American Act—Supplies” and that the offeror has considered components of unknown origin to have been mined, produced, or manufactured outside the United States.  The offeror shall list as foreign end products those end products manufactured in the United States that do not qualify as domestic end products.

(b)                                 Foreign End Products:

Line Item No.:
Country of Origin:
                                                (List as necessary)

(c)                                  The Government will evaluate offers in accordance with the policies and procedures of Part 25 of the Federal Acquisition Regulation.

21.                               52.225-4  BUY AMERICAN ACT NORTH AMERICAN FREE TRADE AGREEMENT—ISRAELI TRADE ACT CERTIFICATE (MAY 2002)

[Note: This provision is applicable for requirements with a value of $25,000 or more but less than $169,000 EXCEPT for 1) foreign acquisitions or 2) acquisitions that are exempt from NAFTA and the Israeli Trade Act.  (See FAR 25.401).]

(a)                                  The offeror certifies that each end product, except those listed in paragraph (b) or (c) of this provision, is a domestic end product (as defined in the clause of this solicitation entitled, “Buy American Act—North American Free Trade Agreement—Israeli Trade Act”) and that the offeror has considered components of unknown origin to have been mined, produced, or manufactured outside the United States.

(b)                                 The offeror certifies that the following supplies are NAFTA country end products or Israeli end products as defined in the clause of this solicitation entitled, “Buy American Act—North American Free Trade—Agreement—Israeli Trade Act”:

NAFTA Country or Israel:  End Products:
Line Item No.:
Country of Origin:
                (List as necessary)

(c)                                  The offeror shall list those supplies that are foreign end products (other than those listed in paragraph (b) of this provision) as defined in the clause of this solicitation entitled,  “Buy American Act—North American Free Trade Agreement—Israeli Trade Act.”  The offeror shall list as other foreign end products those end products manufactured in the United States that do not qualify as domestic end products.

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Other Foreign End Products

Line Item No.:

Country of Origin:
                                                (List as necessary)

(d)                                 The Government will evaluate offers in accordance with the policies and procedures of Part 25 of the Federal Acquisition Regulation.

ALTERNATE I (MAY 2002) As prescribed in 25.1101(b)(2)(ii), substitute the following paragraph (b) for paragraph (b) of the basic provision:

[Note: Applies when the acquisition value is $25,000 or more but is less than $50,000.]

(b)                                 The offeror certifies that the following supplies are Canadian end products as defined in the clause of this solicitation entitled “Buy American Act—North American Free Trade Agreement—Israeli Trade Act”:

Canadian End Products:

Line Item No.:

                                                (List as necessary)

ALTERNATE II (MAY 2002) As prescribed in 25.1101(b)(2)(iii), substitute the following paragraph (b) for paragraph (b) of the basic provision:

[Note: Applies when the acquisition value is $50,000 or more, but is less than $56,190.]

(b)                                 The offeror certifies that the following supplies are Canadian end products or Israeli end products as defined in the clause of this solicitation entitled “Buy American Act—North American Free Trade Agreement—Israeli Trade Act”:

Canadian or Israeli End Products

Line Item No.:

Country of Origin:

                                                (List as necessary)

22.                               52.225-6  TRADE AGREEMENTS CERTIFICATE - (MAY 2002)

[Note: This provision is applicable for acquisitions valued at $169,000 or more, if the Trade Agreement Act applies.  (See FAR 25.401 and 25.403).]

(a)                                  The offeror certifies that each end product, except those listed in paragraph (b) of this provision, is a U.S.-made, designated country, Caribbean Basin country, or NAFTA country end product, as defined in the clause of this solicitation entitled “Trade Agreements.”

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(b)                                 The offeror shall list as other end products those supplies that are not U.S.-made, designated country, Caribbean Basin country, or NAFTA country end products.

Other End Products

Line Item No.:

Country of Origin:

                                                (List as necessary)

(c)                                  The Government will evaluate offers in accordance with the policies and procedures of Part 25 of the Federal Acquisition Regulation.  For line items subject to the Trade Agreements Act, the Government will evaluate offers of U.S.-made, designated country, Caribbean Basin country, or NAFTA country end products without regard to the restrictions of the Buy American Act.  The Government will consider for award only offers of U.S.-made, designated country, Caribbean Basin country, or NAFTA country end products unless the Contracting Officer determines that there are no offers for those products or that the offers for those products are insufficient to fulfill the requirements of this solicitation.

23.                               52.226-2  HISTORICALLY BLACK COLLEGE OR UNIVERSITY AND MINORITY INSTITUTION REPRESENTATION - (MAY 2001)

(a)                                  Definitions.  As used in this provision—

Historically Black College or University means an institution determined by the Secretary of Education to meet the requirements of 34 CFR 608.2.  For the Department of Defense, the National Aeronautics and Space Administration, and the Coast Guard, the term also includes any nonprofit research institution that was an integral part of such a college or university before November 14, 1986.

Minority Institution means an institution of higher education meeting the requirements of Section 1046(3) of the Higher Education Act of 1965 (20 U.S.C.  1067k, including a Hispanic-serving institution of higher education, as defined in Section 316(b)(1) of the Act (20 U.S.C. 1101a.)).

(b)                                 Representation.  The offeror represents that it—

☐ is ☒ is not a Historically Black College or University;

☐ is ☒ is not a Minority Institution.

24.                               52.227-6  ROYALTY INFORMATION - (APRIL 1984)

(a)                                  Cost or charges for royalties.  When the response to this solicitation contains costs or charges for royalties totaling more than $250, the following information shall be included in the response relating to each separate item of royalty or license fee:

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(1)                                  Name and address of licensor.  — See next page

(2)                                  Date of license agreement. — See next page

(3)           Patent numbers, patent application serial numbers or other basis on which the royalty is payable.

(4)           Brief description, including any part or model numbers of each contract item or component on which the royalty is payable.

(5)           Percentage or dollar rate of royalty per unit.

(6)           Unit price of contract item.

(7)           Number of units.

(8)           Total dollar amount of royalties.

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(1)                                  Name and address of licensor

[**]

(2)                                  Date of license agreement

[**]

(3)                                  Patent numbers, patent application serial numbers or other basis on which the royalty is payable.

[**].

(4)                                  Brief description, including any part or model numbers of each contract item or component on which the royalty item is payable.

[**]

(5)                                  Percentage or dollar rate of royalty per unit.

[**]

(6)                                  Unit price of contract item.

$[**]

(7)                                  Number of units.

[**]

(8)                                  Total dollar amount of royalties.

$[**]

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(b)                                 Copies of current licenses.  In addition, if specifically requested by the Contracting Officer before execution of the contract, the offeror shall furnish a copy of the current license agreement and an identification of applicable claims of specific patents.

(NOTE: Alternate I, below, is applicable for communication services and facilities by a common carrier.)

ALTERNATE I (APRIL 1984), 52.227-6 ROYALTY INFORMATION (APRIL 1984)

Substitute the following for the introductory portion of paragraph (a) of the basic clause:

When the response to this solicitation covers charges for special construction or special assembly that contain costs or charges for royalties totaling more than $250, the following information shall be included in the response relating to each separate item of royalty or license fee:

25.                               52.230-1  COST ACCOUNTING STANDARDS NOTICES AND CERTIFICATION (JUNE 2000)

Note:                   This notice does not apply to small businesses or foreign governments.  This notice is in three parts, identified by Roman numerals I through III.

Offerors shall examine each part and provide the requested information in order to determine Cost Accounting Standards (CAS) requirements applicable to any resultant contract.

If the offeror is an educational institution, Part II does not apply unless the contemplated contract will be subject to full or modified CAS-coverage pursuant to 48 CFR 9903.201-2(C)(5) or 9903.201-2(c)(6), respectively.

I.                                         Disclosure Statement — Cost Accounting Practices and Certification

(a)                                  Any contract in excess of $500,000 resulting from this solicitation will be subject to the requirements of the Cost Accounting Standards Board (48 CFR Chapter 99), except for those contracts which are exempt as specified in 9903.201-1.

(b)                                 Any offeror submitting a proposal which, if accepted, will result in a contract subject to the requirements of 48 CFR Chapter 99 must, as a condition of contracting, submit a Disclosure Statement as required by 9903.202.  When required, the Disclosure Statement must be submitted as a part of the offeror’s proposal under this solicitation unless the offeror has already submitted a Disclosure Statement disclosing the practices used in connection with the pricing of this proposal.  If an applicable Disclosure Statement has already been submitted, the offeror may satisfy the requirement for submission by providing the information requested in paragraph (c) of Part I of this provision.

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CAUTION: In the absence of specific regulations or agreement, a practice disclosed in a Disclosure Statement shall not, by virtue of such disclosure, be deemed to be a proper, approved, or agreed-to practice for pricing proposals or accumulating and reporting contract performance cost data.

(c)                                  Check the appropriate box below:

☐(1)                      Certificate of Concurrent Submission of Disclosure Statement.

The offeror hereby certifies that, as part of the offer, copies of the Disclosure Statement have been submitted as follows:

(i)                                     original and one copy to the cognizant Administrative Contracting Officer (ACO), or cognizant Federal agency official authorized to act in that capacity (Federal official), as applicable, and;

(ii)                                  one copy to the cognizant Federal auditor.

(Disclosure must be on Form No. CASB DS-1 or CASB DS-2, as applicable.  Forms may be obtained from the cognizant ACO or Federal official and/or from the looseleaf version of the Federal Acquisition Regulation).

Date of Disclosure Statement:

Name and Address of Cognizant ACO or Federal Official Where Filed:

The offeror further certifies that the practices used in estimating costs in pricing this proposal are consistent with the cost accounting practices disclosed in the Disclosure Statement.

☐(2)                      Certificate of Previously Submitted Disclosure Statement.

The offeror hereby certifies that the required Disclosure Statement was filed as follows:

Date of Disclosure Statement:

Name and Address of Cognizant ACO or Federal Official Where Filed:

The offeror further certifies that the practices used in estimating costs in pricing this proposal are consistent with the cost accounting practices disclosed in the applicable Disclosure Statement.

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☐(3)                      Certificate of Monetary Exemption.

The offeror hereby certifies that the offeror together with all divisions, subsidiaries, and affiliates under common control, did not receive net awards of negotiated prime contracts and subcontracts subject to CAS totaling more than $50 million or more in the cost accounting period immediately preceding the period in which this proposal was submitted.  The offeror further certifies that if such status changes before an award resulting from this proposal, the offeror will advise the Contracting Officer immediately.

☐(4)                      Certificate of Interim Exemption.

The offeror hereby certifies that:

(i)                                     the offeror first exceeded the monetary exemption for disclosure, as defined in (3) of this subsection, in the cost accounting period immediately preceding the period in which this offer was submitted, and

(ii)                                  in accordance with 48 CFR 9903.202-1, the offeror is not yet required to submit a Disclosure Statement.  The offeror further certifies that if an award resulting from this proposal has not been made within 90 days after the end of that period, the offeror will immediately submit a revised certificate to the Contracting Officer, in the form specified under subparagraph (c)(1) or (c)(2) of Part I of this provision, as appropriate, to verify submission of a completed Disclosure Statement.

CAUTION: Offerors currently required to disclose because they were awarded a CAS-covered prime contract or subcontract of $50 million or more in the current cost accounting period may not claim this exemption (4).  Further, the exemption applies only in connection with proposals submitted before expiration of the 90-day period following the cost accounting period in which the monetary exemption was exceeded.

☐                                    (5)                                  Certificate of Disclosure Statement Due Date by Educational Institution.  (ALTERNATE I - APRIL 1996)

If the offeror is an educational institution that, under the transition provisions of 48 (CFR 9903.202-1(f), is or will be required to

29

submit a Disclosure Statement after receipt of this award, the offeror hereby certifies that (check one and complete):

☐(i)                         A Disclosure Statement filing Due Date of                has been established with the cognizant Federal agency.

☐(ii)                      The Disclosure Statement will be submitted within the 6-month period ending                months after receipt of this award.

Name and Address of Cognizant ACO or Federal Official Where Disclosure Statement is to be Filed:

II.                                     Cost Accounting Standards — Eligibility for Modified Contract Coverage

If the offeror is eligible to use the modified provisions of 48 CFR 9903.201-2(b) and elects to do so, the offeror shall indicate by checking the box below.  Checking the box below shall mean that the resultant contract is subject to the Disclosure and Consistency of Cost Accounting Practices clause in lieu of the Cost Accounting Standards clause.

☐                                    The offeror hereby claims an exemption from the Cost Accounting Standards clause under the provisions of 48 CFR 9903.201-2(b) and certifies that the offeror is eligible for use of the Disclosure and Consistency of Cost Accounting Practices clause because during the cost accounting period immediately preceding the period in which this proposal was submitted, the offeror received less than $50 million in awards of CAS-covered prime contracts and subcontracts.  The offeror further certifies that if such status changes before an award resulting from this proposal, the offeror will advise the Contracting Officer immediately.

CAUTION: An offeror may not claim the above eligibility for modified contract coverage if this proposal is expected to result in the award of a CAS-covered contract of $50 million or more or if, during its current cost accounting period, the offeror has been awarded a single CAS-covered prime contract or subcontract of $50 million or more.

III.                                 Additional Cost Accounting Standards Applicable to Existing Contracts

The offeror shall indicate below whether award of the contemplated contract would, in accordance with subparagraph (a)(3) of the Cost Accounting Standards Clause, require a change in established cost accounting practices affecting existing contracts and subcontracts.

☐ YES	☐ NO

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26.                               CERTIFICATION REGARDING ENVIRONMENTAL TOBACCO SMOKE (DECEMBER 1994)

(Note: This certification applies only to those contract which contain provisions for children’s services.  The offeror’s signature on the face page of these Representations and Certifications constitutes certification by the submitting organization of its compliance with the Act.)

Public Law 103-227, also known as the Pro-Children Act of 1994 (Act), requires that smoking not be permitted in any portion of any indoor facility owned or leased or contracted for by an entity and used routinely or regularly for the provision of health, day care, early childhood development services, education or library services to children under the age of 18, if the services are funded by Federal programs either directly or through State or local governments, by Federal grant, contract, loan, or loan guarantee.  The law also applies to children’s services that are provided in indoor facilities that are constructed, operated, or maintained with such federal funds.  The law does not apply to children’s services provided in private residences; portions of facilities used for inpatient drug or alcohol treatment; service providers whose sole source of applicable federal funds is Medicare or Medicaid; or facilities where WIC coupons are redeemed.  Failure to comply with the provisions of the law may result in the imposition of a civil monetary penalty of up to $1,000 for each violation and/or the imposition of an administrative compliance order on the responsible entity.

By signing this certification, the offeror/contractor (for acquisitions) or applicant/grantee (for grants) certifies that the submitting organization will comply with the requirements of the Act and will not allow smoking within any portion of any indoor facility used for the provision of services for children as defined by the Act.

The submitting organization agrees that it will require that the language of this certification be included in any subawards which contain provisions for children’s services and that all subrecipients shall certify accordingly.

27.                               CERTIFICATION OF INSTITUTIONAL POLICY ON CONFLICT OF FINANCIAL INTEREST (OCTOBER 1995)

(Note: This certification is applicable to Research and Development (R&D) Contracts.  However, this certification does not apply to SBIR-Phase I contractors.)

By submission of its offer, the offeror certifies that:

(1)                                  A written and enforced administrative process to identify and manage, reduce or eliminate conflicting financial interest with respect to all research projects for which funding is sought from the NIH is ☐, is not ☐ currently in effect.

(2)                                  Should a process not be in effect at the time of the submission of its offer, the offeror certifies that it will, no later than 30 days subsequent to submission of its

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offer or prior to award, whichever is earlier, notify the Contracting Officer of the establishment of a written and enforced financial conflict of interest policy.

28.                               15.406-2  CERTIFICATE OF CURRENT COST OR PRICING DATA

(When cost or pricing data are required in accordance with FAR 15.406-2, the Contracting Officer will request that the offeror complete, execute, and submit to the Contracting Officer a certification in the format shown in the following Certificate of Current Cost or Pricing Data.  The certification shall be submitted only at the time negotiations are concluded.  Offerors should complete the certificate and return it when requested by the Contracting Officer.)

This is to certify that, to the best of my knowledge and belief, the cost or pricing data (as defined in section 15.401 of the Federal Acquisition Regulation (FAR) and required under FAR subsection 15.403-4) submitted, either actually or by specific identification in writing, to the Contracting Officer or to the Contracting Officer’s representative in support of                                       * are accurate, complete, and current as of                                                     **.

This certification includes the cost or pricing data supporting any advance agreements and forward pricing rate agreements between the offeror and the Government that are part of the proposal.

Firm

Signature

Name

Title

Date of execution***

*                                         Identify the proposal, request for price adjustment, or other submission involved, giving the appropriate identifying number (e.g., RFP No.)

**                                  Insert the day, month, and year when price negotiations were concluded and price agreement was reached, or, if applicable, an earlier date agreed upon between the parties that is as close as practicable to the date of agreement on price.

***                           Insert the day, month, and year of signing, which should be as close as practicable to the date when the price negotiations were concluded and the contract price was agreed to.

(End of Certificate)

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Exhibit 1

Exceptions/Restrictions

Section II.  Information for Vendor; G.  Vendor Profile, Experience and References; 3.  References

Genaissance has generated >3 million genotypes in work that the Company has done for its clients and for its internally funded programs.  However, our contracts with Biogen, Johnson & Johnson and Sciona prevent us from disclosing confidential information.  Consequently, Genaissance is prevented from disclosing details about the genotyping work that the Company has done for these clients, including the approximate annual aggregate dollar volume involved.

Section III.  General Requirements and Guidelines; H.  Early Termination; 2.  Convenience of the University

If the University exercises its option to terminate the contract services under the Convenience of the University option, WSU shall pay Genaissance a [**] dollar ($[**]) cancellation fee in addition to all other costs due under Schedule C.

Section III.  General Requirements and Guidelines; S.  Publicity

If Genaissance receives the contract for the proposed project, the Company would have to issue a press release announcing the award since the dollar amount of the contract would have a material impact on the Company.  Genaissance would provide WSU with an advance copy of any press release at least five (5) business days prior to the scheduled release.  WSU shall have the right to review expeditiously and recommend changes to any announcement regarding the award or the subject of the award.

Section III.  General Requirements and Guidelines; W.  Minority Business

Genaissance is a small business but not a minority firm.  However, the Company was co-founded by Gualberto Ruaño, M.D., Ph.D., who is a Hispanic American.  Dr. Ruaño was Genaissance’s first Chief Executive Officer and is currently the Company’s Chief Scientific Officer, one of the four executive officers of the Company.  Genaissance has developed its proprietary HAP™ Technology, which uses specific reagents that are provided by a limited number of vendors.  To minimize costs, the Company does not accept contracts for any work that it cannot do by itself.  Hence, the Company does not have any partnering relationships with other firms.  In addition, Genaissance’s HAP™ Typing facility, the Company’s genotyping facility, is CLIA certified and, as such, is prevented from outsourcing any of its work.  All of the work in this proposed project would be done in the Company’s HAP™ Typing facility.  Hence, none of the work that would be done under this proposed project could be partnered with another company.

Section IV.  Statement/Scope of Work; B.  Technical Requirements; b) 6)

Genaissance uses the Sequenom MassARRAY™ platform as its primary high-throughput genotyping platform.  Because the SNP assays are highly multiplexed, the resulting MALDI-TOF spectra are highly complex and are not amenable to manual genotype calling.  Consequently, both Sequenom and Genaissance have written software to make the initial genotype calls and to perform the analysis of the data.  Due to the size of this project, while the final genotype data can be provided both as a hard copy and electronically, the raw spectra

1

cannot be provided.  These spectra, however, would be available for inspection at Genaissance by the PRB investigators.

Section IV.  Statement/Scope of Work.  C.  Intellectual Property and Publications.

If WSU chooses the Alternate Proposal for Genotyping (Schedule C), then [**] as outlined in Article 2 of the License Agreement in Addendum 2.

Section V.  Additional Instructions to Vendors - Business Proposals.  A.  General Instructions.  d.

Genaissance does not agree to the statement contained in this section.  Genaissance would not grant Wayne State University and its authorized representative(s) the right to examine any records of Genaissance.  The Company considers its costs to be proprietary information.  There are a number of companies offering genotyping services.  Genaissance believes that competition in the market place insures that the proposed price of genotyping will remain highly competitive for potential customers.

Section V.  Additional Instructions to Vendors - Business Proposals.  A.  General Instructions.

Genaissance considers its costs to be proprietary information.  Consequently, the Company is not supplying support for each price proposed.  There are a number of companies offering genotyping services.  Genaissance believes that competition in the market place insures that the proposed price of genotyping will remain highly competitive for potential customers.

Section V.  Additional Instructions to Vendors - Business Proposals.  A.  General Instructions

The pricing proposals in Schedule C are based upon the genotyping of a minimum of 4,000 DNA samples.  If WSU decides to have less than 4,000 DNA samples genotyped, the cost per genotype would have to be renegotiated.

Section V.  Additional Instructions to Vendors - Business Proposals.  B.  Past Performance Information

Our contracts with Biogen’ Johnson & Johnson and Sciona prevent us from disclosing confidential information, including d.  Total Contract Value and e.  Description of Requirement.

Schedule B.  Insurance Requirements.  Certificates of Insurance.  2.

Genaissance’s insurer, Chubb, would not waive the care, custody or control exclusion for this proposed contract.  However, the Company, under its general liability policy, has coverage for property of other entities while under Genaissance’s control.

2

Exhibit 2

Profile/Experience/References

A.                                    Profile

Genaissance Pharmaceuticals, Inc. is seeking to create personalized medicines through the integration of gene variation into drug development.  The Company discovers inherited differences, or genomic markers, that exist in human genes.  Genaissance uses the Company’s technological capabilities and methods as well as its clinical genetic development skills to identify the genomic markers that appear to define a patient population that responds best to a medication and has a superior safety profile.  Genaissance markets its technology and predictive genomic markers to the pharmaceutical and biotechnology industries as a means to improve the development, marketing and prescribing of drugs.

The Genaissance HAP™ Technology consists of the following components:

•                  HAP™ Database, containing proprietary HAP™ Markers (SNPs and haplotypes) for over 7,000 genes;

•                  DecoGen® Informatics System, containing proprietary software for building haplotypes (HAP™ Builder) and for detecting associations between gene variation and clinical outcomes;

•                  HAP™ Typing Facility, a CLIA licensed genotyping facility that has generated >3 million genotypes; and

•                  Association Expertise, consisting of a high-throughput statistical analysis pipeline.

Genaissance has HAP™ Technology partnerships with six pharmaceutical and biotechnology companies: AstraZeneca, Biogen, Johnson & Johnson, Millennium, Pfizer, and Pharmacia.  In these collaborations and the Company’s internally funded STRENGTH (Statin Response Examined by Genetic HAP™ Markers) clinical trial, Genaissance has used the Company’s HAPT™ Technology to identify statistically significant associations (p <0.05) between clinical outcomes and HAP™ Markers.  The STRENGTH clinical trial was a prospective, multi-center clinical trial with three parallel arms, each of which used one of three different statins (atorvastatin, Liptor®; pravastatin, Pravachol®; or simvastatin, Zōcor®).  Genaissance analyzed 176 candidate genes and identified HAP™ Markers that defined patient populations, which responded differently to the three statins.

The proposed project would be done in the Company’s HAP™ Typing Facility, which is headed by [**], Ph.D., Director of the facility.  Dr. [**] reports directly to Gerald F. Vovis, Ph.D., Executive Vice President and Chief Technology Officer.

Genaissance is not affiliated with any other organizational components, companies or organizations.  There are no Company relationships that could be construed to constitute a conflict of interest in doing business with WSU.

1

On December 16, 2002, Genaissance announced that it had received a notice from General Electric Capital Corporation (GE Capital), claiming an event of default had occurred under Genaissance’s lease agreement as a result of an alleged material adverse change in the business of Genaissance.  The GE Capital lease was entered into on April 10, 1999, prior to the completion of the Company’s Series B and C pre-IPO rounds of financing.  Because of the alleged default, GE Capital has declared that all principal, interest and certain fees, which GE Capital claims to be $3.9 million, are due and payable immediately.  GE Capital has also filed a complaint in the Superior Court of the State of Connecticut, demanding payment of all amounts due under the lease agreement.

Genaissance does not believe that there has been a material adverse change in the Company’s business and intends to defend itself vigorously against the GE Capital claims.

Genaissance has and will continue to pay all of the Company’s debt obligations.  Genaissance currently owes its lease creditors a total of about $10.4 million of principal and interest, most of which is scheduled for payment in fiscal 2003.  If Genaissance does not resolve the GE Capital claim, the Company may be required to pay its lease creditors sooner than was originally scheduled.  Payment in 2003 of all outstanding principal and interest with its lease creditors would have the effect of increasing the Company’s cash burn by approximately $3 million in fiscal 2003, with an offsetting reduction in cash payments in fiscal 2004.  The Company projects that it will end fiscal 2002 with a balance of cash, cash equivalents and marketable securities totaling at least $33 million, which Genaissance believes is sufficient to meet the company’s goal of cash breakeven in 2005.

Genaissance, founded in April 1997, went public in August 2000 and is traded on the Nasdaq National Market under the symbol GNSC.  Financial revenues for the Company were $0.753 million, $5.3 million and a projected $8.2 million in 2000, 2001, and 2002, respectively.  Genaissance occupies 78,000 square feet of space in Science Park in New Haven, Connecticut and currently has 105 employees.

B.                                    Experience

Genaissance discovers polymorphisms by sequencing genes in a panel consisting of 93 individuals from the Company’s Index Repository, and a chimpanzee and a gorilla.  The Genaissance HAP™ Factory, the name given to the Company’s sequencing facility, has 59 ABI Prism® DNA Analyzers.  To date, Genaissance has generated [**] sequence reads.  During the one-year period from March 31, 2001 through March 30, 2002, the Company generated [**] sequence reads, 83% of which met the Company’s stringent quality control criteria, i.e. a phred score >30.  The Company considers a DNA fragment to be completely sequenced if sequence information is obtained for at least [**]% of the DNA samples.  Information was successfully generated for [**]% of the DNA fragments sequenced during this interval of time.  Failures were usually the result of primer pairs that did not amplify DNA fragments well or primers that yielded a mixture of amplimers.  To date, Genaissance has examined 7,287 genes in the Company’s HAP™ Factory, identified 134,142 SNPs and organized these SNPs into 137,208 haplotypes.  Genaissance recently published a paper describing the genetic diversity that the

2

Company discovered in 313 genes (Stephens, J.C. et al. 2001.  “Haplotype Variation and Linkage Disequilibrium in 313 Human Genes.” Science. 293: 489-493).

The Genaissance HAP™ Typing Facility, the name given by the Company to its genotyping facility, principally uses the Sequenom MassARRAY™ platform for high-throughput genotyping projects.  During the six-month period from October 1, 2001 through March 31, 2002, Genaissance generated >[**] million genotypes.  During the four most productive weeks in this period of time, more than [**] genotypes were generated.  During 2002, the facility generated approximately [**] million genotypes.  To date, the Company has generated a total of more than 3.0 million genotypes.  The current annual capacity of the Genaissance HAP™ Typing Facility is [**] million genotypes.  In the current genotyping process, generally 75% of the SNPs, for which assays are designed, become validated for production use.  The remaining 25% of SNPs, which failed a first attempt at assay development, are recycled for assay development, yielding similar success rates.  Essential, but recalcitrant SNPs, which fail two attempts for assay development on the Sequenom platform, are subjected to two additional assay development cycles on an alternate genotyping platform (Pyrosequencing and/or TaqMan®).  Using this procedure for assay development, the Company’s assay conversion rate for essential SNPs approaches 100%.  In a single pass of genotyping, these production-quality assays generate on average greater than 90% of the total possible data.  On a per project basis, greater than 95% of the total possible data is generated.

Between these two production facilities, Genaissance has performed high-throughput genotyping and sequencing projects for both internally and externally funded projects.  The Company has extensive experience in simultaneously managing the logistics of multiple large-scale projects, including sample handling, assay development, production, data collection, quality control, data analysis, data transmittal and reporting.  The HAP™ Typing Facility is CLIA licensed and follows GLP and GCP practices (21 CFR part 58), thus providing assurance for the production of the highest quality genotyping data.

C.                                    References

1.                                       [**]

Genaissance has provided genotyping services for [**]does not permit Genaissance to disclose the nature or the magnitude of the genotyping work that has been performed.

2.                                       [**]

Genaissance has provided genotyping services for [**] does not permit Genaissance to disclose the nature or the magnitude of the genotyping work that has been performed.

3.                                       [**]

Genaissance has provided genotyping services for [**]does not permit Genaissance to disclose the nature or the magnitude of the genotyping work that has been performed.

3

Exhibit 3

Vendor Service Plan

A.                                    General Requirements

1.                                       Requirement:  The VENDOR shall provide detailed quality control and quality assurance (QA/QC) plans.  These should cover sample handling, labeling and storage, as well as genotyping.  Detail on how the VENDOR will avoid mislabeling of samples during genotyping is particularly important.

Response:

a.                                       Sample handling, labeling and storage.  This proposed genotyping project will be performed in Genaissance Pharmaceutical’s 8,000 square foot CLIA licensed HAP™ Typing Facility (Centers for Medicare and Medicaid Services CLIA license: 07D0995237; Connecticut Department of Public Health CLIA license: CL-0633) and will follow CLIA, GLP and GCP laboratory standards.  The entire project, starting with sample receipt and ending with data transmittal, will be performed in accordance with the Company’s established laboratory protocols and SOPs.  The protocols, SOPs and other documentation are available for inspection in the HAP™ Typing Facility at Genaissance Pharmaceuticals.

DNA Samples will be received in the Genaissance HAP™ Typing Facility’s receiving laboratory.  All plates will be labeled with barcodes and accessioned using the Genaissance HAP™ Typing Facility’s LIMS (Laboratory Information Management System).  While the laboratory is not 21 CFR part 11 compliant, due to the use of vendor supplied equipment software originating from multiple sources, the LIMS that the Company developed was written in a manner consistent with these regulations.  Each DNA sample is given a unique identifier that will be associated with all daughter and experimental plates and tracked, using the LIMS, through all aspects of the genotyping process.  Once the original master plates have been accessioned, small aliquots will be removed for QC testing, which includes determination of DNA concentration, OD260/OD280 ratio, DNA integrity and functional PCR analysis.  Once the DNA concentration has been determined for each sample, a Tecan GENESIS worklist will be written to create a master working plate containing the DNA at the appropriate concentration.  The original barcode labeled master plates will be stored at -70°C and tracked electronically.  Upon completion of the project, the master plates will be returned to WSU.  The master working plates will be used to create barcode labeled single use plates.  The single use plates will be stored at 4°C until they are used.

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b.                                      Genotyping.

i.                                          Summary.  Genaissance currently performs high-throughput genotyping on Sequenom’s MassARRAY™ platform using the homogeneous Mass EXTEND™, process.  Analysis is performed on a 384-spot silicon chip (SpectroCHIP) with up to [**] SNP assays multiplexed per spot.  Process improvements and experience now allow the HAP™ Typing Facility to do a single genotype run and generate, on average, greater than 95% of the total possible data with >99.8% accuracy.  To manage the large amount of data that the HAP™ Typing Facility is capable of producing, an integrated LIMS monitors all aspects of the Company’s laboratory operations, starting with sample receipt and finishing with data transmittal.  Genaissance’s high-throughput genotyping process is outlined below.

ii.                                       Assay Design.  For contract service work, Genaissance requires the customer to supply the HUGO symbol for the genes of interest.  Public domain SNPs will be selected from these genes.  Alternatively (see Schedule C: Alternate Proposal), using the requested gene list and the Company’s internally identified and validated proprietary SNPs, Genaissance can select SNPs and design assays to capture ≥ 80% of the genetic diversity for the given gene.  These SNPs were discovered in Genaissance’s HAP™ Factory through gene-based sequence analysis of 82 unrelated individuals.  These validated SNPs provide the highest quality starting material for assay development and an internal control for independent validation of genotyping assays.  Using these validated SNPs and proprietary enhancements to the MassARRAY™ process, a test is now designed to consist of up to twenty multiplexed assays using a combination of Sequenom’s SpectroDesigner™ Software and the Company’s own proprietary assay design software.  Complexity levels are driven by the number of SNPs queued for assay design.  As the number of SNPs queued for assay design increases, so does the final complexity level of the resulting tests.

iii.                                    Assay Validation.  For projects consisting of a large number of DNA samples (>384), Genaissance uses a two-step validation procedure.  Once oligonucleotides have passed quality control, the tests are run on a small number of control samples.  [**] controls (ethnically matched to the experimental DNA samples) from the Company’s Index Repository serve to validate the assay through a comparison of the results obtained with the Sequenom platform and the results, if available, obtained previously by sequencing during the HAP™ Marker discovery process.  If there is a discrepancy between the results from the two different assay platforms, or if an assay does not generate a sufficient numbers of

2

genotyping calls, then that under performing assay is removed from the test and redesigned.  Subsequently, the assays are continuously validated in production.  This is achieved through maintaining the same control samples on the production plate.  If the SNP, for which the Company is asked to design an assay, is one that has not been identified in Genaissance’s HAP™ Marker discovery process, the Company requires that the client provide Genaissance with a DNA control sample, i.e. a genomic DNA sample that contains the less frequent SNP allele.  In this manner, Genaissance can validate the SNP assay.  At the customer’s request, Genaissance will use an unvalidated assay in production.

iv.                                   Production.  [**][**]

Average No. of Runs per Sample
Table I.	Compiled Genotypes			Single Pass
	Average Calls	STD	Percent Calls	Average Calls	STD	Percent Calls
Uniplexes (n=12 assays)	[**]	[**]	[**]	[**]	[**]	[**]	[**]
Duplexes (n=19 tests; 38 assays)	[**]	[**]	[**]	[**]	[**]	[**]	[**]
Triplexes (n=61 tests; 183 assays)	[**]	[**]	[**]	[**]	[**]	[**]	[**]
4-plexes (n=32 tests; 128 assays)	[**]	[**]	[**]	[**]	[**]	[**]	[**]
5-plexes (n=12 tests; 60 assays)	[**]	[**]	[**]	[**]	[**]	[**]	[**]
Total (avg 3.1 plex; 421 assays)	[**]	[**]	[**]	[**]	[**]	[**]	[**]

Compiled Genotypes: genotypes assembled from two or more plates.
STD: standard deviation

[**]

v.                                      Rules for Genotyping.  Given the above process changes and improvements, Genaissance now uses the following set of rules for processing samples in the Company’s HAP™ Typing Facility.

•                                          All tests will be designed for maximum permissible complexity (currently [**]-plexes).

•                                          Assay results for positive controls will be checked for concordance with HAPTM Marker discovery results.  Assays failing this consistency check will be removed from production and redesigned.  For assay requests that cannot be mapped to the Company’s database, the customer must provide a control genomic DNA sample containing the rare

3

allele.  Without such a control, the assay cannot be validated.  However, upon the request of the client, Genaissance will put an unvalidated assay into production.

•                                          Assay results will be checked for deviation from Hardy-Weinberg equilibrium.  Assays that produce results that deviate significantly from the expected distribution will be flagged for review.

•                                          Assays that generate ≥ [**]% of the possible data from a single genotype run will be considered to be finished (see Evaluating the Consequences of Using the Rules below) and the data will be considered complete.

•                                          Assays that generate [**]% of the total possible data will be requeued for a second genotype run.

•                                          Those assays that generate ≤ [**]% of the total possible data with a single genotype run or fail to generate ≥ [**]% of the total possible data after combining the results from two genotype runs will be redesigned.

•                                          The second iteration for an assay will follow the same rules as the first except that assays failing the above criteria will not be redesigned and the assays will be terminated.  If the client designates such SNPs to be essential, the assay will be redesigned for an additional cost on an alternate platform.  Genaissance currently uses Pyrosequencing and TaqMan® as alternate platforms.

vi.                                   Evaluating the Consequences of Using the Rules.  Genaissance has evaluated this set of rules in silico by applying the Rules to data already produced under the previous production paradigm.  Below is a summary of the results from this analysis.

[**][**] (Table II).

Table II.	Average Per SNP	Coverage	Accuracy
Data Coverage after Multiple Genotype Runs	[**] Genotypes (STD of 2.3)	[**]% (STD 0.63%)

Data Coverage after a Single Genotype Run	[**] Genotypes (STD of 6.4)	[**]% (STD 1.7%)

Genotype Differences between Multiple and Single Genotype Runs	[**] Changes (STD of 0.9)		[**]% (STD 0.25%)

Total Number of Subjects: 360
STD: standard deviation

4

Originally, there were two main reasons for processing samples in duplicate.  The first reason was to insure accuracy by checking consistency between multiple runs.  The second reason was to maximize the number of samples for which the Company would obtain a genotype.  This analysis demonstrates that the fraction of correct calls obtained with a single genotype run is >[**]% (Table II).  Also, by following these Rules, Genaissance will obtain results for at least [**]% of the samples but the average coverage is likely to be significantly higher (for example, [**]%, Table II).

The use of haplotypes is particularly important for obtaining genotyping results at the lowest possible cost.  During haplotype assignment, missing genotypes are statistically inferred.  The fraction of correctly inferred genotypes during haplotype assignment depends only on allele frequencies and the extent of redundant information found in other SNPs.  This rate ranges, theoretically, from a worst case of 50% (when there is no redundant information and the two SNP alleles are equally frequent) to nearly 100% accurate genotype inference.  Based on the Rule of >[**]% coverage, this means that genotypes represented in haplotype assignments would be [**]% accurate in the worst case.  However, because our single genotype coverage is predicted to be very high, in the test case it was [**]% (Table II), and allele frequencies are usually far from equal, the effective genotype accuracy after haplotype assignment should average close to [**]% for the single plate analysis and [**]% with redundancy.  Adjusting for incorrect genotypes produces a final estimate of average accuracy between [**]% and [**]%, respectively.  This accuracy is more than sufficient to build haplotypes and detect significant associations.  An overview of the entire R&D process is shown in Figure 1.

vii.                                Rule Conclusions.  Application of these Rules does not significantly change the amount of missing genotype data or potentially erroneous genotype calls and, consequently, does not significantly impact the Company’s ability to build and assign haplotypes.  This process has had no impact on the Company’s ability to detect an association between a phenotype and genetic variation.  Also, because data is generated from a single production plate, the amount of DNA needed has been effectively cut in half.

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For clients that require either duplicate data or a higher level of coverage, this service is still available but at a higher cost.

[**]

viii.                             Data Transfer.  Upon completion of a project, the data is copied onto a CD-ROM, along with a report on the project and signed off by the Laboratory Director.  Some customers have requested that the data and report also be supplied via email for quicker delivery.

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For this proposed project, data can be transferred weekly, monthly, or at other intervals as requested.

2.                                       Requirement:  The VENDOR shall provide an inventory system for tracking of samples during receipt, storage, processing and shipping.  This system shall include but not be limited to the following information: ID numbers, genotype, and results of any quality control tests.  The Project Officer will assign a unique ID number to each specimen provided to the VENDOR; this sample shall remain with the sample during processing.  The VENDOR shall provide a list of ID numbers when returning the samples, in both electronic and paper forms.

Response:  All of the information requested above, is part of Genaissance’s SOP.  Additionally, a DNA sample QC report will be provided.  Typically, this report is provided upon completion of the QC process and prior to initiation of genotyping.  However, this report can be transmitted to meet the customer’s needs.

3.                                       Requirement:  The VENDOR shall provide a plan for data management, including acquisition, storage, backup, and reporting to WSU.  The plan should describe methods to handle the large number of samples with multiple genotypes per sample, including a description of the specific software packages to be used.  The management of electronic data, computer hardware and software, and storage of information generated from the contract should be harmonized with existing WSU information technology capabilities wherever feasible.

Response:  This information has been provided in detail in Section A.1 above.  See below for an example of Genaissance’s LIMS data export.  These exports are typically transmitted as a standard flat text file.  As many customers require data in specific formats, Genaissance routinely creates scripts designed to reformat data to meet the needs of the customer.

RpsSnpID	15787966	6153757	6153689	5612591	5612589	3578210	3578216	4676126
Subject/AssayID	4735244	4735251	4735259	4735266	4735273	4735281	4735324	4735338
Sample-01	T	T	G	C	N/A	AG	C	C
Sample-02	TC	T	G	C	G	G	C	C
Sample-03	TC	T	G	C	G	AG	CT	C
Sample-04	T	T	G	C	AG	AG	CT	C
Sample-05	T	T	G	C	N/A	AG	CT	C
Sample-06	TC	TC	G	C	AG	G	C	C
Sample-07	T	T	G	C	N/A	G	CT	C
Sample-08	T	T	G	N/A	N/A	N/A	CT	C
Sample-09	T	T	G	C	G	G	C	C
Sample-10	T	T	G	C	G	AG	CT	C
Sample-11	T	T	G	C	N/A	G	CT	C
Sample-12	T	T	G	C	G	G	T	C

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B.                                    The VENDOR shall provide the following services:

1.                                       Requirement:  Provide the PRB investigators designated by WSU with haplotype and allele frequency information for polymorphisms in the candidate genes from different ethnic groups, and assist in identifying suitable polymorphisms for the study.

Response:  This service will be provided for public domain SNPs as outlined in Schedule C.  Alternatively, WSU may elect to use Genaissance proprietary SNPs and haplotypes for the proposed project.  This alternate proposal is also outlined in Schedule C.

2.                                       Requirement:  Design genotyping assays for single nucleotide polymorphisms (SNPs) at specified regions in the human genome.  The VENDOR is required to submit detailed information about assay design and success rates.

Response:  Genaissance’s assay design process is outlined in detail in Exhibit 2, Section B, Experience and in Exhibit 3, Section A, General Requirements, Subsection b, Genotyping.  A flowchart of Genaissance’s genotyping process, including assay design, is shown in Figure 1.  When using the Company’s proprietary SNPs, Genaissance has successfully converted >90% of the polymorphisms to functional validated assays.

3.                                       Requirement:  Perform the assays on samples provided by WSU.  The samples to be provided by WSU will be genomic DNA that has been amplified using the whole genome amplification (also known as the Primer Extension Preamplification; PEP) method.  The VENDOR should describe in detail the platform or platforms to be used for genotyping.

Response:  Genaissance has successfully performed genotyping using whole genome amplified DNA samples.  Genaissance does not expect to encounter difficulties inusing the WSU DNA samples.  A detailed discussion of the Company’s genotyping process is provided in Exhibit 2, Section B, Experience and in Exhibit 3, Section A, General Requirements, Subsection b., Genotyping.

4.                                       Requirement:  Input the genotyping data into database tables with a structure specified by WSU

Response:  Genaissance routinely reformats genotyping data to meet the needs of the customer.

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5.                                       Requirement:  Perform quality control with negative and positive controls as well as repeating a random subset (30%) of the assays.

Response:  As part of the Company’s SOPs, Genaissance validates all assays using a set of control samples, prior to putting the assays into production use.  Many of these control samples are also used on the production plate along with negative controls.  The assays to be repeated can either be randomly selected by Genaissance’s QA/QC officer or by the PRB investigators.

6.                                       Requirement:  Provide WSU with all the raw data (including gel images or other electronic data) as hard copies and in electronic format.

Response:  Genaissance uses the Sequenom MassARRAY™ platform as its primary high-throughput genotyping platform.  Because the SNP assays are highly multiplexed, the resulting MALDI-TOF spectra are highly complex and are not amenable to manual genotype calling.  Consequently, both Sequenom and Genaissance have written software to make the initial genotype calls and to perform the analysis of the data.  Due to the size of this project, while the final genotype data can be provided both as a hard copy and electronically, the raw spectra cannot be provided.  These spectra, however, would be available for inspection at Genaissance by the PRB investigators.

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Exhibit 4

Vendor Qualifications

From RFP: “You are requested to submit a summary of your General Experience, Organizational Experience Related to this RFP, Performance History, Pertinent Contracts and Grants.  This information should be provided in your Proposal under “Vendor Exhibit 4”, Vendor Qualifications.

1.                                       “General experience” is defined as general background, experience and qualifications of the offeror.  A discussion of proposed resources which can be devoted to the project may be appropriate.”

Response: Genaissance Pharmaceuticals, Inc. is seeking to create personalized medicines through the integration of gene variation into drug development.  The Company discovers inherited differences, or genomic markers, that exist in human genes.  Genaissance uses the Company’s technological capabilities and methods as well as its clinical genetic development skills to identify the genomic markers that appear to define a patient population that responds best to a medication and has a superior safety profile.  Genaissance markets its technology and predictive genomic markers to the pharmaceutical and biotechnology industries as a means to improve the development, marketing and prescribing of drugs.

The Genaissance HAP™ Technology consists of the following components:

•                  HAP™ Database, containing proprietary HAP™ Markers (SNPs and haplotypes) for over 7,000 genes;

•                  DecoGen® Informatics System, containing proprietary software for building haplotypes (HAP™ Builder) and for detecting associations between gene variation and clinical outcomes;

•                  HAP™ Typing Facility, a CLIA licensed genotyping facility that has generated >3 million genotypes; and

•                  Association Expertise, consisting of a high-throughput statistical analysis pipeline.

Genaissance has HAP™ Technology partnerships with six pharmaceutical and biotechnology companies: AstraZeneca, Biogen, Johnson & Johnson, Millennium, Pfizer, and Pharmacia.  In these collaborations and the Company’s internally funded STRENGTH (Statin Response Examined by Genetic HAP™ Markers) clinical trial, Genaissance has used the Company’s HAP™ Technology to identify statistically significant associations (p <0.05) between clinical outcomes and HAP™ Markers.  The STRENGTH clinical trial was a prospective, multi-center clinical trial with three parallel arms, each of which used one of three different statins (atorvastatin, Liptor®; pravastatin, Pravachol®; or simvastatin, Zōcor®).  Genaissance analyzed 176 candidate genes and identified HAP™ Markers that defined patient populations, which responded differently to the three statins.

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Genaissance, founded in April 1997, went public in August 2000 and is traded on the Nasdaq National Market under the symbol GNSC.  Genaissance occupies 78,000 square feet of space in Science Park in New Haven, Connecticut and currently has 105 employees.

Based on the proposed size of the project (4,000 DNA samples, 800 SNP assays and 30% repeat genotypes for QC purposes) and the proposed turnaround time of the project (20 weeks), Genaissance’s HAPTM Typing facility will devote [**]% of its capacity to the proposed project.

“2.                                 “Organizational experience” is defined as the accomplishment of work, either past or ongoing, which is comparable or related to the effort required by this RFP.  This includes overall offeror or corporate experience, BUT NOT the experience and/or past performance or individuals who are proposed as personnel involved with the Statement of Work in this RFP.”

Response: Genaissance discovers polymorphisms by sequencing genes in a panel consisting of 93 individuals from the Company’s Index Repository, and a chimpanzee and a gorilla.  The Genaissance HAP™ Factory, the name given to the Company’s sequencing facility, has 59 ABI Prism® DNA Analyzers.  To date, Genaissance has generated [**]sequence reads.  During the one-year period from March 31, 2001 through March 30, 2002, the Company generated [**] sequence reads, 83% of which met the Company’s stringent quality control criteria, i.e. a phred score ≥30.  The Company considers a DNA fragment to be completely sequenced if sequence information is obtained for at least 85% of the DNA samples.  Information was successfully generated for [**]% of the DNA fragments sequenced during this interval of time.  Failures were usually the result of primer pairs that did not amplify DNA fragments well or primers that yielded a mixture of amplimers.  To date, Genaissance has examined 7,287 genes in the Company’s HAP™ Factory, identified 134,142 SNPs and organized these SNPs into 137,208 haplotypes.  Genaissance recently published a paper describing the genetic diversity that the Company discovered in 313 genes (Stephens, J.C. et al. 2001. “Haplotype Variation and Linkage Disequilbrium in 313 Human Genes.” Science. 293: 489-493).

The Genaissance HAP™ Typing Facility, the name given by the Company to its genotyping facility, principally uses the Sequenom MassARRAY™ platform for high-throughput genotyping projects.  During the six-month period from October 1, 2001 through March 31, 2002, Genaissance generated >[**] million genotypes.  During the four most productive weeks in this period of time, more than [**] genotypes were generated.  During 2002, the facility generated approximately [**] million genotypes.  To date, the Company has generated a total of more than 3.0 million genotypes.  The current annual capacity of the Genaissance HAPTM Typing Facility is [**] million genotypes.  In the current genotyping process, generally 75% of the SNPs, for which assays are designed, become validated for production use.  The remaining 25% of SNPs, which failed a first attempt at assay development, are recycled for assay development, yielding similar success rates.  Essential, but recalcitrant SNPs, which fail two attempts for assay development on the Sequenom platform, are subjected to two additional assay development cycles on an alternate genotyping platform (Pyrosequencing and/or TaqMan®).  Using this procedure for assay development, the Company’s assay conversion rate for essential SNPs approaches 100%.  In a single pass of genotyping, these production-quality assays generate on

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average greater than 90% of the total possible data.  On a per project basis, greater than 95% of the total possible data is generated.

Between these two production facilities, Genaissance has performed high-throughput genotyping and sequencing projects for both internally and externally funded projects.  The Company has extensive experience in simultaneously managing the logistics of multiple large-scale projects, including sample handling, assay development, production, data collection, quality control, data analysis, data transmittal and reporting.  The HAP™ Typing Facility is CLIA licensed and follows GLP and GCP practices (21 CFR part 58), thus providing assurance for the production of the highest quality genotyping data.

“3.                                 “Performance history” is defined as meeting contract objectives within DELIVERY and PRICE SCHEDULES on efforts, either past or on-going, which is comparable or related to the efforts required by this RFP.”

Response: Genaissance is not permitted to discuss details of the contracts in place with AstraZeneca, Biogen, Johnson & Johnson, Millennium, Pfizer, Pharmacia, and Sciona.

“4.                                 “Pertinent contracts” is defined as a listing of each related contract completed within the last three years or currently in process.

Response: Genaissance currently has ongoing contracts with Biogen, Johnson & Johnson, Millennium, Pfizer, Pharmacia, and Sciona.  The Company completed the agreed upon work with AstraZeneca within the specified period of time.

“5.                                 “Pertinent grants” - list grants supported by the Government that involve similar or related work o (sic) that called for in this RFP.  Include the grant number, involved agency, names of the grant specialist and the Science Administrator, identification of the work, and when performed.”

Response: Not Applicable.

“6.                                 “Facilities” - provide a description of the facilities that the VENDOR proposes to use, in the performance of this contract.  The description should include a statement as to whether the facility meets P3 or P4 requirements.”

This proposed genotyping project will be performed in Genaissance’s 8,000 square foot CLIA licensed HAP™ Typing Facility (Centers for Medicare and Medicaid Services CLIA license: 07D0995237; Connecticut Department of Public Health CLIA license: CL-0633) and will follow CLIA, GLP and GCP laboratory standards.  Because Genaissance uses Epstein-Barr virus to create transformed cell lines, the Company’s Index Repository meets and follows Biosafety Level 2 guidelines.  All of Genaissance’s facilities follow applicable state and federal biosafety guidelines.

3

Exhibit 5

Small Business Subcontracting Plan

Genaissance meets the definition of a small business.  Genaissance has developed its proprietary HAP™ Technology, which uses specific reagents that are provided by a limited number of vendors.  To minimize costs, the Company does not accept contracts for any work that it cannot do by itself.  Hence, the Company does not have any partnering relationships with other firms.  In addition, Genaissance’s HAPTM Typing facility, the Company’s genotyping facility, is CLIA certified and, as such, is prevented from outsourcing any of its work.  All of the work in this proposed project would be done in the Company’s HAP™ Typing facility.  Hence, none of the work that would be done under this proposed project could be partnered with another company.

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Genaissance Confidential and Proprietary

Terms and Conditions

1.                                       General.  For purposes hereof:

Assay Data means the genotypes, haplotypes and related data generated by Genaissance from WSU patient samples as set forth in the “Proposal for Wayne State University in response to RFP - Genotyping” and dated January 9, 2003 (hereinafter “The Response”).

Client shall mean WSU.

Genaissance shall mean Genaissance Pharmaceuticals, Inc.

Services shall mean all genotyping and other services to be performed by Genaissance for Client as set forth in The Response.

Research Use means the use of Assay Data for research purposes only and specifically excludes use of Assay Data by Client to perform services for a third party other than PRB and any and all diagnostic, therapeutic or clinical uses.

These Terms and Conditions, all attached schedules and exhibits, if any, (collectively, the “Agreement”), will exclusively govern Genaissance’s provision of Services to Client.  Client’s acceptance of any quotation for Services is subject to and expressly limited by these Terms and Conditions.  These Terms and Conditions cannot be waived, modified or supplemented without the prior, express written consent of Genaissance.

2.                                       Services.  Genaissance will use reasonable commercial efforts to perform the Services described in The Response pursuant to the specifications and timeline set forth therein and subject to these Terms and Conditions and such other conditions as are specified in the Intellectual Property Addendum.

3.                                       Prices, Taxes, and Payment.  [**]

4.                                       Limited Warranty.  Other than as expressly set forth in these Terms and Conditions and the Schedules attached hereto, Genaissance makes no representations, warranties or guarantees regarding the Assay Data supplied by Genaissance to Client, or the use of, or the results of the use of such Assay Data, or the performance of the Services.  GENAISSANCE AND ITS SUPPLIERS DISCLAIM ALL OTHER WARRANTIES, WHETHER EXPRESSED OR IMPLIED, INCLUDING, WITHOUT LIMITATION, IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE, AND NONINFRINGEMENT.  Client’s exclusive remedy under Genaissance’s warranty is, at Genaissance’s sole option, a credit for or re-performance of the Services in question.  IN NO EVENT WILL GENAISSANCE OR ITS SUPPLIERS BE LIABLE FOR ANY CONSEQUENTIAL, INCIDENTAL, SPECIAL OR INDIRECT DAMAGES, INCLUDING WITHOUT LIMITATION, DAMAGES FOR LOSS OF PROFITS, BUSINESS INTERRUPTION, LOSS OF BUSINESS INFORMATION OR PROPERTY DAMAGE SUSTAINED BY CUSTOMER FROM THE USE OF OR INABILITY TO USE ANY ASSAY DATA, EVEN IF GENAISSANCE HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH

1

DAMAGES.  AS TO ANY GENAISSANCE LIABILITY NOT LEGALLY SUBJECT TO THE FOREGOING, GENAISSANCE’S MAXIMUM LIABILITY WILL NOT EXCEED THE AGGREGATE AMOUNT PAID BY CLIENT TO GENAISSANCE FOR THE SERVICES IN QUESTION.[**]

5.                                       Technical Advice.  At Client’s request, Genaissance may, but is not obligated to, furnish technical assistance, advice and information with respect to Assay Data in addition to the technical assistance, advice and information specified in The Response, if and to the extent that such advice, assistance and information is conveniently available.  Such information is provided [**], subject to the warranty disclaimers set forth in paragraph 6.[**]

6.                                       Intellectual Property; Secrecy.  Client represents and warrants that any information, technology, supplies, specifications, designs and materials it supplies to Genaissance to enable Genaissance to provide to Client any Services (collectively, “Client Information”) will not infringe the intellectual property rights of any third parties.  All intellectual property rights in the technology used to perform the Services will at all times remain vested in Genaissance.  Any proprietary know-how or other information disclosed by Client to Genaissance in connection with the provision of Services, as well as any Assay Data supplied to Client by Genaissance, other than HAPTM Markers, will remain the sole property of Client and will not be used or disclosed by Genaissance to any third party without Client’s prior written consent, except where such use or disclosure is necessary to properly carry out the provision of the Services in question or for Genaissance to practice any research license granted by WSU pursuant to Section 2 of the License Agreement Addendum.  Client will not use or disclose to any third party any confidential or proprietary information of Genaissance without Genaissance’s prior written consent, except as expressly authorized in these Terms and Conditions or the License Agreement Addendum.  The following types of information will not be subject to the foregoing secrecy provisions: (i) information which is or becomes publicly available; (ii) information which is lawfully obtained by the receiving party from a third party; and (iii) information which is required to be disclosed by a legal or regulatory authority.  Client acknowledges that Genaissance designs and performs genotyping assays and other services for third parties.  Client further acknowledges and agrees that Genaissance intends and is permitted to sell and otherwise commercialize to third parties such genotyping assays (with no obligation to Client) that may be utilized or generated as a result of or during the performance by Genaissance of Services other than the Assay Data.  This paragraph 6 will survive any termination or expiration of the Agreement.

7.                                       Limited License.  All Assay Data delivered hereunder are solely for research use.  Client is specifically not authorized to use any Assay Data for diagnostic or therapeutic purposes or as direct components in the manufacture or use of any diagnostic or therapeutic product, or to provide any services to any third party other than PRB for compensation.  No other right is intended or granted through the provision of any Services to Client by Genaissance.  Purchase by Client of Services does not include or carry any right of Customer to any Genaissance technology or intellectual property except as explicitly provided in the Intellectual Property Addendum.

8.                                       Indemnity.  Except where the claim, loss or liability (collectively, “Losses”) arises as a result of the gross negligence or willful misconduct of Genaissance, Client indemnifies Genaissance, its agents, employees, directors, affiliates and representatives (“Genaissance Indemnified Party”) from and against any Losses which may be incurred by an Genaissance Indemnified Party as a result of or arising in connection with (i) Client’s use or transfer to third

2

parties of any Assay Data and (ii) any alleged infringement by Client of the proprietary rights of a third party as a result of use of the Assay Data by Client or by any such transferee of Client.

9.                                       Insolvency.  In the event that Client becomes insolvent, bankrupt under applicable law or otherwise becomes unable to repay its debts, Genaissance may immediately terminate its provision of Services under these Terms and Conditions without notice in addition to any other rights or remedies available to Genaissance.

10.                                 Force Majeure.  Genaissance will not be liable for nonperformance of any of its obligations hereunder or to perform any Services to the extent that such performance is prevented, prohibited or delayed by any circumstance for reasons beyond its control including, without limitation, strikes, lock-outs or labor disputes, fire, flood, natural disaster, war, blockade, military operations, riot, civil commotion, plant breakdown, power outage, and computer or other equipment failure, provided that Genaissance completes the contract within a reasonable time after the circumstances are resolved.

11.                                 Agents.  No agent, employee or other representative has the right to modify or expand Genaissance’s standard warranty applicable to Services or to make any representations concerning Services other than those set forth in Genaissance’s marketing or technical literature.  Any such affirmation, representation or warranty, if made, should not be relied upon by Client and does not form a part of The Response or these Terms and Conditions.

12.                                 Modifications, Waiver.  These Terms and Conditions may be modified and any breach thereunder may be waived only by a writing signed by both Genaissance and Client.

13.                                 Assignment.  Client may not assign these Terms and Conditions or any of its rights to Services hereunder without the prior, express written consent of Genaissance.  Any change of control of Client shall be deemed to be an assignment.  Any assignment in violation hereof is void.

14.                                 Miscellaneous.  In the event that any provision of these Terms and Conditions or portion thereof is found to be illegal or unenforceable, it shall be construed without the unenforceable provision or portion thereof.

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[Attachment 5]

CONFIDENTIAL

ADDENDUM TO SCHEDULE C OF PROPOSAL

This Addendum is hereby incorporated by reference and made a part of the attached Schedule C agreed upon by Wayne State University (“Client”) and Genaissance Pharmaceuticals, Inc. (“Genaissance”).

1.                                      Assay Development Fee:

Total Number of Samples	Fee per SNP Assay Developed
Less than [**]	$	[**]
[**] – [**]	$	[**]
[**] – [**]	$	[**]
[**] – [**]	$	[**]
More than [**]	[**]

2.                                      Sample Delivery and Fee per Delivered Genotype:

WSU will send Genaissance DNA samples in 96-well plates or in 384-deep well plates.  Genaissance will perform the quality control testing described in Exhibit 3, Vendor Service Plan, Section A.1.a, 2nd paragraph.  Genaissance will perform genotyping assays on each sample in each plate, regardless of whether each sample passes the quality control criteria, but shall charge WSU only for delivered genotypes as follows.

If WSU sends Genaissance at least [**] samples, the base genotyping fee is $[**] per delivered genotype.  If WSU sends Genaissance less than [**] samples, the base genotyping fee is $[**] per delivered genotype.  These base genotyping fees are for a combination of certain numbers of DNA samples sent for genotyping with certain numbers of SNP assays.  In this way, the samples can be processed on Genaissance’s genotyping platform in the most efficient manner.  Thus, surcharges will apply if the number of SNP assays is less than [**] or if the number of DNA samples in any batch of samples (consisting of unique samples and any duplicates thereof) exceeds [**].  These surcharges are set forth below.

SNP Number Surcharge:

Total Number of SNP Assays	Surcharge per Delivered Genotype
[**]	[**]
[**] – [**]	$	[**]
[**] – [**]	$	[**]
[**] – [**]	$	[**]
[**] – [**]	$	[**]
[**] – [**]	$	[**]
[**] –[**]	$	[**]
[**] – [**]	$	[**]
[**] – [**]	$	[**]
Under [**]	$	[**]

Sample Size Surcharge:  Genaissance uses a 384-position format, in which [**] of the positions are occupied by samples and [**] of the positions are occupied by controls.  [**][**].

Number of Samples per Batch	Surcharge per Delivered Genotype
[**]	[**]
Excess of [**]	see below

For any batch of N samples (consisting of unique samples and any duplicate samples) that is [**], perform the following steps to determine the surcharge to be applied [**]:

•                  [**]

Example 1:  WSU requests that Genaissance genotype [**] DNA samples with [**] SNP assays.

•                  [**]

Example 2 (For illustrative purposes only):

The maximum price that WSU would pay for different numbers of DNA samples is shown below.  In each instance, the calculation assumed that: [**][**].

[**]	[**]	[**]	[**]	[**]	[**]	[**]

[**]	[**]	[**]	[**]	[**]	[**]	[**]

[**]	[**]	[**]	[**]	[**]	[**]	[**]

[**]	[**]	[**]	[**]	[**]	[**]	[**]

[**]	[**]	[**]	[**]	[**]	[**]	[**]

[**]	[**]	[**]	[**]	[**]	[**]	[**]

[**])

Agreed:

WAYNE STATE UNIVERSITY		GENAISSANCE PHARMACEUTICALS, INC.

By:	/s/ John L. Davis	By:	/s/Gerald F. Vovis
John L. Davis			Gerald F. Vovis, Ph.D.
Title:	Senior Vice President for	Title:	Executive VP & CTO
Finance and Administration
Date:		Date:	March 11, 2003

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[Attachment 6]

CONFIDENTIAL

ADDENDUM TO ADDENDUM 1 (TERMS AND CONDITIONS) OF PROPOSAL

This Addendum is hereby incorporated by reference and made a part of the attached Terms and Conditions agreed upon by Wayne State University (“Client”) and Genaissance Pharmaceuticals, Inc. (“Genaissance”).

[**]

“WSU agrees to pay Genaissance the price of Services as quoted by Genaissance in the Addendum to Schedule C for each genotype delivered.  Payment terms are [**].  All payments will be made in United States Dollars.  Client will pay any tax, duty, custom or other fee of any nature imposed upon this transaction by any federal, state, local or foreign government authority in addition to the price quoted or invoiced.  In the event that Genaissance is required to prepay any such tax or fee, all such fees will be prepaid by Genaissance and added to the invoice.  The parties acknowledge that Client is tax-exempt.”

[**]

“Termination.  In the event Client wishes to terminate Services provided by Genaissance hereunder, Client shall reimburse actual expenditures by Genaissance for all materials purchased by Genaissance specifically for performing Services, the results of which were not delivered to Client prior to the effective date of such termination, but in no event shall Client provide such reimbursement in excess of $[**].  In order to receive reimbursement under this Section 15, Genaissance must provide adequate documentation of any expenditure.  Any unused materials for which Client has provided reimbursement pursuant to this Section 15 shall become Client’s sole property immediately upon payment and shall be promptly delivered to Client by Genaissance, with due regard to the expiration of any time-sensitive material.”

[**]

“Dispute Resolution.  The parties hereby agree that they will attempt in good faith to resolve any controversy or claim arising out of or relating to this Agreement promptly by negotiations.  If a controversy or claim should arise hereunder, the matter shall be referred to an individual designated by the Chief Executive Officer (or the equivalent position) of Genaissance and an individual designated by the President (or the equivalent position) of WSU (the “Representatives”).  If the matter has not been resolved within [**] ([**]) days of the first meeting of the Representatives of the parties (which period may be extended by mutual agreement) concerning such matter, each party may pursue available legal or equitable remedies.”

Agreed:

WAYNE STATE UNIVERSITY		GENAISSANCE PHARMACEUTICALS, INC.

By:	/s/ John L. Davis	By:	/s/ Gerald F. Vovis

Title:	Senior Vice President for Finance and Administration	Title:	Executive VP & CTO

Date:	3/20/03	Date: March 11, 2003

FORM APPROVED:
3/17/03
Office of the General Counsel

[Attachment 7]

LICENSE AGREEMENT

This AGREEMENT (the “Agreement”) is made as of the 11 day of March 2003 (the “Effective Date”), by and between Genaissance Pharmaceuticals, Inc., with its principal place of business at Five Science Park, New Haven, CT 06511 (“Genaissance”), and Wayne State University, with offices at 5700 Cass Avenue, Suite 4200, A.A. B., Detroit, MI 48202 (“WSU”).  Genaissance and WSU are sometimes referred to herein as a party and collectively as the parties.

RECITALS

WHEREAS, WSU has a service contract with the Perinatology Research Branch (PRB) of the National Institute of Child Health and Human Development (NICHD) that includes the identification of genetic variants that predispose individuals to a normal or abnormal pregnancy outcome (the “PRB Contract”);

WHEREAS, Genaissance has expertise in integrating and applying population genomics and informatics to the identification of correlations between genetic variants and clinical phenotypes such as disease associations and drug response, which expertise includes its proprietary HAP™ Database of gene specific variants (“HAP™ Markers”, as hereinafter defined) and its proprietary DecoGen® Informatics System (as hereinafter defined), to assemble, process, search, manipulate, analyze, and correlate gene variants to clinical phenotypes;

WHEREAS, in support of the PRB Contract, WSU and Genaissance have concurrently herewith entered into a contract pursuant to which WSU will gain access to certain HAP Markers and to the DecoGen Informatics System, and pursuant to which Genaissance will provide genotyping services (the “Genotyping Contract);

WHEREAS, WSU is interested in obtaining a license to use the HAP Markers and DecoGen® Informatics System for certain research purposes; and Genaissance is willing to grant this license upon the terms and conditions set forth below.

NOW THEREFORE, in consideration of the premises and of the covenants herein contained, the parties hereto mutually agree as follows.

ARTICLE 1
DEFINITIONS

1.1                                 “Affiliate” Affiliate shall mean any corporation or other entity, which directly or indirectly controls, is controlled by or is under common control with a party to this Agreement.  A corporation or other entity shall be regarded as in control of another corporation or entity if it owns or directly or indirectly controls more than fifty percent (50%) of the outstanding voting stock or other ownership interest of the other corporation or entity, or if it possesses, directly or indirectly, the power to manage, direct or cause the direction of the management and policies of the corporation or other entity or the power to elect or appoint fifty percent (50%) or more of the members of the governing body of the corporation or other entity.  Any such other relationship as in fact results in actual control over the management, business and affairs of a corporation or other entity shall also be deemed to constitute control.

1.2                                 “Authorized Users” shall mean [**].

1.3                                 “Candidate Gene” shall mean a gene for which WSU requests Genaissance to provide genotyping services pursuant to the Genotyping Contract.

1.4                                 “Commercial Field of Use” shall mean the discovery, development, manufacture, marketing and selling of diagnostic products and therapeutic products.

1.5                                 “DecoGen® Informatics System” shall mean software and components thereof and any associated documentation, whether existing on the Installation Date or developed by Genaissance during the License Period, which is owned or controlled by Genaissance, or licensed (with the right to sublicense) to Genaissance, and which includes the DecoGen® Browser software and the DecoGen® DataManager software, with the features of these software products being further described in Exhibit A hereto.  The DecoGen Informatics System shall not include any Third Party software that WSU has independently of Genaissance licensed from a Third Party.

1.6                                 “Genaissance Know-How” shall mean any and all proprietary data, information, know-how, inventions, trade secrets, copyrights, regulatory submissions or other intellectual property of any kind, other than Genaissance Patent Rights, owned or controlled by Genaissance as of the effective date or during the term of this Agreement including, but without limitation, data on the sequence, frequency and distribution of HAP Markers in the HAP Focus™ Database.

1.7                                 “Genaissance Patent Rights” shall mean Patent Rights that are owned or controlled (with the right to grant licenses) by Genaissance that are directed to the DecoGen Informatics Platform or to HAP Markers in the HAP Focus Database, provided that Genaissance Patent Rights shall not include patents owned or controlled by Genaissance that are directed to an association between one or more HAP Markers and a specific phenotype, including but not limited to drug response or disease susceptibility.

1.8                                 “Genotype” shall mean an unphased 5’ to 3’ sequence of the two nucleotides found at one or more Polymorphic Sites on a pair of homologous chromosomes in an individual.

1.9                                 “HAP Focus™ Database” shall mean the database that (a) is initially installed by Genaissance at the WSU site specified in Exhibit B, and all updates thereof, and (b) contains the following information generated by Genaissance: (i) a gene structure for each of the Candidate Genes, (ii) the Polymorphisms identified in the Index Repository for those Candidate Genes used in the cohort comparison phase of the Genotyping Contract, (iii) the Genotypes, Haplotypes, and Haplotype Pairs identified in the PRB Patient Population for each Candidate Gene, and (iv) the frequencies of Genotypes, Haplotypes and Haplotype Pairs in the Index Repository and PRB Patient Population.

1.10                           “HAP™ Marker Association” shall mean an association that is (a) between a specific HAP Marker or combination of HAP Markers and a pregnancy outcome phenotype and (b) discovered solely by employees of WSU or others acting on behalf of WSU.

1.11                           “Haplotype” shall mean any phased 5’ to 3’ sequence of nucleotides present at a set of two or more Polymorphic Sites for a gene on a single chromosome.

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1.12                           “Haplotype Pair” shall mean the two Haplotypes found in a single individual for a particular set of two or more Polymorphic Sites.

1.13                           “HAP Marker” shall mean (a) any Polymorphism or Haplotype in the HAP Focus Database that is discovered by Genaissance in the Index Repository and not publicly known at the time of WSU’s use of such Polymorphism or Haplotype and (b) any Haplotype determined by Genaissance for a PRB patient sample that contains at least one Polymorphism that is in the HAP Focus Database and not publicly known at the time of WSU’s use of such Haplotype.

1.14                           “HAP Marker Data” shall mean any data (a) that relates to any Polymorphism or Haplotype that is in the HAP Focus Database, including but not limited to the frequency and ethnic distribution of Polymorphisms, Haplotypes and Haplotype Pairs in the Index Repository and (b) that is not publicly known at the time of WSU’s use of such data.

1.15                           “Index Repository” shall mean Genaissance’s proprietary collection of immortalized cell lines established from unrelated individuals from various geographical origins and from members of extended families.

1.16                           “Installation Date” shall mean the date that Genaissance installs, at the WSU site specified in Exhibit B, the DecoGen Informatics System and the initial version of the HAP Focus Database, such date to be a date mutually agreed upon by the parties after completion by Genaissance of the sequencing and quality control analysis of the Candidate Genes.

1.17                           “Patent Rights” shall mean (i) any United States or foreign patent application, (ii) any United States patent or foreign patent issuing from such patent application and (iii) any continuation, continuation-in-part (to the extent the claims in such continuation-in-part application are directed to subject matter specifically described in such prior patent application), divisional, reissue, re-examination, renewal, substitution, addition, extension, supplementary protection certificate or foreign counterpart thereof of any of the foregoing.

1.18                           “Polymorphic Site” or “PS” shall mean a specific position within a chromosome at which a Polymorphism is found in a population.

1.19                           “Polymorphism” means any alternative nucleotide or contiguous sequence of nucleotides found at a Polymorphic Site within a population including, but not limited to: (a) SNPs; (b) insertions and deletions of one or more nucleotides; (c) repeats of one or more nucleotides; and (d) restriction fragment length polymorphisms.

1.20                           “Positive Scientific Finding” shall mean a (a) statistically significant correlation (e.g., p <0.05) between a specific phenotype and one or more HAP Markers in one or more specific genes or (b) absence of a statistically significant correlation (e.g., p >0.05) between a specific phenotype and one or more HAP Markers in a specific gene for which a prior published report concluded that there was a correlation between the same phenotype and a Polymorphism or Haplotype in the same gene.

1.21                           “PRB Patient Population” shall mean the WSU/PRB patient samples sent to Genaissance for genotyping and haplotyping analysis pursuant to the Genotyping Contract.

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1.22                           “Research Field of Use” shall mean the performance by Authorized Users of research that directly relates to use or analysis of Genotypes, Haplotypes and HAP Marker Data in the HAP Focus Database solely for purposes of identifying correlations between genetic variants and pregnancy outcomes.

1.23                           “SNP” means a single nucleotide polymorphism.

1.24                           “Third Party” means any entity other than Genaissance or WSU.

ARTICLE 2
INTELLECTUAL PROPERTY

2.1                                 Ownership of Intellectual Property.

2.1.1                        HAP Markers.  Genaissance shall own all HAP Markers.

2.2                                 License rights granted to WSU by Genaissance.

2.2.1                        Research License to HAP Markers.  Subject to the terms of this Agreement, Genaissance shall grant WSU a [**]non-exclusive worldwide license[**] under Genaissance Patent Rights and Genaissance Know-How to use the HAP Markers in the HAP Focus Database solely in the Research Field of Use.

2.2.2                        Commercial License to HAP Markers in HAP Marker Associations.  Subject to the terms of this Agreement, Genaissance shall grant WSU a [**], non-exclusive worldwide license[**] under Genaissance Patent Rights and Genaissance Know-How to use any HAP Marker in a HAP Marker Association solely in the Commercial Field of Use.

2.2.3                        Research License to the HAP Focus Database and DecoGen Informatics System.  Subject to the terms of this Agreement, Genaissance shall grant WSU a [**]non-exclusive, non-transferable license, under Genaissance Patent Rights and Genaissance Know-How, to use the HAP Focus Database and the DecoGen Informatics System, each in machine-readable object code only, at the single site specified in Exhibit B solely in the Research Field of Use.  In consideration of this license, WSU shall pay Genaissance [**]dollars ($[**]), which shall be due and payable within [**].

2.2.4                        Installation, Training, Support and Updates.  Genaissance shall install the DecoGen Informatics System and the initial version of the HAP Focus Database at the site specified in Exhibit B on the Installation Date.  The installation and timing of the DecoGen license will be initiated no more than [**] weeks nor less than [**] prior to the time the first set of data will be delivered pursuant to the Genotyping Contract.  Genaissance will provide [**] of on-site training, installation documentation and a user manual at that site.  For a period of [**] after the Installation Date, Genaissance will also provide (a) technical support via phone and email to Authorized Users between the hours of 8:30 A.M. and 5:30 P.M. (Eastern Standard Time) Mondays through Fridays, except when Genaissance is officially closed (e.g., for holidays or weather emergencies) and (b) any updates to the HAP Focus Database on a monthly basis and any updates to the DecoGen Informatics System on a quarterly basis.  After the end of such [**] period, WSU may elect to obtain, on a consecutive annual basis, the right to receive

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technical support and updates to the HAP Focus Database and DecoGen Informatics System at the same frequency provided to other Genaissance customers by paying Genaissance the standard commercial price offered by Genaissance for such support and updates at the time of each such annual election.

2.2.5                        For purposes of this subsection 2.2.5, the HAP Focus Database and the DecoGen Informatics System shall be referred to as the “Licensed Software”.  WSU’s use of the Licensed Software shall be subject to the following conditions:

(a)                                  To the extent that the Licensed Software incorporates or requires the use of any commercially available operating system software that is licensed by Genaissance from a Third Party as described in Exhibit A and as notified to WSU, as may be supplemented from time to time, WSU shall be responsible for obtaining any necessary license and paying all fees and charges associated with WSU’s use of any such Third Party software;

(b)                                 WSU agrees to use the Licensed Software in accordance with the terms and conditions of this Agreement and not to use the Licensed Software for processing data for Third Parties or to make Licensed Software available to Third Parties;

(c)                                  WSU may make one (1) copy of the Licensed Software solely for archival or back-up purposes;

(d)                                 WSU agrees to allow only Authorized Users to use or access the Licensed Software and further agrees to establish reasonable security measures to prevent copies of the software product(s) from being made available to Third Parties;

(e)                                  Except with the express written permission of Genaissance, WSU agrees that it will not attempt to reverse engineer, reverse compile or otherwise obtain access to the source code of the Licensed Software; and

(f)                                    WSU may not adapt or modify the Licensed Software without the express written permission of Genaissance.

2.2.6                        Access for Collaborators and Subcontractors.  The parties agree that WSU may provide access to any Genaissance Know-How and/or Genaissance Patent Rights licensed to WSU under this Section 2.2 to collaborators and/or subcontractors of WSU.  Such access shall not be granted until such collaborator or subcontractor agrees in writing to be bound by the confidentiality, nondisclosure and publication provisions of Article 3.  WSU shall promptly provide Genaissance with a copy of the agreement with each such collaborator or subcontractor.

2.3                                 No Grant of Other Technology or Patent Rights.  Except as otherwise expressly provided in this Agreement, under no circumstances shall a party hereto, as a result of this Agreement, obtain any ownership interest in or other right to any technology, know-how, patents, patent applications, data, products, or biological materials of the other party, including items owned, controlled or developed by the other party, or transferred by the other party to said party, at any time pursuant to this Agreement.

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ARTICLE 3
CONFIDENTIALITY AND NONDISCLOSURE

3.1                                 For purposes of this Agreement, the term “Confidential Information” will mean any and all data, know-how, technical and non-technical materials which one party may deliver or disclose in writing to the other party pursuant to this Agreement, that is marked “Confidential,” and all oral material which one party declares to be confidential and confirms such declaration in writing within [**] ([**]) days of disclosure.  Confidential Information of Genaissance includes but is not limited to HAP Markers and HAP Marker Data.  Confidential Information of WSU includes but is not limited to the list of candidate genes and all data and results generated by Genaissance pursuant to the Genotyping Contract.

3.2                                 Confidentiality and Nonuse Obligations.  Except as otherwise provided in this Section 3, during the term of this Agreement and for a period of [**] ([**]) years thereafter, each party agrees to maintain the other party’s Confidential Information in confidence with the same degree of care it holds its own confidential information and agrees to use the other party’s Information solely for the purposes specifically authorized under this Agreement.  Notwithstanding the foregoing [**] ([**]) year period, WSU shall not disclose to any Third Party any HAP Marker unless and until such HAP Marker [**]becomes public knowledge [**] (b) [**].

3.3                                 Exceptions to Confidentiality.  The receiving party’s obligation of non-disclosure and the limitations upon the right to use the disclosing party’s Confidential Information will not apply to the extent that the receiving party can demonstrate by its written records that the Confidential Information: (a) was in its possession prior to the time of disclosure by the disclosing party; (b) is or becomes public knowledge through no fault or omission of the receiving party; (c) is obtained by the receiving party from a Third Party under no obligation of confidentiality to the disclosing party; (d) is required to be disclosed by the receiving party pursuant to an order or demand issued by a court or governmental agency or as otherwise required by law; provided, however, that the receiving party notifies the disclosing party prior to disclosure, giving such disclosing party sufficient advance notice to permit it to seek a protective order or other similar order with respect to such Confidential Information and provided, further, that the receiving party furnishes only that portion of the Information which it is advised by counsel is legally required whether or not a protective order or other similar order is obtained by the disclosing party; or (e) where the receiving party reasonably believes such disclosure is reasonably necessary or appropriate to fulfill its obligations or exercise its rights under this Agreement, with such disclosure being limited to (i) consultants, collaborators, and clinical investigators, on a need-to-know basis and on condition that such entities or persons agree to keep the Confidential Information confidential for the same time periods and to the same extent as such party is required to keep the Confidential Information confidential and (ii) government or other regulatory authorities to the extent that such disclosure is reasonably necessary to obtain patents or authorizations to conduct clinical trials of, and to commercially market, products.

3.4                                 Publication.

(a)                                  General restrictions.  Any party may publish or present data and/or results generated utilizing the HAP Markers or HAP Focus Database, provided, that in the event

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that a party desires to publish or present any Confidential Information of another party, then the proposed disclosure shall be subject to the prior review by the other party solely to determine (i) whether the proposed disclosure contains the Confidential Information of the other party or (ii) whether the information contained in the proposed disclosure should be the subject of a patent application prior to such disclosure.  Each party shall provide the other party with the opportunity to review any proposed abstract, manuscript or presentation which discloses Confidential Information of the other party by delivering a copy thereof to the other party no less than [**] ([**]) days before its intended submission for publication or presentation.  The other party shall have [**] ([**]) days from its receipt of any such abstract, manuscript or presentation in which to notify the party in writing of any specific objections to the disclosure, based on either the need to seek patent protection or concern regarding the specific disclosure of the Confidential Information of such party.  In the event a party objects to the disclosure, the other party agrees not to submit the publication or make the presentation containing the objected-to information until the party is given a reasonable additional period of time (not to exceed an additional [**] ([**]) days) to seek patent protection for any material in the disclosure which it believes is patentable or, in the case of Confidential Information, to allow the publishing party to delete any Confidential Information of the other party from the proposed disclosure.  Each party agrees to delete from the proposed disclosure any Confidential Information of the other party upon request.  For the avoidance of doubt, this section shall not place any restrictions on the freedom of WSU (or collaborators and subcontractors authorized under section 2.2.6) to publish anything related to any Polymorphism or Haplotype that is publicly known or discovered by WSU (or collaborators and subcontractors authorized under section 2.2.6) independently of use of the HAP Focus Database or the DecoGen Informatics System.

(b)                                 Exceptions to General Restrictions.  Notwithstanding subsection (a) of this Section 3.4, Genaissance shall not require WSU or collaborators and subcontractors authorized under section 2.2.6 to remove HAP Markers and related HAP Marker Data from any proposed disclosure if (a) [**](b) [**] or (c) the HAP Markers or related HAP Marker Data have become publicly known prior to the proposed disclosure.  In addition, Genaissance shall not require WSU or collaborators and subcontractors authorized under section 2.2.6 to remove from any proposed disclosure the number and population frequency of HAP Markers in the HAP Focus Database that were analyzed in generating the results described in such disclosure.

ARTICLE 4
REPRESENTATIONS AND WARRANTIES

4.1                                 Representations, Warranties and Covenants of Genaissance.  Genaissance represents and warrants to and covenants with WSU that:

(a)                                  Genaissance has the legal right, authority and power to enter into this Agreement, and to extend the rights and licenses granted to WSU in this Agreement;

(b)                                 Genaissance has taken all necessary action to authorize the execution, delivery and performance of this Agreement;

(c)                                  upon the execution and delivery of this Agreement, this Agreement shall constitute a valid and binding obligation of Genaissance enforceable in accordance with its

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terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

(d)                                 the performance of its obligations under this Agreement will not conflict with its charter documents or result in a breach of any agreements, contracts or other arrangements to which it is a party; and

(e)                                  Genaissance will not after the Effective Date enter into any agreements, contracts or other arrangements that would be inconsistent with its obligations under this Agreement.

4.2                                 Representations, Warranties and Covenants of WSU.  WSU represents and warrants to and covenant with Genaissance that:

(a)                                  WSU has the legal right, authority and power to enter into this Agreement;

(b)                                 WSU has taken all necessary action to authorize the execution, delivery and performance of this Agreement;

(c)                                  upon the execution and delivery of this Agreement, this Agreement shall constitute a valid and binding obligation of WSU enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

(d)                                 the performance of its obligations under this Agreement will not conflict with WSU’s charter documents or result in a breach of any agreements, contracts or other arrangements to which it is a party; and

(e)                                  WSU will not after the Effective Date enter into any agreements, contracts or other arrangements that would be inconsistent with its obligations under this Agreement.

4.3                                 Warranty Disclaimer.  EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT, GENAISSANCE DOES NOT MAKE ANY WARRANTY WITH RESPECT TO THE HAP MARKERS, PATENT RIGHTS, GOODS, SERVICES OR OTHER SUBJECT MATTER OF THIS AGREEMENT AND HEREBY DISCLAIMS WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NONINFRINGEMENT WITH RESPECT TO ANY AND ALL OF THE FOREGOING.  IN ADDITION, WSU ACKNOWLEDGES THAT THE ACQUISITION OR USE OF THE HAP MARKERS MAY BE COVERED BY PATENT RIGHTS OF THIRD PARTIES.  GENAISSANCE MAKES NO REPRESENTATION OR WARRANTIES WITH RESPECT TO WSU’S USE OF THE INFORMATION TO BE PROVIDED TO IT HEREUNDER.

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4.4                                 Limited Liability.  NOTWITHSTANDING ANYTHING ELSE IN THIS AGREEMENT OR OTHERWISE TO THE CONTRARY, THE PARTIES SHALL NOT BE LIABLE TO EACH OTHER WITH RESPECT TO ANY SUBJECT MATTER OF THIS AGREEMENT UNDER ANY CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHER LEGAL OR EQUITABLE THEORY FOR (I) ANY PUNITIVE, EXEMPLARY, INCIDENTAL OR CONSEQUENTIAL DAMAGES OR LOST PROFITS OR (II) COST OF PROCUREMENT OF SUBSTITUTE GOODS, TECHNOLOGY OR SERVICES.

ARTICLE 5
EXPIRATION AND TERMINATION

5.1                                 Term of Agreement.  Unless this Agreement is sooner terminated in accordance with the provisions of this Article 5, the “Term” of this Agreement shall commence on the Effective Date and expire three (3) years after the Effective Date.  Genaissance may terminate this Agreement if WSU terminates the Genotyping Contract for any reason other than breach of Genaissance in performing its obligations thereunder.

5.2                                 Events of Default.  An Event of Default shall have occurred upon the occurrence of a material breach of this Agreement if the breaching party fails to remedy such breach within [**] ([**]) days after written notice thereof by the non-breaching party.

5.3                                 Effect of an Event of Default.

5.3.1                        Remedies Available to Genaissance.  In the event that an Event of Default occurs relating to WSU and WSU fails to cure such default during any applicable cure period, Genaissance shall have the right, at its option exercisable in its sole discretion, in addition to any other rights or remedies available to it at law or in equity, to terminate WSU’s rights under this Agreement upon notice thereof to WSU, in which case (i) the licenses and option granted to WSU pursuant to Article 2 shall terminate and (ii) WSU shall destroy all copies of the HAP Focus Database and DecoGen Informatics Platform that are in its possession and shall provide Genaissance with written notice of the completion of such destruction.

5.3.2                        Remedies Available to WSU.  In the event that an Event of Default occurs relating to Genaissance and Genaissance fails to cure such default within the applicable cure period, then WSU shall have the right, at its option exercisable in its sole discretion, to seek any rights or remedies available to it at law or in equity, subject to the limitations set forth in Section 4.4 hereof or any applicable provisions of the Genotyping Contract.

5.4                                 Effect of Expiration or Termination of Agreement.  The expiration or termination of this Agreement shall not relieve the parties of any obligation accruing prior to such expiration or termination.  The provisions of Sections 2.1, 2.2, 2.3, and of Articles 3 and 4 hereof shall survive the expiration or termination of this Agreement.

ARTICLE 6
MISCELLANEOUS

6.1                                 Dispute Resolution.  The parties hereby agree that they will attempt in good faith to resolve any controversy or claim arising out of or relating to this Agreement promptly by

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negotiations.  If a controversy or claim should arise hereunder, the matter shall be referred to an individual designated by the Chief Executive Officer (or the equivalent position) of Genaissance and an individual designated by the President (or the equivalent position) of WSU (the “Representatives”).  If the matter has not been resolved within [**] ([**]) days of the first meeting of the Representatives of the parties (which period may be extended by mutual agreement) concerning such matter, each party may pursue available legal or equitable remedies.

6.2                                 Force Majeure.  Neither party shall be held liable or responsible to the other party nor be deemed to have defaulted under or breached this Agreement for failure or delay in fulfilling or performing any term of this Agreement when such failure or delay is caused by or results from causes beyond the reasonable control of the affected party, including but not limited to fire, floods, embargoes, war, acts of war (whether war is declared or not), insurrections, riots, civil commotions, strikes, lockouts or other labor disturbances, acts of God or acts, omissions or delays in acting by any governmental authority or the other party; provided, however, that the party so affected shall use reasonable commercial efforts to avoid or remove such causes of nonperformance, and shall continue performance hereunder with reasonable dispatch whenever such causes are removed.  Either party shall provide the other party with prompt written notice of any delay or failure to perform that occurs by reason of force majeure.  The parties shall mutually seek a resolution of the delay or the failure to perform as noted above.

6.3                                 Assignment.  This Agreement may not be assigned or otherwise transferred by either party without the prior written consent of the other party, such consent not to be unreasonably withheld or delayed; provided, however, that Genaissance may, without such consent, assign its rights and obligations under this Agreement (i) to any Affiliate, or (ii) in connection with a merger, consolidation or sale of substantially all of its assets to an unrelated Third Party; provided, however, that Genaissance’s rights and obligations under this Agreement shall be assumed by its successor in interest in any such transaction and shall not be transferred separate from all or substantially all of its other business assets, including those business assets that are the subject of this Agreement.  Any purported assignment in violation of the preceding sentence shall be void.  Any permitted assignee shall assume all obligations of its assignor under this Agreement.

6.4                                 Severability.  Each party hereby agrees that it does not intend to violate any public policy, statutory or common laws, rules, regulations, treaty or decision of any government agency or executive body thereof of any country or community or association of countries.  Should one or more provisions of this Agreement be or become invalid, the parties hereto shall substitute, by mutual consent, valid provisions for such invalid provisions which valid provisions in their economic effect are sufficiently similar to the invalid provisions that it can be reasonably assumed that the parties would have entered into this Agreement with such valid provisions.  In case such valid provisions cannot be agreed upon, the invalidity of one or several provisions of this Agreement shall not affect the validity of this Agreement as a whole, unless the invalid provisions are of such essential importance to this Agreement that it is to be reasonably assumed that the parties would not have entered into this Agreement without the invalid provisions.

6.5                                 Notices.  Any consent, notice or report required or permitted to be given or made under this Agreement by one of the parties hereto to the other shall be in writing, delivered personally or by facsimile (and promptly confirmed by telephone, personal delivery or courier)

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or courier, postage prepaid (where applicable), addressed to such other party at its address indicated below, or to such other address as the addressee shall have last furnished in writing to the addressor and shall be effective upon receipt by the addressee.

6.6                                 If to Genaissance:                                                 Genaissance Pharmaceuticals, Inc.

Five Science Park
New Haven, Connecticut 06511
Attention: Chief Executive Officer
Telephone: (203) 773-1450
Facsimile: (203) 562-9377

If to WSU:                                                                                     Joan Gossman

Director of Purchasing
5700 Cass Avenue
Suite 4200
Detroit, MI 48202

6.7                                 Applicable Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Michigan, without giving effect to the choice of laws provisions thereof.

6.8                                 Entire Agreement.  This Agreement, together with any exhibits hereto, contains the entire understanding of the parties with respect to the subject matter hereof.  All express or implied agreements and understandings, either oral or written, heretofore made are expressly merged in and made a part of this Agreement.  This Agreement may be amended, or any term hereof modified, only by a written instrument duly executed by both parties hereto.

6.9                                 Publicity.  Except as required by law, Genaissance and WSU each agree not to disclose the terms or conditions of this Agreement to any Third Party without the prior written consent of the other party, which shall not be withheld unreasonably.  Use of each other’s names requires prior consent.

6.10                           Headings.  The captions to the several Articles and Sections hereof are not a part of this Agreement, but are merely guides or labels to assist in locating and reading the several Articles and Sections hereof

6.11                           No Partnership.  It is expressly agreed that the relationship between Genaissance and WSU shall not constitute a partnership, joint venture or agency.  None of the parties shall have the authority to make any statements, representations or commitments of any kind, or to take any action, which shall be binding on any other party, without the prior consent of such party to do so.

6.12                           Waiver.  The waiver by a party hereto of any right hereunder or the failure to perform or of a breach by one of the other parties shall not be deemed a waiver of any other right hereunder or of any other breach or failure by said other party whether of a similar nature or otherwise.

6.13                           Counterparts.  This Agreement may be executed in two counterparts, each of

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which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Remainder of page intentionally left blank.]

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IN WITNESS WHEREOF, the parties have caused their duly authorized officer to execute and deliver this Agreement as of the date first set forth above.

GENAISSANCE PHARMACEUTICALS, INC.

By:	/s/ Gerald F. Vovis

Name: Gerald F. Vovis, Ph.D.

Title: Executive Vice President and Chief Technology Officer

WAYNE STATE UNIVERSITY

By:	/s/ John L. Davis

Name: John L. Davis

Title: Senior Vice President for Finance and Administration

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Exhibit A

Deployment Specifications for DecoGen Informatics System

1.                                      Database Configuration

•                                          Software: Oracle[**] Edition, typical install, and [**] applied.

Hardware Requirements: For [**]

•                                          Memory: [**]GB, depending on number of users.  Genaissance has [**]GB to support [**] instances and around [**] users.

•                                          SWAP Space: [**].

•                                          CD-ROM Device: [**]s.

•                                          CPU: [**]

Disk Space Requirements:

•                                          Oracle Software: around [**]GB ([**]Edition)

•                                          Database: for the data volume of [**], the database size would be [**]GB.  For best database performance, we would [**].

Operating System Software Requirements

•                                          Operating System: [**]

•                                          [**]

2.                                      Application (File) Server Configuration:

•                                          [**]

3.                                      SAS Server Configuration:

Detailed SAS server requirements:

•                                          SAS Version: SAS Software 8.2 release on NT or Windows 2000 server.

•                                          SAS Software 8.2 required components/modules must include SAS/BASE, SAS/STAT, SAS/CONNECT, SAS/IntraNet.

4.                                      End-User Client Computer Configuration:

The standard computer configuration we recommend is:

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•                                          CPU: [**];

•                                          Memory: [**];

•                                          Hard disk: [**];

•                                          Operating System: Window [**]

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Exhibit B

Installation Site for DecoGen Informatics System and HAP Focus Database

Wayne State University

[**]Detroit, MI 48201

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[Attachment 8]

ADDENDUM 3 TO PROPOSAL, ADDITIONAL SERVICES

I.              Comparison of Cohorts

A.            Description of Service.  The objective of this service is to confirm that SNPs discovered in Genaissance’s Index Repository are relevant to the [**]cohort to be studied in the project with Wayne State University.  [**]Genaissance will sequence [**]DNA fragments from gene regions in [**] unrelated [**] individuals from the patient cohort that is to be studied in the genotyping project.  These [**] fragments will be chosen from autosomal genes on the list of candidate genes.  The criteria for selecting the [**] DNA fragments will be the following.  The DNA fragment must have [**]SNPs whose minor allele was seen [**].  In addition, these SNPs must have a minor allele frequency (MAF) >5[**]in [**].

The relevance of [**].  Genaissance has compared different samples of individuals, such as the patients in the Company’s STRENGTH clinical trial with the individuals in the Company’s IR.  The results of such comparisons are that the high frequency SNPs, i.e. those with a MAF >5%, are usually observed in both samples.  For instance, of 1,027 SNPs observed in the 21 unrelated Caucasians from the IR, 991 (96%) were also observed in the 590 Caucasians in the STRENGTH cohort.

The [**] fragments to be sequenced should be sufficient to demonstrate that the SNPs discovered by Genaissance in its IR can be used to capture the haplotype diversity that is present in the [**]cohort.  Genaissance does expect that the sequencing of these [**]fragments will identify some novel SNPs that are present in the [**] cohort.  However, the Company does not expect that a significant number will be present in the [**] cohort at a high frequency.  In addition, the [**]autosomal DNA fragments, which should yield at least [**]SNPs genotyped on [**]individuals, will provide sufficient information to establish a protocol to select SNPs for the genotyping project.  That is, [**], should be the criterion used for determining whether to genotype that SNP in the [**] cohort.

B.            Service Fee.  [**]

II.            Sequence Finishing and Quality Control Analysis of Candidate Genes

A.            Description of Service.  The objective of this service is to ensure that all candidate genes (approximately 200) in the HAP Database have an up to date genomic structure and that the sequencing analysis of these genes meets Genaissance’s standards, as defined in Attachment A to this Addendum 3.  [**]Genaissance will check the genomic structure recorded in the HAP Database for each of the candidate genes against the latest publicly available information and make any necessary adjustments to the genomic structures in the HAP Database.  Genaissance will then sequence those fragments that are necessary to bring the genes up to the standards set forth in Attachment A.

C.            Service Fee.  [**]

Attachment A

Gene Sequencing Standards

The current procedure for discovering HAP Markers for a gene is to sequence, from the Index Repository, ninety-three (93) individual samples of human genomic DNA, one sample of chimpanzee genomic DNA and one sample of gorilla genomic DNA.  The genomic regions of each gene, which are targeted for sequencing, are as follows.

(i)            “Exons” shall mean the genomic DNA segments of a gene whose sequence information is translated into the protein product of that gene.  The goal is to obtain sequence information for all Exons of a gene.

(ii)           “Exon/Intron Junction” shall mean the junctions between the Exons and the Introns in genomic DNA.  Beginning with the initiation codon at one end of a gene and ending with the termination codon at the other end of a gene, the goal is to obtain sequence information for each Exon/Intron Junction within this genomic region.

(iii)          “Introns” shall mean the genomic DNA segments of a gene, which are located between Exons.  Beginning with the initiation codon at one end of a gene and ending with the termination codon at the other end of a gene, the goal is to obtain a minimum of ten (10) to twenty (20) bases and a maximum of one hundred (100) bases of sequence information from the Exon/Intron Junction into the Intron for every Intron within this genomic region.

(iv)          “Promoter” shall mean the genomic region that is immediately upstream of the transcription start site of the gene.  The goal is to obtain sequence information for up to one (1) thousand bases of the Promoter.

(v)           “Three-Prime Untranslated Region” shall mean the genomic region immediately downstream from the termination codon of a gene.  The goal is to obtain sequence information for at least one hundred (100) bases of the Three-Prime Untranslated Region downstream of the termination codon.

Specific genomic sequence information is required to meet the goals outlined in (i) through (v) above.  If genomic sequence information is available for a majority of these regions, even if the available genomic sequence information is not sufficient to meet all of the goals in (i) through (v) above, a gene will still be queued for HAP Marker discovery.

Once a gene is completely sequenced, HAP Markers will be constructed for that gene and placed into the HAP Database.  A gene shall be considered completely sequenced if sequence information is obtained for at least [**] ([**]) of the regions targeted for sequencing.  A specific region targeted for sequencing within a gene shall be considered completely sequenced if sequence information is obtained for at least [**].

If a gene is not completely sequenced after each fragment targeted for sequencing has been attempted once, each of the failed fragments will be resequenced using redesigned

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amplification/sequencing primers.  However, the presence of runs of guanine and cytosine, secondary structure or errors in publicly available sequence information may prevent the generation of sufficient sequence information for that gene to be considered completely sequenced.  Thus, if the gene does not meet the completely sequenced criteria after the above resequencing step, HAP Markers will be constructed for that gene and placed into the HAP Database.

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[Attachment 9]

WSU PROJECT SEQ TRACKING

Confidential and Proprietary, GPI

1	2	3	4	5	6	7	8	9	10	11	12	13	14	15	16	17	18	19	20	21	22	23	24

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3	4	1	2	3	4	1	2	3	4	1	2	3	4	5	1	2	3	4	1	2	3	4

Project Assumptions:	1.	[**]
	2.	[**]
	3.	[**]
	4.	[**]
	5.	[**]
	6.	[**]

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[Attachment 10]

WSU PROJECT TRACKING

GENAISSANCE PHARMACEUTICALS, INC.                          Confidential and Proprietary

1	2	3	4	5	6	7	8	9	10	11	12	13	14	15	16	17	18	19	20	21	22	23	24	25	26	27	28
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Project Assumptions:	1.	[**]
	2.	[**]
	3.	[**]
	4.	[**]
	5.	[**]

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[Attachment 11]

Contact:

Gerald F. Vovis, Ph.D.	Rhonda Chiger (investors)
Executive Vice President & Chief Technology Officer	Rx Communications
Genaissance Pharmaceuticals, Inc.	917.322.2569
203.786.3423	rchiger@RxIR.com
j.vovis@genaissance.com

Not For Immediate Release

Genaissance Pharmaceuticals Signs Agreement with Wayne State University to
Support the NIH’s Perinatology Research Branch

New Haven, CT, March XX, 2003 - Genaissance Pharmaceuticals, Inc. (Nasdaq: GNSC) today announced that it has signed an agreement with Wayne State University (WSU) to support WSU’s research contract with the National Institute of Child Health and Human Development’s Perinatology Research Branch (PRB), which is located at the WSU School of Medicine in Detroit, Michigan.  Under the agreement, WSU will gain access to specific HAP™ Markers and obtain a limited license to use the Company’s DecoGen® Informatics System.  Genaissance will develop assays for the selected HAP™ Markers and provide high-throughput genotyping on clinical samples provided by WSU and the PRB.  Genaissance will receive a license fee and other payments from WSU.

“We are delighted to enter into an agreement with WSU, which is working with the PRB to address important healthcare issues of adverse pregnancy outcomes,” said Gerald F. Vovis, Ph.D., Executive Vice President and Chief Technology Officer of Genaissance Pharmaceuticals.  “This is our first major agreement in the public sector and reinforces the utility of our HAP™ Technology for helping to detect associations between clinical outcomes and genetic variation.”

About Genaissance:

Genaissance Pharmaceuticals, Inc is a world leader in the discovery and use of human gene variation for the development of personalized medicines.  The Company markets its technology and clinical development skills to the pharmaceutical industry as a complete solution for improving the development, marketing and prescribing of drugs.  Genaissance has agreements with eight major pharmaceutical, diagnostic and biotechnology companies:  AstraZeneca, Bayer, BD (Becton, Dickinson and Company), Biogen, Johnson & Johnson PRD, Millennium, Pfizer and Pharmacia.  Genaissance is located in Science Park in New Haven, Connecticut.

About Wayne State University:

With more than 1,000 medical students, WSU is among the nation’s largest medical schools.  Together with its clinical partner the Detroit Medical Center, the school is a leader in patient care and medical research in a number of areas, including cancer, genetics, the neurosciences and women’s and children’s health.

This press release contains forward-looking statements, including statements about the ability of Genaissance to apply its technologies to the development, marketing and prescribing of drugs and to detect associations between clinical outcomes and genetic variation.  Such statements are subject to certain factors, risks and uncertainties that may cause actual results, events and performance to differ materially from those referred to in such statements, including, but not limited to, the extent to which genetic markers (haplotypes) are predictive of clinical outcomes and drug efficacy and safety, the attraction of new business and strategic partners, the adoption of our technologies by the pharmaceutical industry, the timing and success of clinical trials, competition from pharmaceutical, biotechnology and diagnostics companies, the strength of our intellectual property rights and those risks identified in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March  7, 2002 and our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2002, June 30, 2002 and September 30, 2002 as filed with the Securities and Exchange Commission on May 14, 2002, August 14, 2002 and November 14, 2002, respectively.  The forward-looking statements contained herein represent the judgment of Genaissance as of the date of this release.  Genaissance disclaims any obligation to update any forward-looking statement.

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